CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND REPLACED WITH “[…***…]” BECAUSE IT IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.3

PURCHASE, ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT
between
BLOOM ENERGY CORPORATION
as Contractor
and
RAD 2021 BLOOM ESA FUND I, LLC,
RAD 2021 BLOOM ESA FUND II, LLC,
RAD 2021 BLOOM ESA FUND III, LLC,
RAD 2021 BLOOM ESA FUND IV, LLC, and
RAD 2021 BLOOM ESA FUND V, LLC
as Buyers
and
solely for purposes of Sections 5.10, 6.01(d), 6.02(I), 7.01(d), 10.04(b), 10.04(c) and 10.04(d),
RAD BLOOM PROJECT HOLDCO LLC
dated as of June 25, 2021

SCHEDULES
Schedule 1A –    Project Criteria
Schedule 1B –    Portfolio Credit Criteria
Schedule 2 –     Scheduled Projects
Schedule 3 –    Work
Schedule 4 –    Milestones
Schedule 5 –    Commissioning Procedures
Schedule 6 –     Insurance
Schedule 7 –     Ancillary Module Prices
Schedule 8 –     Notice Information
Schedule 9 –    Non-Scheduled Projects
Schedule 10 –     […***…]

EXHIBITS
Exhibit A –     Form of Project Package
Exhibit B –    Form of Assignment Agreement
Exhibit C –    Form of Milestone Certificate
Exhibit D –     Form of Bill of Sale
Exhibit E –     Form of COD Package
Exhibit F –     Form of Transfer Agreement
Exhibit G –    Form of Mechanical Completion Certificate
Exhibit H –     Form of Resignation and Release
Exhibit I-1 –     Form of Independent Engineer Certificate (Deposit Milestone)
Exhibit I-2 –     Form of Independent Engineer Certificate (Delivery Milestone)
Exhibit I-3 –     Form of Independent Engineer Certificate (COO Milestone)
Exhibit J –    Form of Customer Estoppel Certificate
APPENDICES
Appendix A -- Definitions

This Purchase, Engineering, Procurement and Construction Contract (this “Agreement” or this “EPC”), dated as of June 25, 2021 (the “Effective Date”), is entered into by and between (i) BLOOM ENERGY CORPORATION, a Delaware corporation (“Contractor”), (ii) RAD 2021 BLOOM ESA FUND I, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND II, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND III, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND IV, LLC, a Delaware limited liability company, and RAD 2021 BLOOM ESA FUND V, LLC, a Delaware limited liability company (each a “Buyer” and collectively, the “Buyers”) and (iii) solely for purposes of Sections 5.10, 6.01(d), 6.02(I), 7.01(d), 10.04(b), 10.04(c) and 10.04(d), RAD BLOOM PROJECT HOLDCO LLC, a Delaware limited liability company (“Company”). Contractor and Buyers are referred to in this EPC individually, as a “Party” and, collectively, as the “Parties”.
RECITALS
WHEREAS, Contractor is in the business of fabricating, manufacturing, designing, engineering, constructing and commissioning solid oxide fuel cell power generating Facilities;
WHEREAS, Company will acquire Buyers in connection with and as a necessary step to purchasing and owning the Projects;
WHEREAS, immediately following Company’s acquisition of Buyers hereunder, Buyers will be wholly owned Affiliates of Company that desire to purchase, and Contractor desires to sell, the Projects to be developed on a turnkey basis.
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the Parties agree as follows.
Article I.
TERM; PORTFOLIO
Section 1.01    Definitions; Interpretation. Capitalized terms used herein shall have the meanings set forth in Appendix A. References to a “Buyer” in this Agreement shall be interpreted as a reference to the specific Buyer identified in Schedule 2 as the purchaser of the applicable Project or Facility in the Portfolio to be purchased from Contractor pursuant to this Agreement.
Section 1.02    Term. Unless terminated earlier in accordance with the terms herein, this EPC shall be for the EPC Term.
Section 1.03    Presentation.
(a)This Section 1.03 applies only to Projects other than Scheduled Projects. During the period from the Effective Date until the date that is thirty (30) days prior to the Mechanical Completion Deadline (the “Availability Period”), no more than once per calendar month, Contractor may present one or more Projects (including the Non-Scheduled Projects identified in Schedule 9) satisfying the Project Criteria and the Portfolio Credit Criteria for Buyer’s review by delivery of a Project Package for each such proposed Project (a “Presentation Date”).
(b)Buyer, within fifteen (15) Business Days, will deliver to Contractor a Project Package Response, notifying Contractor whether Buyer has elected, in its sole discretion, to either accept the addition of such Project to the Portfolio or reject it.

Section 1.04    Adding Projects to the Portfolio.
(a)Portfolio. Upon the acceptance by Buyer of the addition of a Project to the Portfolio pursuant to Section 1.03(b), such Project will be deemed a Scheduled Project.
(b)Scope of EPC Obligation. As soon as reasonably practicable (but in no event later than the time required under the applicable Customer Agreement), after a Project becomes a Scheduled Project, Contractor will begin the Work for such Scheduled Project. Unless removed due to a Removal Event, Contractor will perform the Work with respect to each Scheduled Project in accordance with the terms herein.
(c)References. Except in this Article I, every reference to a Project set forth in this Agreement will be deemed a reference to a Scheduled Project and every reference to a Facility, Customer, Customer Agreement, Site, and Project Documents will be deemed associated with and/or part of a Scheduled Project.
Section 1.05    Removing Projects from the Portfolio.
(a)With respect to a given Scheduled Project, any of the following events is a “Removal Event”:
(i)prior to the Delivery Milestone Payment Date for a Scheduled Project, the related Customer Agreement and/or Site License is terminated without replacement;
(ii)Contractor notifies Buyer that Contractor has determined, in its sole discretion, that the related Facility will not achieve Mechanical Completion by the Mechanical Completion Deadline, and Buyer does not subsequently waive the Removal Event by written notice to Contractor;
(iii)the related Facility does not achieve Mechanical Completion by the earlier of (A) […***…] following such Facility’s Delivery Milestone Payment Date; and (B) the Mechanical Completion Deadline and Buyer does not subsequently waive the Removal Event by written notice to Contractor;
(iv)(A) prior to the Delivery Milestone Payment Date for a Scheduled Project, a full casualty occurs, the related Facility and/or Site is destroyed, and Contractor decides, in its sole discretion, not to restore the Facility or (B) following the Delivery Milestone Payment Date for a Scheduled Project, a full casualty occurs, the related Facility and/or Site is destroyed, and Buyer decides, in its sole discretion, not to restore the Facility;
(v)Buyer sells the Facility in accordance with Article XIII;
(vi)a Project achieves Mechanical Completion but fails to achieve COO by the Commitment Expiration Date in the circumstances expressly identified in Section 2.05; or
(vii)Contractor repurchases the Project pursuant to Section 6.11(c).
(b)Removed Project. If a Removal Event occurs for a Scheduled Project or if the energy servers with respect to a Facility forming part of a Scheduled Project are relocated pursuant to Section 2.05(e)(i) or Section 2.05(f)(B), such Scheduled Project will be deemed to no longer be part of the

Portfolio (a “Removed Project”), and, except with respect to Removal Events under Section 1.05(a)(iv), (v) and (vi):
(i)To the extent permitted by the applicable Project Documents, the Parties will promptly re-convey from Buyer to Contractor any Project Documents still in effect for such Removed Project;
(ii)Buyer’s conveyance to Contractor of such Project Documents shall be “as-is” without representation or warranty concerning the Project or the Project Documents;
(iii)To the extent applicable, Contractor will remove the Facility or any parts thereof in accordance with Section 2.03 (Facility Removal); and
(iv)Buyer will assign and Contractor will assume all obligations and liabilities of Buyer under the Project Documents accruing after such Removal Event pursuant to an assignment and assumption agreement.
Section 1.06    Portfolio.
(a)As of the Effective Date, Schedule 2 sets forth all of the Scheduled Projects as of such date. The Scheduled Projects (including those Scheduled Projects that have not yet been assigned to the applicable Buyer) are deemed to have been accepted by Buyer as of the Effective Date (subject to Section 1.05 and the satisfaction of the conditions precedent applicable to each Scheduled Project under Section 6.01) and are not subject to the process set forth in Section 1.03. Where applicable, the applicable Buyer will cooperate with Contractor to take assignment of the applicable Customer Agreement and related Project Documents for any Scheduled Project promptly upon request by Contractor and receipt of all necessary consents.
(b)Within five (5) Business Day of the end of each month until COD of the final Scheduled Project, Contractor will deliver an updated Schedule 2 to Buyer updated solely to reflect (i) the addition of a Project accepted by Buyer to be added to the Portfolio pursuant to Section 1.03(b) as of such date or (ii) the removal of any Removed Projects as of such date.
(c)Once listed as a Scheduled Project on the updated Schedule 2, each reference to such Scheduled Project’s Facility, Site, Customer, and any other Project Documents made in the remainder of this EPC will subject Contractor and Buyer to the rights and obligations in this EPC with respect to such Project.
(d)Contractor and Buyer have no obligations with respect to any Projects until they become Scheduled Projects.
(e)With respect to each Scheduled Project, from the later of (y) the Effective Date and (z) the date on which such Scheduled Project became a Scheduled Project, until the earliest of (i) the Purchase Date for such Scheduled Project, (ii) the date on which such Scheduled Project experiences a Removal Event and (iii) the date on which the EPC is terminated with respect to such Scheduled Project, Contractor will not solicit, initiate, or encourage any proposal or offer from any other Person to finance such Scheduled Project.
Section 1.07    Non-Scheduled Projects.

(a)The Sites and related Customer Agreements identified as “Non-Scheduled Projects” in Schedule 9 attached hereto are “Non-Scheduled Projects”. Such Non-Scheduled Projects shall be kept in reserve to replace Scheduled Projects that are terminated for any reason prior to Mechanical Completion or fail to timely achieve COO in accordance with Section 2.5. Until each Scheduled Project in the Portfolio has achieved COO, Contractor shall not Transfer, install, operate or otherwise deal with (including termination of the Customer Agreement, negotiation and/or execution of an additional or replacement Customer Agreement with respect to the applicable Project or Site, reallocating any portion of the System Capacity or adjusting the System Capacity) a Non-Scheduled Project or its associated Facility without Buyer’s express written consent or except as directed in accordance with Section 2.5(e). For the avoidance of doubt, nothing in the Section prohibits Contractor from entering into Customer Agreements with the Customer of a Non-Scheduled Project in respect of other projects or sites.
(b)Contractor and Buyer hereby agree that, until Buyer provides its written consent pursuant to Section 1.07(a): (1) title to and risk of loss with respect to any Non-Scheduled Project, or any equipment in connection therewith, shall not at any time pass to Buyer, (2) to the extent Buyer has any obligations with respect to such Non-Scheduled Project under the applicable Customer Agreement, Contractor shall perform such obligations for no additional consideration hereunder in accordance with (i) the requirements set forth therein, which shall include any obligations of Buyer under any such Customer Agreement in respect of such Non-Scheduled Project to make any payments to the applicable Customer Agreement Customer and (ii) the Performance Standards and (3) Buyer shall have no obligations in connection the Non-Scheduled Projects hereunder.
(c)Contractor shall defend, indemnify and hold Buyer Indemnitees harmless from any Losses, incurred by Buyer Indemnitees caused by or arising out of any breach by Contractor of its obligations in relation to Non-Scheduled Projects under this Section 1.07, except to the extent such amounts, damages, or Losses result from any action or inaction of Buyer or any Buyer Person. In the event that Buyer recovers any amount from a third party relating to any Losses reimbursed to Buyer by Contractor under this Section 1.07(c), Buyer shall promptly remit such amounts to Contractor.
Article II.
DELIVERY AND INSTALLATION
Section 2.01    The Work.
(a)Subject to Section 2.02, with respect to each Scheduled Project, Contractor shall be solely responsible for (i) all work and services required in connection with the building, development, design, engineering, permitting, procurement, fabrication, manufacture, construction, installation, interconnection, testing, start-up, commissioning, and completion of the applicable Facility, and (ii) procuring and providing the equipment, spare parts, labor, utilities, chemicals, delivery, storage, transportation, administration, and all other services and items required for and related to the foregoing, and without limitation of the foregoing, as further described in Schedule 3 and in the Facility’s Design (the “Work”).
(b)The Work includes Contractor’s obligation to (i) perform all of the Work contemplated to be performed by the “Supplier” by each of the Customer Agreements, and (ii) provide any other incidental services or incidental items not specifically described in this EPC if it may be reasonably inferred that such additional work or incidental item is reasonably necessary to make the related Facility operable and capable of performing in accordance with the Performance Standards.

Section 2.02    Exceptions.
(a)For any given Scheduled Project, the Work does not include (i) work expressly allocated to Customer, if any, or for which Buyer as “Supplier” (under the Customer Agreement) is entitled to additional compensation or reimbursement by Customer, under its Customer Agreement, (ii) any work that is outside of the scope of the obligations of Buyer under such Customer Agreement, or (iii) any obligation of any Project Party under the Project Documents. If a Customer requests or requires work that is not within the scope of Buyer’s obligations under the Customer Agreement, Buyer will notify Contractor of such work and provide Contractor the right, but not the obligation, to perform such work for the Customer pursuant to Section 5.02(e).
(b)Contractor shall have no liability for any failure to perform the Work to the extent attributable to (i) a breach by Buyer of its obligations under any Transaction Document, or (ii) a breach by a Project Party under any Project Document; provided, however, that Contractor shall continue to perform its other obligations under this EPC that are not affected by such breach.
(c)The activities that make up part of the Work may occur in a different order than as listed on Schedule 3; provided, however, in no event shall any portion of the Facility be Placed in Service before the Delivery Milestone Payment is made.
Section 2.03    Facility Removal. If a Facility is to be removed by Contractor under this EPC, then Contractor will:
(a)remove the Facility from the Site (not including the concrete pad or bollards unless required under the applicable Project Documents); and
(b)restore such Site to the condition required under the applicable Project Documents, including closing all utility connections and properly sealing all Site penetrations.
Section 2.04    Construction Schedule.
(a)Contractor Force Majeure Events. With respect to each Facility, if Contractor is rendered wholly or partially unable to perform any of the Work in accordance with the terms of this EPC by reason of a Force Majeure Event, then Contractor will be excused from the Work to the extent so prevented; provided, however, that (a) Contractor, no later than […***…] after Contractor’s Knowledge of such Force Majeure Event, provides Buyer notice in writing describing the particulars of such event, including its expected duration; (b) the applicable suspension of the Work shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event; (c) Contractor shall not be relieved of any liability for an event that arose before the occurrence of the Force Majeure Event; (d) Contractor shall exercise commercially reasonable efforts to correct or cure (and at all times minimize) the event or condition excusing performance and resume the Work; and (e) when Contractor is able to resume performance of the Work, it shall promptly give the Buyer notice in writing thereof and resume performance.
(b)Mechanical Completion. When Contractor has achieved Mechanical Completion of a Facility, Contractor shall provide Buyer a Mechanical Completion Certificate substantially in the form of Exhibit G that is signed by Contractor and confirms that all items required for Mechanical Completion of the Facility have been satisfied as of the date of the Certificate.
Section 2.05    Failure to Timely Achieve COO.

(a)If Contractor fails to achieve COO with respect to a Facility within […***…] after the date the Facility achieves Mechanical Completion, as indicated on the Mechanical Completion Certificate, Contractor shall, […***…].
(b)[…***…].
(c)[…***…].
(d)[…***…]:
(i)[…***…];
(ii)[…***…]:
(A)[…***…]
(B)[…***…]; and
(C)[…***…]; or
(iii)[…***…].
(e)[…***…]:
(i)[…***…];
(ii)[…***…]; and
(iii)Either:
(A)[…***…]; or
(B)[…***…].
Section 2.06    Breach of Portfolio Credit Criteria. If at any time the concentration of Facilities in the Portfolio does not meet the Portfolio Credit Criteria, […***…].
Article III.
CONTRACTOR’S OTHER OBLIGATIONS
Section 3.01    Performance Standards. Contractor shall perform the Work in accordance with the Performance Standards.
Section 3.02    Labor and Personnel.
(a)Contractor shall provide and be responsible for the services of its Personnel in connection with the Work. Contractor has, and shall ensure that each Subcontractor has, the necessary skill, experience, and qualified Personnel required to perform the Work in accordance with the Performance Standards. All of Contractor’s and each Subcontractor’s Personnel shall be licensed and insured to perform the Work to the extent required by the Performance Standards.

(b)Contractor shall at all times maintain discipline, safety, and good order at the Site and in the performance of the Work, including as necessary the removal and replacement of any of its Personnel failing to maintain discipline, safety, and good order in Contractor’s reasonable judgment.
(c)Contractor shall be responsible for all labor relations matters relating to the Work or Contractor’s other obligations hereunder, including wages, salaries, hours of work, employee benefits, labor contracts, safety, and related matters.
(d)Contractor shall cause all of its Personnel to be trained in and made aware of any applicable Performance Standards related to the Site or pertaining to any part of the Work performed by such Personnel, including instruction of all such Personnel regarding conditions at the Site.
Section 3.03    Subcontractors.
(a)Contractor may subcontract any portion of the Work to one or more Subcontractors. Contractor shall cause and ensure that each Subcontractor complies with the applicable Performance Standards. Entry into any Subcontract shall not relieve Contractor of any of its obligations under this EPC. Contractor is responsible for any Subcontractor’s performance of any part of the Work as if it had been performed by Contractor itself and engaging Subcontractor shall not relieve Contractor of any liability, obligation, or responsibility under this EPC.
(b)Contractor shall not engage or hire any Subcontractor that (i) is listed on any debarment list by a Governmental Authority having jurisdiction over the Facility, (ii) does not hold all certifications and licenses required by Applicable Law to perform the obligations for which it is engaged or contracted (if required by Applicable Law), or (iii) is otherwise to Contractor’s Knowledge not in good standing under Applicable Law.
(c)Contractor will indemnify and hold Buyer harmless from any disputes arising out of any failure by Contractor to pay all amounts owed to its Subcontractors and Suppliers with respect to the Work on a timely basis.
(d)No Subcontractor is intended to be or will be a third-party beneficiary of this EPC. Nothing contained herein shall create any contractual relationship between any Subcontractor and Buyer or obligate Buyer to pay or cause the payment of any amounts to any Subcontractors.
Section 3.04    Permitting.
(a)With respect to each Scheduled Project, Contractor shall at its own expense timely obtain and maintain in effect (including by timely meeting all application, filing, and other reporting requirements and providing performance assurance or other credit support as required) (i) the applicable Permits necessary for the performance of its obligations hereunder, whether in the name of Contractor, “Supplier” under the Customer Agreement, or a Customer, as applicable and (ii) the applicable Permits necessary for the operation of the Projects whether in the name of Contractor or Buyer; provided, Contractor’s obligation to obtain and maintain any Permit in the name of “Buyer” will be limited to those Permits required for the operation of a single Project as of Project COD, and, unless and until a change order is executed by the Parties, Contractor will have no obligation to obtain, maintain or otherwise comply with any Permit or any change in a Permit (A) occurring after Project COD; or (B) in the name of Buyer the requirement of which is conditional upon the equity or asset holdings of Buyer or any of its Affiliates or any of their respective regulatory statuses. For those Permits that must be obtained and maintained in the name of Buyer or Customer prior to Project COD, Buyer shall, and shall exercise its reasonable commercial efforts to ensure that Customer shall, comply with such requirement and Contractor will offer all reasonable assistance to Customer and Buyer, as applicable, in obtaining such Permits, including timely executing relevant instruments and applications.
(b)Notwithstanding Section 3.04(a), Contractor shall have no liability for any failure to obtain or maintain any Permit to the extent attributable to a breach by Buyer of its obligations hereunder, its express refusal to obtain a Permit, or a breach by a Project Party under its respective Project Document; provided that Contractor shall continue to maintain in effect any Permit that is not affected by such breach.
Section 3.05    Insurance. Contractor shall obtain and maintain the insurance described in Schedule 6 and, solely to the extent the requirements are more stringent, the insurance required under any given Customer Agreement.
Section 3.06    IP. If Contractor grants, bargains, sells, conveys, mortgages, assigns, pledges, warrants, or transfers any Intellectual Property or Software, Contractor shall ensure the grant of the System License and Software License under this EPC remains enforceable.
Section 3.07    Project Documents. With respect to each Facility:
(a)Contractor shall perform the Work in accordance with the Facility’s Project Documents, including any standards in addition to those set forth herein and any restrictions or prohibitions thereunder; and
(b)Contractor shall deliver to Buyer any and all approvals and notices required to be delivered by Buyer to any Project Party under the Project Documents in connection with performing the Work.
Section 3.08    Notifications, Reporting and Record Keeping.
(a)Notifications. With respect to any Facility, Contractor shall notify Buyer of any event that would be reasonably likely to lead to a material delay in the Work for the Facility.
(b)Reporting.
(i)Within 90 days of the Facility’s COD but in no event after the Commitment Expiration Date, Contractor shall deliver a COD Package to Buyer.
(ii)At any time the Contractor Safety Plan is updated, Contractor will provide a copy of such updated Contractor Safety Plan.
(iii)Contractor will provide quarterly construction update by teleconference, including progress with respect to Milestones.
(c)Additional Information. Upon Buyer’s reasonable request Contractor shall promptly provide:
(i)any documentation necessary to evidence the Facility’s eligibility as energy property or the Facility’s placement in service in each case for purposes of Section 48 of the Code;

(ii)subject to Contractor’s confidentiality and intellectual property restrictions and requirements, any information in connection with any insurance claim filed by Buyer with respect to a Facility, and any information Buyer or its insurance provider may reasonably request in connection with such claim; and
(iii)to the extent not already delivered, any Construction Records requested or any other information in Contractor’s possession or reasonably available to Contractor regarding the Work.
(d)Record-Keeping. With respect to each Project, Contractor shall keep in electronic format and securely stored at one or more of Contractor’s offices, the following records and documentation for each such Facility (“Construction Records”):
(i)evidence of its satisfaction of each Milestone and each of the criteria in the definition of “Placed in Service” and COD Package;
(ii)evidence of the associated Facility’s eligibility for the ITC; and
(iii)[…***…].
(e)Insurance Certificates. At least once a year, Contractor shall deliver to Buyer certificates of insurance evidencing its compliance with Section 3.05.
(f)The delivery of any records under this Section 3.08 shall be subject to any third-party confidentiality obligations. Contractor may redact any proprietary information in information provided under this Section 3.08 in Contractor’s reasonable discretion and Contractor shall have no obligation to disclose such redacted information unless required by Applicable Law or legal compulsion by a Governmental Authority.
Section 3.09    Contractor Cooperation.
(a)[…***…].
(b)[…***…].
Section 3.10    Incentives. Contractor shall use commercially reasonable efforts to take the actions necessary to cause the applicable Buyer to receive the state incentives reflected in the Project Model with respect to each Project.
Article IV.
BUYER’S RIGHTS AND RESPONSIBILITIES
Section 4.01    Observation of Commissioning. Upon Buyer’s request, Contractor will inform Buyer of the date on which it expects to Commission each Facility and cooperate with Buyer to provide Buyer with the opportunity to observe such commissioning to the extent practicable; provided, in no event shall Contractor be required to delay any Commissioning in order to allow Buyer to witness it (irrespective of whether Commissioning occurs prior to the projected date notified to Buyer).
Section 4.02    Buyer Cooperation. Buyer will use commercially reasonable efforts and in good faith cooperate and assist Contractor, at Contractor’s sole cost and expense, if necessary, in performing the

Work, including the acquisition and maintenance of Permits, System Attributes, Incentive Agreements and Interconnection Agreements.
Section 4.03    Access. With respect to each Project, as the counter-party to the Site License, Buyer hereby grants the same access to the Site provided under the Site License to Contractor, as its representative, in order to perform the Work.
Section 4.04    Limitation on Export. Buyer will not export, re-export, resell, ship, or divert directly or indirectly any Facility, Module, or component thereof in any form or technical data, or any Software furnished hereunder to any country prohibited by the United States Government or any other Governmental Authority, or for which an export license or other Governmental Approval is required, without first obtaining such license or approval.
Section 4.05    Regulatory Approvals. To the extent required under Applicable Law, Buyer will obtain all necessary approvals from FERC and state public utilities commissions sufficient to operate the Facility before the Facility achieves Mechanical Completion.
Section 4.06    Project Document Modifications. Buyer will not amend, modify, supplement, or otherwise change any Project Document to which it is a party in a manner that would increase Contractor’s obligations or liabilities without Contractor’s prior written consent thereto. Buyer will provide Contractor with written notice of all proposed Project Document amendments, including a copy of each such amendment, and a reasonable opportunity to provide comments prior to execution thereof.
Section 4.07    Force Majeure. If Buyer is rendered wholly or partially unable to perform any of its obligations hereunder by reason of a Force Majeure Event, then Buyer will be excused from the performance of such obligation to the extent so prevented; provided, however, that (a) Buyer, no later than three (3) days after Buyer’s Knowledge of such Force Majeure Event, provides Contractor notice in writing describing the particulars of such event, including its expected duration; (b) the applicable suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event; (c) Buyer shall not be relieved of any liability for an event that arose before the occurrence of the Force Majeure Event; (d) Buyer shall exercise commercially reasonable efforts to correct or cure (and at all times minimize) the event or condition excusing performance and resume performance; and (e) when Buyer is able to resume performance, it shall promptly give Contractor notice in writing thereof and resume performance.
Article V.
PAYMENT
Section 5.01    Cost of Work.
(a)Purchase Price. Buyer will pay Contractor the Purchase Price for completion of the Work for each Project. The Purchase Price of each Project shall be adjusted pursuant to Section 5.05 (Purchase Price Adjustment). For the avoidance of doubt, the Purchase Price is inclusive of the Ancillary Module Price where applicable to the Project. The Purchase Price is Contractor’s entire consideration for performing the Work.
(b)Exclusions from Purchase Price. With respect to each Project, any work expressly excluded from the Work in Section 2.02 is not included in the Purchase Price for such Project.

(c)Taxes. For each Project, the Purchase Price is inclusive of any and all Taxes imposed under Applicable Law except for (i) Property Taxes, and (ii) any Taxes in the nature of income or franchise taxes, whether imposed on Contractor or Buyer by any Governmental Authority under Applicable Law (the Taxes set forth in clauses (i) and (ii), “Excluded Taxes”). Except for income or franchise Taxes imposed directly on Contractor (which shall remain Contractor’s responsibility), Excluded Taxes shall be the responsibility of Buyer. Contractor shall be responsible for its own income taxes. Contractor shall pay all Taxes imposed on Contractor that are included in the Purchase Price and timely furnish to the appropriate taxing authorities all required information and reports in connection with such Taxes. Contractor shall be obligated to cooperate with Buyer to minimize the tax liability of Buyer to the extent legally permissible, including supplying resale and exemption certificates with each invoice, if applicable, delivering Buyer’s resale and exemption certificates to Subcontractors and Suppliers, and supplying other information as reasonably requested in all cases by taxing authorities. In addition, to the extent any other exemptions, abatements, credits against or deferrals of any taxes may be available to Buyer under applicable law including property tax exemptions, the Parties shall reasonably cooperate in order to secure any such exemptions, abatements, credits against, or deferrals of, such taxes.
Section 5.02    Invoicing.
(a)Invoicing Amounts. Contractor will issue invoices to Buyer for the following amounts and in respect of the following Milestone Payments:
(i)for the Deposit kWs for which Contractor has achieved the Deposit Milestone and the Deposit Milestone Payment Conditions have otherwise been met during such month, an amount equal to (A) […***…] based on such Deposit kWs (the “Deposit Milestone Payment”);
(ii)for each Facility that has reached the Delivery Milestone during such month and the Delivery Milestone Payment Conditions have otherwise been met, an amount equal to the sum of (A) […***…] based on the System Capacity and (B) the Ancillary Module Price, if any, for such Facility (the “Delivery Milestone Payment); and
(iii)for each Facility that has reached the COO Milestone and the COO Milestone Payment Conditions have otherwise been met during such month, an amount equal to the remainder of the Purchase Price not previously paid, including Taxes under Section 5.01(c), as may be adjusted in accordance with Section 5.05 (the “COO Milestone Payment”).
(b)Invoice Timing. Except in respect of payments for Project milestones completed and for which payment will be made on the Effective Date, Contractor may issue invoices to Buyer on a monthly basis during the Availability Period and during the period commencing at the end of the Availability Period and ending on the Commitment Expiration Date (the “Monthly Invoices”). The Monthly Invoices shall be issued no later than five (5) Business Days before the end of each month (the date of such invoices, the “Invoice Date”).
(c)Milestone Certificates.
(i)With respect to each Facility listed in a Monthly Invoice, Contractor will also deliver a Milestone Certificate for each Milestone achieved by such Facility.
(ii)On the first Business Day of each month, Contractor will deliver to Buyer a draft Monthly Invoice and the associated draft Milestone Certificates.

(d)Buyer will pay Contractor for any work it requests that is not included in the Work (“Reimbursable Work”). Upon Buyer’s and Contractor’s agreement regarding the terms of any Reimbursable Work, Buyer will issue a purchase order to Supplier as soon as possible, but in no event later than thirty (30) days from such request. Upon completion of the Reimbursable Work, Contractor will invoice Buyer for such Reimbursable Work. Invoices for Reimbursable are due and payable within 30 days of the date of such invoice.
(e)Payment. Subject to the following sentence, Buyer shall pay the Deposit Milestone Payment, Delivery Milestone Payment, and COO Milestone Payment, as applicable, on the Payment Due Date for each such Milestone reached by each Facility as set forth therein (a “Milestone Payment”). Notwithstanding anything herein to the contrary, Buyer’s obligation to make any payment under a Monthly Invoice shall be subject to (i) in the case of any Deposit Milestone Payment, satisfaction of each of the Deposit Milestone Payment Date Conditions, (ii) in the case of any Delivery Milestone Payment, satisfaction of each of the conditions precedent set forth in Section 6.01(b) and (iii) in the case of any COO Milestone Payment, satisfaction of each of the conditions precedent set forth in Section 6.01(c).
(f)Payment Default. If a Party fails to make any payment under this Agreement in whole or in part when due, unless being contested in good faith, the non-defaulting Party may, on not less than five (5) Business Days’ notice to the Defaulting Party, at its option, without liability, and without prejudice to any of its other remedies under this Agreement (until all such outstanding payment defaults have been cured) charge interest on the undisputed amounts, to accrue daily at the lesser of a monthly rate of 1% or the highest rate permissible by law.
(g)[…***…].
(h)Reserved.
(i)Payment Disputes. If Buyer disputes any amount invoiced under this Section 5.02, then Buyer must pay any undisputed portion of the invoiced amount in accordance with the terms herein and liability for the disputed portion of such invoice will be determined in accordance with the dispute resolution procedure set out in Article XI (Dispute Resolution). Upon resolution of such Dispute, any amounts determined to be owed by Buyer to Contractor shall be paid within ten (10) days of such determination, plus, if it is determined that such Dispute was not in good faith, interest thereon at the rate set forth above.
Section 5.03    Refunds. With respect to a given Project, if (a) a Removal Event under Section 1.05(a)(iii) occurs; or (b) Contractor fails to achieve the Delivery Milestone within ninety (90) days after the Deposit Payment Date, Contractor will refund all Milestone Payments made for such Project in full within thirty (30) days of the occurrence of such event; provided, however, Contractor has no obligation to refund Buyer for any Milestone Payments to the extent the aforementioned events are caused by or are in connection with Buyer’s representation in a Transaction Document failing to be true and accurate when made or Buyer’s breach of any of its obligations under a Transaction Document.
Section 5.04    Irrevocable Payment. Without limiting any right or remedy of Buyer under this Agreement, at law or in equity, whether in tort, contract or otherwise, with respect to each Project, as of the date the associated Facility achieves Mechanical Completion, all Milestone Payments paid towards the Purchase Price for such Project shall be irrevocable, non-refundable, and non-cancellable as of such date.
Section 5.05    Purchase Price Adjustment.

(a)[…***…]:
(i)the addition and removal of any Scheduled Projects to the Portfolio;
(ii)the increase or decrease in a Tolling Rate under the Customer Agreement for a Scheduled Project;
(iii)the (A) addition, removal or adjustment of any Owner Incentives to a Scheduled Project or (B) a change in the scheduled timing of receipt of any Owner Incentives to a Scheduled Project;
(iv)a change in the percentage of basis eligible for ITC for a Scheduled Project; and
(v)for each Scheduled Project (A) each Milestone Date that has occurred, (B) the estimated future Milestone Dates that have not yet occurred, (C) the dates on and amounts for Milestone Payments made;
(vi)revised Output Percentages for the Output Specifications, if any; and
(vii)any refunds received by Buyer pursuant to Section 5.03.
(b)[…***…].
(c)[…***…].
(d)[…***…].
(e)[…***…].
Section 5.06    [Reserved].
Section 5.07    Reimbursable Credit Support. If any Credit Support posted by Contractor is returned to Buyer, Buyer shall hold such amounts in escrow until it promptly remits such amounts to Contractor.
Section 5.08    Consideration. With respect to each Project, the Purchase Price is Contractor’s entire consideration and sole compensation for each such Project, including performing the Work.
Section 5.09    Mechanics’ Liens. In performing its obligations hereunder, Contractor shall keep each Project and Facility free and clear of all Liens, other than Permitted Liens, and shall inform Buyer promptly after having Knowledge of a Lien filed by reason of Contractor’s acts or its failure to pay or perform any obligation under this EPC, or the Project Documents, or upon obtaining written notice of a Lien, other than a Permitted Lien, filed against the Project or related Facility for any other reason. If Contractor receives notice that a Lien, other than a Permitted Lien, on any Facility or Project exists, Contractor shall promptly discharge such Lien or else Contractor may, at its own cost and expense, contest any disputed Lien, other than a Permitted Lien, by all appropriate proceedings, provided that Contractor shall provide a bond in an amount and from a surety acceptable to Buyer to protect against such Lien. Buyer may, but shall have no obligation to, pay, discharge, or obtain a bond or security for any such Lien, and upon such payment, discharge, or posting of security therefor, shall be entitled immediately to recover from Contractor the amount thereof, together with all reasonable and necessary expenses actually incurred by Buyer in connection therewith.

Section 5.10    Company Guaranty. Company hereby guarantees to Contractor the timely payment in full when due of the obligations of Buyers under this Agreement in each case strictly in accordance with their terms. Any suretyship defenses are hereby waived by Company with respect to its obligations under this Section 5.10. Notwithstanding the foregoing and except with respect to Contractor’s termination rights under Section 9.04(b), nothing in this Agreement shall be construed as creating any joint liability between any of the Buyers in respect of a Buyer Default committed hereunder by an individual Buyer.
Article VI.
CONDITIONS PRECEDENT; SALE
Section 6.01    Conditions Precedent.
(a)Conditions Precedent to Buyer’s Obligations. The obligations of each Buyer hereunder shall be subject to the satisfaction of each of the following conditions precedent:
(i)Company and the Investors have received duly executed and complete copies of this Agreement, the O&M and […***…], each of which is in form and substance acceptable to each Investor;
(ii)[…***…];
(iii)[…***…];
(iv)Each of the representations and warranties of Contractor in Section 7.01 made as of the Effective Date that is qualified as to materiality or by Material Adverse Effect are true and correct, and such representations that are not so qualified are true and correct in all material respects, in each case as of the Effective Date;
(v)No claims, disputes, governmental investigations, suits, actions (including non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, have been instituted or threatened in writing and remain pending, that could be reasonably expected to impair, restrain or prohibit the consummation of the transactions contemplated by any Transaction Document […***…];
(vi)Company and each Investor have received the Base Case Model in form and substance acceptable to each Investor;
(vii)(A) Company and each Investor have received (I) an audited consolidated financial statement of the Contractor for the most recently available fiscal year, and (II) the most recent unaudited quarterly consolidated financial statements of the Contractor, in each case to the extent such statements are not publicly available, and (B) […***…];
(viii)(A) Company and each Investor have received legal opinions of Stoel Rives LLP with respect to (I) the enforceability of the Transaction Documents to which Contractor is a party, and as to such other matters relating to corporate formation and governance as are customarily included in similar opinions, and (II) federal energy regulatory matters, in each case in form and substance reasonably satisfactory to each Investor, (B) […***…], and (C) […***…];
(ix)[…***…];

(x)(A) Company and each Investor have received a certificate from an authorized signatory of Contractor, certifying as of the Effective Date to Contractor’s incumbent authorized signatories, organizational documents, good standing, and due authorization, and (B) […***…];
(xi)Company and each Investor have received an independent engineering report prepared by the Independent Engineer and, unless such report is addressed to Company and each Investor, a reliance letter from the Independent Engineer, each in form and substance reasonably satisfactory to each Investor;
(xii)Company and each Investor have received a report prepared by the Insurance Consultant and, unless such report is addressed to the Company and each Investor, a reliance letter from the Insurance Consultant, each in form and substance reasonably satisfactory to each Investor;
(xiii)Company and each Investor has received the Appraisal prepared by the Appraiser, in form and substance satisfactory to each Investor;
(xiv)Company and each Investor have […***…];
(xv)Each Investor […***…];
(xvi)All consents, approvals and filings required to consummate the transactions contemplated by this Agreement, the O&M, […***…] and […***…], have been obtained;
(xvii)[…***…] has received from […***…] the documentation and other information reasonably requested by Tax Equity Investor in connection with applicable “know your customer” rules and other Anti-Terrorism and Money Laundering Laws and Regulations (including, if requested by […***…]);
(xviii)(A) Contractor has paid in full, or has made arrangements satisfactory […***…]and (B) Contractor has paid in full, or has made arrangements satisfactory to […***…]; and
(xix)The Project Company Transfer Date with respect to such Buyer has occurred.
(b)Conditions Precedent to Delivery Milestone Payment. The obligations of Buyer to pay the Delivery Milestone Payment with respect to a Project shall be subject to the satisfaction of each of the following conditions precedent with respect to such Project (the Parties acknowledge that any of the items listed that may occur after the Purchase Date with respect to a Project are ministerial):
(i)The Project is a Scheduled Project;
(ii)Each of the Deposit Milestone and the Delivery Milestone with respect to the applicable Project has been achieved;
(iii)The applicable Buyer has received the applicable Monthly Invoice and Milestone Certificate, each in form and substance satisfactory to each Investor;
(iv)Contractor has represented and warranted in the applicable Milestone Certificate that, as of the Purchase Date, Contractor reasonably expected that COO will occur within three

(3) months from the applicable Purchase Date or, if such date is earlier, not later than the Commitment Expiration Date;
(v)(A) Contractor has executed and delivered to the applicable Buyer a Bill of Sale with respect to the applicable Project, dated as of the Purchase Date, and (B) if Contractor, BDI and/or any other Affiliate of Contractor is party to any Project Document with respect to the applicable Project, Contractor, BDI and/or such other Affiliate of Contractor that is party to the Project Documents with respect to the applicable Project has executed and delivered to the applicable Buyer an Assignment Agreement with respect to the applicable Project Documents, effective as of the Purchase Date;
(vi)The applicable Buyer has received a certificate from the Independent Engineer, dated on or following the Purchase Date substantially in the form of Exhibit I-2;
(vii)As of the Purchase Date, no Material Adverse Effect with respect to the Contractor or the applicable Project has occurred and is continuing;
(viii)Each of the representations and warranties of Contractor in Sections 7.01 and 7.02 made as of the Purchase Date for the applicable Project is true and correct in all material respects as of such Purchase Date (or if such representation and warranty relates solely to earlier date, as of such earlier date), except for any representation and warranty qualified by materiality (or similarly qualified), which representation or warranty is true and correct in all respects as of such Purchase Date (or if such representation and warranty relates solely to earlier date, as of such earlier date);
(ix)(A) Each Transaction Document executed prior to the applicable Purchase Date is in full force and effect, and (B) the Contractor is not in breach of its material obligations under the Transaction Documents to which it is party, and no event or circumstance has occurred that would, with the giving of notice and/or the lapse of time, reasonably be expected to result in an event of default thereunder;
(x)As of the Purchase Date, (A) each Project Document with respect to the applicable Project is in form and substance satisfactory to Company and each Investor and is in full force and effect, and (B) the applicable Buyer has performed in all material respects its obligations under each such Project Document to be performed prior to the applicable Purchase Date and is not in default of any material obligations under any such Project Document;
(xi)With respect to the applicable Facility or Project being invoiced, as of the Purchase Date, […***…];
(xii)[Reserved];
(xiii)The production insurance requirements[…***…];
(xiv)If the applicable Project has […***…] acceptable to the Buyer and each Investor and, unless such report is addressed to such Buyer and each Investor, a reliance letter from the applicable environmental consultant, each in form and substance reasonably satisfactory to each Investor;
(xv)Either (A) […***…]; or (B) […***…];

(xvi)Contractor has represented and warranted in the applicable Milestone Certificate that, as of the Purchase Date, (A) there are no judgments or lawsuits, pending or, to Contractor’s Knowledge, threatened in writing, against any of the Contractor, Company or the applicable Buyer, and (B) to Contractor’s Knowledge, there are no judgments or lawsuits, pending or threatened in writing, against the applicable Customer, in each case of clause (A) or (B) hereof, that could reasonably be expected to materially impede the construction or operation of the applicable Project in accordance with any of its Project Documents or any of the Transaction Documents;
(xvii)Contractor has represented and warranted in the applicable Milestone Certificate that, as of the Purchase Date, (A) to Contractor’s Knowledge, the applicable Customer has not materially breached the applicable Customer Agreement where such breach remains uncured, and (B) all required financial security required to be provided under such Customer Agreement as of the applicable Purchase Date has been delivered in accordance with such Customer Agreement;
(xviii)The Purchase Date of the applicable Scheduled Project is not later than the Mechanical Completion Deadline;
(xix)As of the Purchase Date, […***…];
(xx)After giving effect to the transactions on the applicable Purchase Date, the Portfolio Credit Criteria are satisfied;
(xxi)As of the Purchase Date, […***…];
(xxii)Contractor has represented and warranted in the applicable Milestone Certificate that, as of the Purchase Date, the applicable Project has received all third party consents and approvals, and has made all filings with Governmental Authorities, in each case, necessary to be obtained or made in connection with the transactions contemplated to occur as of the applicable Purchase Date;
(xxiii)Contractor has represented and warranted in the applicable Milestone Certificate that, as of the Purchase Date, no condemnation of any portion of the applicable Project has occurred or, to Contractor’s Knowledge, is pending, no unrepaired casualty exists with respect to such Project and no Force Majeure Event has occurred and is continuing with respect to such Project;
(xxiv)For the first Purchase Date, Contractor has delivered to Company (A) a certificate in form and substance satisfactory to the Company and each Investor, certifying that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code or (B) a duly executed and properly completed IRS Form W-9 of Contractor;
(xxv)Contractor has represented and warranted in the applicable Milestone Certificate that, as of the Purchase Date, the applicable Buyer’s title to the applicable Project is free and clear of all Liens other than Permitted Liens;
(xxvi)(A) Contractor has paid in full, or has made arrangements […***…] and (B) Contractor has paid in full, or has made arrangements […***…];

(xxvii)Contractor has represented and warranted in the applicable Milestone Certificate that, as of the Purchase Date, no undisputed breach of the Output Warranties exists with respect to the applicable Facility; and
(xxviii)If the applicable Facility has a […***…] in aggregate (i.e., […***…]), Contractor has submitted […***…] and provided Buyer an electronic version of the completed pre-filed draft of the form.
(c)Conditions Precedent to COO Milestone Payment. The obligations of Buyer to pay the COO Milestone Payment with respect to a Project shall be subject to the satisfaction of each of the following conditions precedent with respect to such Project:
(i)The COO Milestone with respect to the applicable Project has been achieved;
(ii)The applicable Buyer has received the applicable Monthly Invoice, Milestone Certificate and Project Model, each in form and substance satisfactory to each Investor;
(iii)The applicable Buyer has received a certificate from the Independent Engineer substantially in the form of Exhibit I-3;
(iv)Contractor has represented and warranted in the applicable Milestone Certificate that no Material Adverse Effect with respect to the Contractor, the Company, the applicable Buyer or the applicable Project has occurred and is continuing;
(v)[…***…];
(vi)Contractor is not in breach of any of its material obligations under the Transaction Documents to which it is party, and no event or circumstance has occurred that would, with the giving of notice and/or the lapse of time, reasonably be expected to result in an event of default thereunder;
(vii)[Reserved];
(viii)[…***…];
(ix)[Reserved];
(x)Contractor has represented and warranted in the applicable Milestone Certificate that, (A) to Contractor’s Knowledge, the applicable Customer has not materially breached the applicable Customer Agreement where such breach remains uncured, and (B) delivery of energy under such Customer Agreement has begun;
(xi)The applicable COO Milestone Payment Date is not later than the Commitment Expiration Date;
(xii)[…***…];
(xiii)[Reserved];
(xiv)[Reserved];

(xv)Contractor has represented and warranted in the applicable Milestone Certificate that no condemnation of any portion of the applicable Project has occurred or, to Contractor’s Knowledge, is pending, no unrepaired casualty exists with respect to such Project and no force majeure event has occurred and is continuing with respect to such Project;
(xvi)Contractor has represented and warranted in the applicable Milestone Certificate that applicable Project is free and clear of all Liens other than Permitted Liens;
(xvii)Contractor has represented and warranted in the applicable Milestone Certificate that all due and payable payment obligations incurred in connection with the development and construction of the applicable Project have been paid in full; and
(xviii)Contractor has represented and warranted in the applicable Milestone Certificate that no undisputed breach of the Output Warranties exists with respect to the applicable Facility;
(xix)Contractor has represented and warranted in the applicable Milestone Certificate that the applicable Facility is eligible to claim the full amount of state incentives reflected in the Project Model with respect to such Project; and
(xx)[…***…].
(d)Conditions Precedent to Project Company Transfer Date. The obligations of Company to acquire a Buyer shall be subject to the satisfaction of each of the following conditions precedent with respect to such Buyer:
(i)Company has received duly executed and complete copies of (A) this Agreement, (B) a membership interest assignment agreement, dated as of the applicable Project Company Transfer Date, between Contractor and Company, with respect to such Buyer, (C) a resignation and release substantially in the form of Exhibit H with respect to such Buyer, (D) the Project Documents to which such Buyer is a party, and (E) any Tax Returns of or in respect of the assets or activities of such Buyer that are due on or before the applicable Project Company Transfer Date, each of which is in form and substance acceptable to each Investor; and
(ii)Each of the representations and warranties of Contractor in Section 7.04 with respect to such Buyer that is qualified as to materiality or by Material Adverse Effect are true and correct, and such representations that are not so qualified are true and correct in all material respects, in each case as of the applicable Project Company Transfer Date.
(e)Conditions Precedent to Contract Execution. It is the intent of the Parties that the Parties shall execute the Transactions Documents upon the last to occur of (1) the satisfaction of all of the conditions precedent to Buyer’s obligations set forth in Section 6.01(a); and (2) the satisfaction of all of the conditions precedent to Company Transfer Date set forth in Section 6.01(d) for each of the Project Companies. It is further contemplated that Contractor shall satisfy the conditions precedent to Delivery Milestone Payment and sale of Project for some of the Scheduled Projects in the Portfolio on the Effective Date of this Agreement.
Section 6.02    Transfer. (I) With respect to each Buyer, upon satisfaction of the conditions precedent set forth in Section 6.01(d) (the date of satisfaction of such conditions precedent, the “Project Company Transfer Date”), title to the applicable Buyer will automatically and without further action transfer from Contractor to Company, and (II) with respect to each Scheduled Project, upon satisfaction of Delivery

Milestone (the date of satisfaction of such conditions precedent, the “Purchase Date”), title to the applicable Facility will automatically and without further action transfer from Contractor to Buyer as follows:
(a)Title.
(i)Contractor shall sell, assign, convey, transfer, and deliver to Buyer, and Buyer shall purchase, assume, and acquire from Contractor, all of Contractor’s right, title, and interest in and to the Project and, unless expressly provided otherwise in the Bill of Sale, any and all System Attributes arising under and in connection with the Facility, free and clear of any and all Liens except Permitted Liens;
(ii)Contractor will assign to Buyer all of its right title and interest in and under any, to the extent assignable, Third Party Warranties related to the Facility;
(iii)all risk of loss or damage to the Facility shall shift to and be borne by Buyer; and
(iv)Contractor shall deliver to Buyer an executed Milestone Certificate for the Delivery Milestone and an executed Bill of Sale.
(b)System License to Use. Contractor hereby grants to Buyer a limited, non-exclusive, royalty-free, irrevocable license to use the Intellectual Property contained in the Facility including any software part thereof (the “System License”) necessary for the purchase and ownership of the Facility.
(c)Third Party Software License. Contractor hereby grants to Buyer a limited, non-exclusive, royalty-free, irrevocable license to use any third party Software (the “Software License”) necessary for the purchase and ownership of the Facility.
(d)Data Ownership and Licenses.
(i)Buyer shall own all aggregated Facility-level data collected through Contractor’s internal proprietary software and accessible to Buyer on the BloomConnect portal upon its creation (the “Buyer-Owned Data”). Buyer hereby grants Contractor a non-exclusive, royalty-free license to use the Buyer-Owned Data to the extent required for Contractor to exercise its rights and perform its obligations under the Transaction Documents and for research and development, product development, fleet management and other internal purposes.
(ii)Contractor shall own all data other than the Buyer-Owned Data generated by a Facility or portion or component thereof upon its creation (the “Contractor-Owned Data”).
(iii)Contractor shall not disclose to any third party any Buyer-Owned Data or Contractor-Owned Data (collectively, the “Data”) without Buyer’s prior consent, unless such disclosure is (A) on an aggregated, anonymized basis such that such Data cannot be reasonably identifiable as relating to Buyer’s Facilities; (B) requested under a Project Document; or (C) necessary for Contractor to exercise its rights and perform its obligations under the Transaction Documents.
(e)EPC Warranties. Contractor hereby grants to Buyer the General Product Warranty and Infringement Warranty under this EPC as of the Purchase Date.

(f)Permits. To the extent assignable and not yet assigned, Contractor shall transfer, convey, and assign to Buyer all Permits necessary for the ownership of the Facility.
(g)Effective Date of Licenses. For each Project, the System License and Software License granted or assigned by Contractor under this Section 6.02 shall be effective as of the Purchase Date and shall survive expiration or termination of the EPC and O&M except in the case of (i) a termination of the EPC due to a default of Buyer under Section 6.03(a) or (b), 8.01 (solely with respect to breaches regarding Contractor’s Intellectual Property), 8.04 (solely with respect to breaches regarding Contractor’s Intellectual Property), 13.01(a)(iii), 13.01(c) (solely with respect to breaches that result in any of the Person(s) controlling Buyer being a Competitor) or (ii) a termination of the O&M due to a default of Owner under Sections 10.01(c) and (d) of the O&M or under Section 8.01 (solely with respect to breaches regarding Contractor’s Intellectual Property) or 8.04 (solely with respect to breaches regarding Contractor’s Intellectual Property) of the EPC as incorporated by reference to the O&M pursuant to Section 9.01 of the O&M or, in which case the licenses shall terminate on the date of termination of the applicable agreement.
Section 6.03    Exceptions.
(a)Buyer acknowledges and agrees that the purchase of a Project from Contractor does not convey any license, expressly or by implication, to manufacture, reverse engineer, duplicate, or otherwise copy or reproduce any part of the Facility or Software without Contractor’s express advance written consent. Neither Buyer or any Buyer Person will open any Module, remove the covering of any Module, access the interior, reverse engineer, nor cause or knowingly allow any third party to open, access the interior, or reverse engineer any Module, Facility, or Software (“Prohibited Activities”). Only Contractor or expressly authorized Contractor Persons may open or access the interior of the Facility; the following actions shall not be deemed to be a breach of this Section 6.03 (including the Ownership Covenant): (1) actions taken by applicable authorities such as police and fire personnel, (2) actions by Customer without Buyer’s advance Knowledge and consent, (3) actions by service contractors that are not Buyer Persons, and (4) […***…].
(b)Buyer covenants, except as otherwise provided herein, that neither it, nor any Buyer Person, will (i) engage in any Prohibited Activity nor (ii) modify, network, rent, lease, loan, sell, distribute, nor create derivative works based upon Contractor’s Intellectual Property in whole or part, or cause or knowingly allow any third party to do so. (the “Ownership Covenant”).
(c)Contractor retains all right, title, and ownership of any and all (i) Intellectual Property, (ii) any Software (including any Intellectual Property contained therein), and (iii) Data, in each case licensed by Contractor to Buyer hereunder. No right, title, or interest in any such Intellectual Property, Software, or Data is granted, transferred, or otherwise conveyed to Buyer under this EPC except as set forth in the System License and Software License, and as otherwise expressly set forth herein.
Section 6.04    [Reserved].
Section 6.05    Licenses. For each Project, the System License and the Software License are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and of any similar provisions of applicable laws under any other jurisdiction, licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. Neither the System License nor the Software License are transferable to any third Person except in the event of Buyer’s transfer of a Project or Facility pursuant to and in compliance with Article XIII; provided, that in the event of a Bankruptcy of Contractor,

Contractor hereby expressly consents to the assumption and assignment of the System License and Software License by Buyer as necessary to allow Buyer’s continued use of the associated Facility as contemplated by the Facility’s Project Documents and the Transaction Documents.
Section 6.06    Product Warranty. With respect to each Scheduled Project, Contractor warrants to Buyer that, during the period from the associated Facility’s COD until the first anniversary thereof, the associated Facility will conform to the Specifications and will be free from defects in design, materials, and workmanship (the “General Product Warranty”).
Section 6.07    Warranty Exclusions. The General Product Warranty shall not cover any failure to conform to the Specifications or any defects in design, materials, or workmanship to the extent such failure is caused by the following:
(a)conditions caused by movement in the physical environment in which the Facility are installed that Contractor, after reasonable care and diligence, could not have foreseen;
(b)actions or omissions, accidents, abuse, or improper testing, in each case caused by a third party;
(c)Force Majeure Event affecting the Project or Facility;
(d)changes in Applicable Law following the applicable Facility achieving COD;
(e)installation, operation, repair, unauthorized removal of safety devices, or modification of the Facility by anyone who is not Contractor Person;
(f)any interruption in the supply of natural gas or interconnection services or a failure of the natural gas or interconnection services supplied to the applicable Facility to comply with the specifications for natural gas or power, respectively, of the applicable local distribution utility; and
(g)a Project Party’s breach under a Project Document;
provided, however, the foregoing exclusions shall not apply under this Section 6.07 to the extent such exclusions arose in connection with the act of a Contractor Person.
Section 6.08    Warranty Claims. If, during the EPC Term, a Facility does not comply with the General Product Warranty, Buyer shall notify Contractor of such failure by delivery of written notice in all events no later than ninety (90) days after the expiration of the EPC Term.
Section 6.09    Repair of Defective Work. With respect to any notice of claim delivered under Section 6.06 for a given Facility, Contractor will, at its sole cost and expense, promptly correct, replace or repair any failure to conform to the Specifications or any defect in design, materials or workmanship, subject to the operational requirements of the applicable Customer. Contractor shall initiate and pursue to completion such warranty correction, replacement or repair within no later than thirty (30) days following receipt of such notice of claim, provided, that if due to the nature of the defect it is not possible to complete such correction, repair or replacement within such thirty (30) day period, Contractor shall initiate such repair promptly after receipt of notice of claim and continue to diligently pursue such correction, repair or replacement to completion. Any such warranty correction, replacement or repair shall again be subject to the General Product Warranty until the first anniversary of the completion of such correction, repair or replacement, irrespective of the expiration of the EPC Term.

Section 6.10    Infringement Warranty. Contractor warrants that it owns or has the right to use all Intellectual Property necessary for the performance of its obligations hereunder and that the Work performed, each Facility, Buyer’s purchase, ownership and use of any Facility, and all other technology, drawings, designs, details, databases, data, software and property delivered by Contractor hereunder shall not infringe on any trademark, patent or copyright, or misappropriate or misuse any trade secret (the “Infringement Warranty”).
Section 6.11    Infringement Claims.
(a)Contractor shall indemnify, hold harmless, and defend Buyer Indemnitees from and against any and all Losses arising out of or in connection with Contractor’s breach of the Infringement Warranty (an “Infringement Claim”).
(b)Buyer shall deliver written notice to Contractor of any claim arising in connection with Contractor’s breach of the Infringement Warranty (an “Infringement Claim”). Contractor shall be entitled to participate in, and, unless a conflict of interest between the Parties exists with respect to such claim, assume control of the defense of such claim with counsel reasonably acceptable to Buyer. Buyer authorizes Contractor to settle or defend such claims in its sole discretion on Buyer’s behalf, without imposing any monetary or other obligation, restriction, admission, or liability on Buyer and subject to Buyer’s participation rights herein. Buyer shall assist Contractor upon reasonable request by Contractor and, at Contractor’s reasonable expense, in defending any such claim. If Contractor does not assume the defense of such claim, or if a conflict precludes Contractor from assuming the defense, then Contractor shall reimburse Buyer on a monthly basis for Buyer’s reasonable and documented defense expenses of such claim through separate counsel of Buyer’s choice reasonably acceptable to Contractor.
(c)Should Buyer be enjoined from using any Module or Facility as a result of an Infringement Claim, Contractor will, at its sole option and discretion (and at its own expense) either:
(i)procure or otherwise obtain for Buyer the right to own or use such Module or Facility;
(ii)modify the Module or Facility so that it becomes non-infringing but still substantially meets its original functional requirements;
(iii)replace the Module or Facility with a non-infringing Module or Facility that substantially meets its original functional requirements; or
(iv)repurchase the infringing Facility in accordance with Section 6.11(e) below.
[…***…].
(d)[Reserved].
(e)If Contractor elects to repurchase an infringing Facility pursuant to clause (c)(iv) above, then, in addition to Contractor’s indemnity obligations under Section 6.11(a):
(i)Contractor will pay to Buyer the Repurchase Value of such Facility;

(ii)title to such Facility will automatically transfer back to Contractor on an AS IS basis upon Buyer’s receipt of such payment and Buyer will deliver a Bill of Sale to Contractor evidencing such transfer of title;
(iii)upon Buyer’s request, Contractor will use commercially reasonable efforts to assist Buyer in securing a release in writing of all of Buyer’s obligations and liabilities with respect to the Facility from the related Third Parties under the applicable Project Documents;
(iv)such Facility will no longer be deemed a part of the Portfolio; and
(v)Contractor and Buyer’s rights and obligations with respect to such Facility under this EPC shall terminate in full, except for those provisions that expressly survive by their terms.
Notwithstanding the foregoing, Contractor shall not have any obligations in connection with an Infringement Claim resulting from any (A) combination made by Buyer or on behalf of Buyer of any Facility with any other product or products (B) any modification by Buyer or on behalf of Buyer to any part of a Module or Facility, (C) a Module or Facility that is custom designed by Buyer, unless, in each case, such combination or modification was made in accordance with Contractor’s express specifications, was pursuant to Contractor’s express request or was performed by Contractor.
Section 6.12    Liquidated Damages; Estoppel.
(a)The Parties acknowledge and agree that it would be impracticable or impossible to determine with precision the amount of damages that would or may be incurred by Buyer as a result of Contractor’s breach of the Infringement Warranty. It is therefore understood and agreed by the Parties that: (a) Buyer may be damaged by Contractor’s failure to satisfy the Infringement Warranty; (b) it would be impractical or impossible to fix the actual damages to Buyer resulting therefrom; and (c) payment of a the Repurchase Value for Contractor’s breach of the Infringement Warranty are in the nature of liquidated damages and not a penalty and are fair and reasonable estimate of compensation for the losses that Buyer may reasonably be anticipated to incur by such breach.
(b)Contractor hereby (i) waives any argument that its breach of the Infringement Warranty would not cause Buyer irreparable harm, (ii) agrees that it shall be estopped from arguing the invalidity, or otherwise questioning the reasonableness, of the liquidated damages provided for herein, and (iii) agrees that it will consent to the entry of judgment ordering payment of such liquidated damages in any court of competent jurisdiction.
Section 6.13    Transfer. The General Product Warranty and the Infringement Warranty are not transferable to any third Person unless pursuant to and in compliance with Article XIII.
Section 6.14    LIMITATION OF LIABILITY. BUYER’S SOLE AND EXCLUSIVE REMEDY FOR (I) A BREACH OF THE GENERAL PRODUCT WARRANTY IS SET FORTH IN SECTION 6.09 AND (II) A BREACH OF THE INFRINGEMENT WARRANTY IS SET FORTH IN SECTIONS 6.11.
Section 6.15    Customer Agreements. With respect to a given Project, Contractor shall pay to Customer directly on behalf of Buyer any liquidated damages, amounts paid in connection with indemnity claims or other Losses or expenses that arise under any Project Document to the extent such amounts are a result of Contractor’s breach of this EPC, the relocation of a Facility in accordance with the terms of Section 2.05(e)(i) or Section 2.05(f)(B) or other action or inaction of Contractor and shall otherwise defend, indemnify and hold Buyer harmless from any such damages or Losses, except to the extent such amounts, damages, or Losses result from any action or inaction of Buyer or any Buyer Person. In the event that Buyer recovers any amount from a third party relating to any Losses or expenses reimbursed by Contractor under this Section 6.15, Buyer shall promptly remit such amounts to Contractor.
Section 6.16    DISCLAIMERS.
(a)IF A FACILITY IS OPENED OR MODIFIED BY BUYER OR ANY BUYER PERSON (EXCLUDING CUSTOMERS AND EMERGENCY RESPONDERS) FOR ANY REASON OTHER THAN IN RESPONSE TO AN EMERGENCY POSING IMMINANT RISK TO PERSONS OR PROPERTY OR IN RESPONSE TO AN INJUCTION OR OTHER LEGALLY COMPELLED OR MANDATED ACTION (IN WHICH CASE BUYER SHALL PROVIDE IMMEDIATE NOTICE TO CONTRACTOR OF THE EXISTENCE OF SUCH ACTION), THEN, AS OF THE DATE SUCH FACILITY WAS OPENED OR MODIFIED, THE GENERAL PRODUCT WARRANTY AND THE INFRINGEMENT WARRANTY FOR ALL PROJECTS SHALL BE NULL AND VOID.
(b)EXCEPT AS STATED IN SECTION 2 OF THE ASSIGNMENT AGREEMENT, THE GENERAL PRODUCT WARRANTY AND THE INFRINGEMENT WARRANTY (I) EACH PROJECT AND ITS ASSOCIATED FACILITY IS TRANSFERRED “AS IS, WHERE IS” AND CONTRACTOR EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE INSTALLATION, DESIGN, DESCRIPTION, QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, COMPLETENESS, USEFUL LIFE, OR FUTURE ECONOMIC VIABILITY OF THE PROJECT OR ITS ASSOCIATED FACILITY, THE WORK, OR ANY OTHER SERVICE PROVIDED HEREUNDER. NO PERSON OTHER THAN CONTRACTOR IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING ANY PROJECT, ANY FACILITY OR THE WORK.
(c)THE SOFTWARE IS PROVIDED “AS IS” AND WITHOUT ANY WARRANTY OF ANY KIND. CONTRACTOR EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED.
Article VII. REPRESENTATIONS AND WARRANTIES
Section 7.01    General Representations by Contractor. Contractor represents and warrants to Buyer as of the Effective Date, each Purchase Date and the COO Milestone Payment Date as follows:
(a)Incorporation; Qualification. Contractor is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and operate its business as currently conducted. Contractor is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that its business, as currently being conducted, shall require it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.
(b)Authority. Contractor has full corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Contractor of the Transaction Documents to which it is a party and the consummation by Contractor of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of Contractor and the Transaction Documents to which Contractor is a party have been duly and validly executed and delivered by Contractor.

(c)Enforceability. Each of the Transaction Documents to which Contractor is a party constitutes the legal, valid, and binding agreement of Contractor, enforceable against Contractor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(d)Consents and Approvals; No Violation. Neither the execution, delivery and performance of the Transaction Documents to which Contractor is a party nor the consummation by Contractor of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Contractor, (ii) with or without the giving of notice or lapse of time or both, materially conflict with, result in any material violation or material breach of, constitute a default under, result in any right to accelerate, or create any right of termination under the conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Contractor is a party that would individually or in the aggregate result in a Material Adverse Effect, or (iii) constitute material violations of any law, regulation, order, judgment or decree applicable to Contractor or the transactions contemplated hereby.
(e)Legal Proceedings. There are no pending or, to Contractor’s Knowledge, threatened claims, disputes, governmental investigations, suits, actions, arbitrations, legal, administrative, or other proceedings, domestic or foreign, criminal or civil, at law or in equity, by or against Contractor that challenge the enforceability of the Transaction Documents to which Contractor is a party or the ability of Contractor to consummate the transactions contemplated hereby or thereby, in each case, that could reasonably be expected to result in a Material Adverse Effect on Contractor or its ability to perform its obligations hereunder.
(f)Intellectual Property. Contractor owns the legal right to use all Intellectual Property necessary for (A) the performance by Contractor and its Subcontractors, as applicable, under this EPC, the other Transaction Documents to which it is a party, and the transactions contemplated hereby and thereby, (B) the continued operation and maintenance of the Projects as contemplated by the Transaction Documents and Project Documents, and (C) to grant Buyer the rights in the System License, Software License and data as set forth herein. The sale and installation of the Facility associated with the Project contemplated hereunder does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person.
(g)Qualification. Contractor (including, where applicable, through its relationships with its Affiliates and Subcontractors) possess the know-how to oversee the design, engineering, permitting, procurement, and construction work needed to perform under this EPC.
(h)Insurance. Contractor has obtained the insurance described in Schedule 6, it is in full force and effect, and all insurance premiums that are due and payable thereunder have been paid in full with no premium overdue.
(i)General Tax Representations.
(i)Contractor is not a “foreign person” within the meaning of Section 1445(b)(2) of the Code and has provided a Certificate of Non-Foreign Status in the form and substance required by Section 1445 of the Code and the regulations thereunder.
(ii)No private letter ruling has been obtained for the transactions contemplated hereunder from the IRS.

(j)No Bankruptcy Event has occurred with respect to Contractor.
Section 7.02    Contractor Representations about the Facility. Contractor represents and warrants with respect to each Project, including the associated Facility, Customer, and Project Documents, as of such Project’s Purchase Date, immediately before title thereto has been transferred in accordance with Article VI, as follows:
(a)Title; Liens.
(i)Immediately before title to the Facility has been transferred as contemplated by Section 6.02 (Transfer), Contractor has good and marketable title to the Facility except for any Permitted Liens. Immediately upon the transfer of title to the Facility as contemplated by Section 6.02 (Transfer), Buyer shall have good and marketable title to the Facility, free and clear of all Liens except Permitted Liens.
(ii)Contractor has not pledged or granted any Liens on the Facilities.
(b)Real Property. The real property referred to in the Project’s Project Documents is all the real property that is necessary for Contractor to perform under the Transaction Documents with respect to the Project. The applicable Site has been licensed to Buyer pursuant to the terms of the applicable Site License. No Site has been leased to Buyer.
(c)Facility Tax Representations.
(i)The Facility is a fuel cell power plant with a Nameplate Capacity of at least 0.5 kilowatts of electricity using an electrochemical process and has an electricity-only generation efficiency greater than 30 percent. The Facility will function independently of each other Facility in the Portfolio to generate electricity for transmission and sale to a Customer and is an integrated system comprised of a fuel cell stack assembly and associated balance of plant components that has all the necessary components to convert fuel into electricity using electrochemical means.
(ii)Contractor has not claimed any federal, state, or local Tax credit (including the ITC) with respect to any property that is part of the Facility.
(iii)No portion of the Facility has been Placed in Service prior to the applicable Purchase Date.
(iv)The Facility is not comprised of any property that (A) is “used predominately outside of the United States” within the meaning of Code Section 168(g), (B) is imported property of the kind described in Code Section 168(g)(6), (C) is “tax-exempt use property” within the meaning of Code Section 168(h), or (D) is property described in Code Section 50(b).
(v)Other than de minimis property, material or parts, the Facility consists of property, materials or parts not used by any Person prior to having been first placed in a state of readiness and availability for their specifically assigned function as part of the Facility.
(vi)No portion of the basis of the Facility is attributable to “qualified rehabilitation expenditures” within the meaning of Section 47(c)(2)(A) of the Code.

(vii)Contractor is not related to the applicable Customer within the meaning of Code Section 267 or Code Section 707.
(viii)[…***…].
(ix)[…***…].
(x)[…***…].
(d)Governmental Approvals. Contractor has obtained as and when required all Governmental Approvals required to perform its obligations hereunder, as of the date of this representation, with respect to the Project and the associated Facility. Each of such Governmental Approvals obtained (i) is validly issued, final and in full force and effect and is not subject to any current legal proceeding and (ii) is in the name of or for the benefit of the applicable Buyer which owns the applicable Project. Contractor is in compliance in all material respects with such applicable Governmental Approvals and has not received any written notice from a Governmental Authority of an actual or potential violation of any such Governmental Approval.
(e)Project Documents. Subject to Section 7.05, each of the Project Documents related to the applicable Project is in full force and effect and is enforceable by the Buyer owning such Project against the counterparty thereto in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), (B) neither the applicable Buyer that is party to such Project Document nor, to Contractor’s Knowledge, any other party thereto has breached, or defaulted with respect to, any material obligations in such Project Document, which such breach or default remains uncured, no event or circumstance has occurred that would, with the giving of notice and/or the lapse of time, result in a breach or default of any material obligations of such party, and to Contractor’s Knowledge, no event of force majeure exists thereunder, and (C) neither Contractor nor any of its Affiliates is a party to any contract, instrument, commitment, agreement or other legally binding arrangement with respect to such Project except as disclosed in writing prior to the Purchase Date, other than the Transaction Documents.
(f)Assets. Subject to Section 7.05, after giving effect to the transactions contemplated on the Purchase Date for the applicable Project, (i) the assets owned by the applicable Buyer and the services, materials and rights available or to be provided under the Project Documents for such Project are, collectively, reasonably sufficient for such Buyer (A) to perform all obligations under the Customer Agreement for such Project, and (B) to own, operate and maintain such Project in accordance with the Project Documents for such Project […***…], and (ii) all Project Documents with respect to such Project, other than the […***…], have been transferred to and are in the name of the applicable Buyer which owns such Project.
(g)Compliance.
(i)With respect to the Facility and the Project, as of the date of this representation, Contractor has performed in all respects all obligations required to be performed hereunder, and has complied in all material respects with Applicable Law and Project Documents; provided, however, that compliance with applicable Economic Sanctions Laws and Regulations shall be in all respects.

(ii)Neither Contractor nor any of its subsidiaries or any of their respective directors, officers or, to Contractor’s Knowledge, employees, agents or Affiliates (A) are Sanctioned Persons or (B) in connection with the Project, are or have been, in the past five (5) years, the subject of any investigation, claim, action, proceeding or litigation by any Governmental Authority with regard to any violation of applicable Economic Sanctions Laws and Regulations, applicable Trade Controls Laws and Regulations, applicable Anti-Bribery and Anti-Corruption Laws and Regulations or applicable Anti-Terrorism and Money Laundering Laws and Regulations.
(h)COVID-19 Delays. No Force Majeure Event or material adverse effect attributable to COVID-19 has occurred under any Customer Agreement to Contractor’s knowledge, or the EPC or O&M, which would reasonably be expected to delay COO of a Project beyond the Commitment Expiration Date.
(i)Legal Proceedings. As of the Purchase Date or the COO Milestone Payment Date for a Project, there are no pending or, to Contractor’s Knowledge, threatened in writing, claims, disputes, governmental investigations, suits, actions (including non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting, such Project.
(j)Information. The written information (other than projections, forward looking information, estimates, budgets, pro forma financial information, or other expressions of view as to future circumstances (collectively, “Forward-Looking Information”)) (i) furnished by Contractor and its Affiliates to Buyers, Company and/or any Investor, their respective consultants, advisors and attorneys, in the Transaction Documents or any other certificates or reports delivered pursuant to the terms of this Agreement, in each case in connection with the Scheduled Projects or the transactions contemplated by the Transaction Documents, and (ii) furnished by Contractor or its Affiliates to the independent consultants in connection with the respective reports prepared by each such consultant, is true, complete and correct in all material respects and does not omit any material information necessary to make such information not adversely misleading when taken as a whole in light of the circumstances under which it is provided and as of the date when made or provided; provided, that, no representation or warranty is made with regard to Forward-Looking Information provided by or on behalf of Contractor or any of its Affiliates (including the Base Case Model, any Project Model, and the assumptions set forth in each such models).
(k)Intellectual Property. (i) The Buyer owning the applicable Project owns or has a valid license to all intellectual property that is reasonably necessary to install, operate and maintain such Project, and (ii) there are no pending or, to Contractor’s Knowledge, threatened in writing, claims, actions, judicial or other adversary proceedings, or disputes concerning any such intellectual property.
(l)Environmental Matters. (i) Contractor is in compliance with all Environmental Laws with respect to the applicable Project in all material respects, (ii) to Contractor’s Knowledge, the applicable Project is not located on any premises where Hazardous Substances are present or have been released, in any case in a manner or condition that would reasonably be expected to require such Project, or the applicable Buyer to undertake material remedial action pursuant to any Environmental Law, (iii) neither Contractor nor any of its Affiliates has received written notice from any Governmental Authority of an actual or potential material violation of or material liability under any Environmental Laws with respect to the applicable Project, and (iv) (A) there is no material pending litigation, claim, suit, proceeding or, to Contractor’s Knowledge, governmental investigation and (B) to Contractor’s

Knowledge, there is no threatened in writing litigation, claim, suit, proceeding or governmental investigation, in each case, pursuant to Environmental Law with respect to such Project.
(m)No Condemnation. No condemnation has occurred or, to Contractor’s Knowledge, is pending or threatened in writing, with respect to any portion of the applicable Project, and no unrepaired casualty exists with respect to such Project.
(n)Energy Regulatory Matters.  The applicable Facility is a qualifying cogeneration facility under 18 C.F.R. Part 292 and the Public Utility Regulatory Policies Act of 1978 and is eligible for the exemptions from regulation as set forth in 18 C.F.R. §§ 292.601(c) (including exemption from Federal Power Act Sections 203, 205, and 206), 292.602(b) and 292.602(c).  The consummation of the transactions contemplated by the Transaction Documents […***…] will not, solely as a result thereof, cause any Buyer, the Company or any Investor to become subject to, or not exempt from, (i) rate regulation as a “public utility” under Section 205 or 206 of the Federal Power Act, (ii) regulation as an “electric utility” under the Public Utility Regulatory Policies Act of 1978 or (iii) regulation as an “electric utility company” or a “holding company” under the Public Utility Holding Company Act of 2005, other than as a “holding company” that qualifies for an exemption from FERC’s regulations under the Public Utility Holding Company Act of 2005 pursuant to 18 C.F.R. 366.3(a).
(o)[Reserved].
(p)QF Factual Matters. As of each Purchase Date other than the first Purchase Date:
(i)The applicable Facility is a topping-cycle cogeneration facility with a maximum net power production capacity of less than or equal to 1 MW AC, and is located at the address provided in the applicable Milestone Certificate.
(ii)The thermal energy output of such Facility will be used by a fuel cell system with an integrated steam hydrocarbon reformation process for production of hydrogen fuel for electricity generation.
(iii)The thermal energy output of such Facility is designed to be no less than 15 percent of the total energy output of such Facility on an annualized basis.
(iv)The power output of such Facility plus one-half of the thermal energy output of such Project is designed to be no less than 42.5 percent of the total energy input of natural gas and oil to such Facility on an annualized basis.
(v)Such Facility is not selling, and will not sell, electric energy for resale under Section 210 of the Public Utility Regulatory Policies Act of 1978.
(vi)Such Facility has not commenced generating electric energy and none of the Projects’ interconnection facilities has been energized.
Section 7.03    General Representations by Buyer. Each Buyer represents and warrants to Contractor as of the Effective Date, with respect to itself, as follows:
(a)Incorporation; Qualification. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite organizational power and authority to own and operate its business as currently conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that its business, as currently being conducted, shall require it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on the Facilities being sold under this EPC.
(b)Authority. Buyer has full limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of the Transaction Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of Buyer and the Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer.
(c)Enforceability. Each of the Transaction Documents to which Buyer is a party constitutes the legal, valid, and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(d)Consents and Approvals; No Violation. Neither the execution, delivery and performance of the Transaction Documents to which Buyer is a party nor the consummation by Buyer of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the organization documents of Buyer, (ii) with or without the giving of notice or lapse of time or both, materially conflict with, result in any material violation or material breach of, constitute a default under, result in any right to accelerate, or create any right of termination under the conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Buyer is a party that would individually or in the aggregate result in a Material Adverse Effect, or (iii) constitute material violations of any law, regulation, order, judgment or decree applicable to Buyer or the transactions contemplated hereby.
(e)Legal Proceedings. There are no pending or, to Buyer’s Knowledge, threatened claims, disputes, governmental investigations, suits, actions, arbitrations, legal, administrative, or other proceedings, domestic or foreign, criminal or civil, at law or in equity, by or against Buyer that challenge the enforceability of the Transaction Documents to which Buyer is a party or the ability of Buyer to consummate the transactions contemplated hereby or thereby, in each case, that could reasonably be expected to result in a Material Adverse Effect on Buyer or its ability to perform its obligations hereunder.
(f)U.S. Person. Buyer is not a “foreign person” within the meaning of Section 1445(b)(2) of the Code and has provided a Certificate of Non-Foreign Status in the form and substance required by Section 1445 of the Code and the regulations thereunder.
Section 7.04    Contractor Representations about the Buyers. Contractor represents and warrants to Company on the Project Company Transfer Date, with respect to each Buyer, as follows:
(a)Organization and Good Standing. The Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all limited liability company power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. The Buyer is duly qualified to do business and is in good standing under the laws of each jurisdiction that its business, as currently being conducted, shall require it to be so qualified.

(b)No Violation. The sale by Contractor and acquisition by Company of the Buyer contemplated hereunder will not (i) violate any Applicable Law to which the Buyer is subject, (ii) conflict with or cause a breach of any provision in the organizational documents of the Buyer, or (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which the Buyer is a party.
(c)Legal Proceedings. The Buyer is not subject to any outstanding injunction, judgment, order, decree or ruling or, to Contractor’s Knowledge, is threatened with being made a party to any action, suit, proceeding, hearing or investigation of, in, or before any Governmental Authority or before any arbitrator.
(d)Sole Purpose. Since the Buyer’s formation (i) the Buyer has been engaged solely in entering into the applicable Project Documents and this Agreement and effecting the transactions contemplated thereby and hereby, (ii) the Buyer has not incurred any liabilities, and (iii) the Buyer is not a party to any agreement or contract other than the applicable Project Documents and this Agreement.
(e)Title to Property. The Buyer has good and marketable title to the applicable Project Documents and this Agreement, in each case free and clear of Liens (other than Permitted Liens).
(f)Subsidiaries; Non-Related Liabilities. The Buyer has no, and has never had any, assets or liabilities that do not arise from or otherwise relate to entering into the applicable Project Documents or this Agreement. The Buyer has no, and has never had any, subsidiaries and has never owned or controlled, directly or indirectly, any interest (or any option, warrant, security or other right convertible, exchangeable or exercisable therefor) in any other Person.
(g)Compliance with Applicable Laws. The Buyer is in compliance with all Applicable Laws required to perform under this Agreement in all material respects; provided, however, that compliance with applicable Economic Sanctions Laws and Regulations shall be in all respects. None of the Buyer, the Contractor or any Affiliate of the Contractor has received any notice from any Governmental Authority or other communication from any other Person regarding (i) any actual, alleged or potential violation of, or failure to comply with, any Applicable Law by the Buyer or with respect to the development of the Facilities or (ii) any obligation on the part of the Buyer to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Neither the Buyer nor any of its directors, officers or, to Contractor’s Knowledge, employees, agents or Affiliates (A) are Sanctioned Persons or (B) in connection with any Project, are or have been, in the past five (5) years, the subject of any investigation, claim, action, proceeding or litigation by any Governmental Authority with regard to any violation of applicable Economic Sanctions Laws and Regulations, applicable Trade Controls Laws and Regulations, applicable Anti-Bribery and Anti-Corruption Laws and Regulations or applicable Anti-Terrorism and Money Laundering Laws and Regulations.
(h)Employees. The Buyer has not, and has never had, employees or has maintained, sponsored, administered or participated in any employee benefit plan or arrangement.
(i)Intellectual Property. The Buyer owns or has a valid license to all intellectual property that is necessary to conduct its business as currently conducted. There are no pending claims, actions, judicial or other adversary proceedings, disputes or disagreements concerning any item of such intellectual property, and to Contractor’s Knowledge, no such action, proceeding, dispute or disagreement is threatened.

(j)General Tax Matters.
(i)The Buyer is, and has at all times since its formation been, a “disregarded entity” for federal and other applicable income tax purposes. The Buyer is not a corporation nor has it ever been a corporation. The Buyer has not filed Internal Revenue Service Form 8832 (or any alternative or successor form) to elect to have, or taken any other action which would result in, the Buyer being classified as a corporation for federal income tax purposes under Treasury Regulation Section 301.7701-3.
(ii)All Tax Returns of the Buyer that were required to be filed have been timely and properly filed. All such Tax Returns were true, correct and complete in all material respects as they refer to the Buyer. All Taxes (whether or not shown on any Tax Return) for which the Buyer may be liable, that are due and payable have been timely and properly paid (taking into account all valid extensions), unless being contested in good faith. The Buyer does not have any Taxes which are currently due and payable (unless being contested in good faith).
(iii)The Buyer is not currently the subject of any audit, assessment, claim, examination, or administrative or court proceeding with respect to Taxes.
(iv)The Buyer has not received any written notice or inquiry from any jurisdiction where Tax Returns have not been filed that Tax Returns may be required.
(v)The Buyer has not received any notice of any special assessments, levies or Taxes imposed or to be imposed affecting any of its assets and, to Contractor’s Knowledge, no such special assessments, levies or Taxes have been threatened by any Governmental Authority.
(vi)No grants (for purposes of this paragraph, “grants” shall not include any credits, benefits, emissions reductions, offsets or allowances, howsoever entitled, attributable to the generation from the Facilities, and its respective avoided emission of pollutants) have been provided by the United States, a state, a political subdivision of a state, or any other Governmental Authority for use in constructing or financing any Facility or with respect to which the Buyer is the beneficiary. No proceeds of any issue of state or local government obligations have been used to provide financing for any Facility the interest on which is exempt from tax under Code Section 103. No subsidized energy financing (within the meaning of Code Section 45(b)(3)) has been provided, directly or indirectly, under a federal, state, or local program provided in connection with any Facility.
(vii)The Buyer is not related to any Customer within the meaning of Code Section 267 or Code Section 707.
(k)Disclosure. To Contractor’s Knowledge, there is no fact relating specifically to the Buyer that would reasonably be expected to result in a Material Adverse Effect with respect to the Buyer.
(l)Indebtedness. The Buyer does not have any outstanding Indebtedness.
(m)Investment Company. The Buyer is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940.
(n)Bankruptcy. No Bankruptcy Event has occurred with respect to the Buyer and no Bankruptcy Event is contemplated. No receiver, trustee, custodian or similar fiduciary has been appointed over the whole or any part of the Buyer’s assets or income. The Buyer has not received any written notice that any other Person has any plan or intention of filing, making or obtaining any such petition, notice, order or resolution or of seeking the appointment of any such receiver, trustee, custodian or similar fiduciary.
(o)Maintenance of Separateness.
(i)The Buyer has not (A) failed to satisfy the following customary entity formalities (I) the maintenance of separate records and (I) the maintenance of separate bank accounts in its own name, (B) failed to act solely in its name and through its authorized officers and agents; or (C) commingled any of its money or other assets with any money or other assets of any other Person.
(ii)Except for this Agreement, there are no existing contracts or agreements between the Buyer, on the one hand, and Contractor or any Affiliate of Contractor, on the other hand.
Section 7.05    Contractor Representations about Certain Interconnection Agreements.
[…***…].
Article VIII.
CONFIDENTIALITY
Section 8.01    Confidential Information. Each Party shall, and shall cause its Affiliates and its respective stockholders, members, subsidiaries, and Representatives to, hold confidential the terms of this EPC and the other Transaction Documents and all information it has obtained or obtains from the other Party in connection herewith and therewith and concerning the Parties and their respective assets, business, operations, or prospects (the “Confidential Information”), including all materials and information furnished by Contractor in performance of this EPC and the other Transaction Documents, regardless of form conveyed or whether financial or technical in nature, including any trade secrets and proprietary know how and Software whether such information bears a marking indicating that they are proprietary or confidential or not; provided, however, that Confidential Information shall not include information that (x) is or becomes generally available to the public other than as a result of any fault, act, or omission by a Party or any of its Representatives, (y) is or becomes available to a Party or any of its Representatives on a non-confidential basis from a source other than the other Party or its Representatives, provided that such source was not and is not bound by any contractual, legal, or fiduciary obligation of confidentiality with respect to such information or (z) was or is independently developed or conceived by a Party or its Representatives without use of or reliance upon the Confidential Information of the other Party, as evidenced by sufficient written record.
Section 8.02    Permitted Disclosures. Notwithstanding the foregoing Section 8.01, Confidential Information may be disclosed:
(a)to a Party’s or its Affiliates’ actual or potential investors or financing parties and its and their Representatives; provided that (i) in the case of a disclosure to an actual or potential investor or financing party, such party is subject to a Similar Confidentiality Agreement, and (ii) in the case of disclosure to any Representative, such Party informs such Representative of the confidential nature of such Confidential Information, the terms of this EPC, and that such terms apply to them. The Parties shall use commercially reasonable efforts to ensure that each such Person complies with the terms of this EPC and that any Confidential Information received by such Person is kept confidential.

(b)as an exhibit to any relevant filing with the Securities Exchange Commission (or equivalent foreign agency) if required under Applicable Law; provided, the Party making such filing will exercise commercially reasonable efforts to obtain confidential treatment of the Agreement from the Securities Exchange Commission (or equivalent foreign agency);
(c)as required or requested to be disclosed by a Party or any of its Affiliates or their respective stockholders, members, subsidiaries, or Representatives as a result of any Applicable Law or rule or regulation of any regulatory authority or self-regulatory authority having jurisdiction over such Party, such as a stock exchange;
(d)if legally compelled by any Applicable Law or Governmental Authority, including as required or requested by the IRS or the U.S. Department of Justice in connection with the Project, Project Documents, Facility, or Tax credits relating thereto in connection with a request for any private letter ruling, any determination letter or any audit;
(e)any disclosure required to be made pursuant to the terms of any Interconnection Agreement or any other Project Document;
(f)any disclosures related to the tax treatment or tax structure of any transaction contemplated by this EPC (the “Transaction”), without limitation of any kind, the tax treatment and tax structure of a Transaction and all other materials of any kind (including opinions or other tax analyses) that are provided to any Party to the extent relating to such tax treatment and tax structure (this Section 8.02(f) is intended to prevent the Transaction from being treated as a “reportable transaction” as a result of it being a transaction offered to a taxpayer under conditions of confidentiality within the meaning of Sections 6011, 6111 and 6112 of the Code (or any successor provision) and the regulations thereunder (as clarified by Notice 2004-80 and Notice 2005-22) and shall be construed in a manner consistent with such purpose);
(g)in connection with any of the following, provided the potential financing party or purchaser, as applicable, has entered into a Similar Confidentiality Agreement on customary terms used in confidentiality agreements in connection with corporate financings or acquisitions, covering such disclosure:
(i)a financing or proposed financing by Contractor or Buyer or their respective Affiliates;
(ii) a disposition or proposed disposition by any direct or indirect Affiliate of Buyer of all or a portion of such Person’s equity interests in Buyer; or
(iii)a disposition or proposed disposition by Buyer of any Facility.
(h)any disclosure required to be made to a Project Party under a Project Document; and
(i)in connection with (i) any claim against the other Party or (ii) any exercise by a Party hereunder of any of its rights hereunder.
(j)[…***…], if a Party becomes compelled pursuant to the foregoing clause (c) or (d) to disclose any Confidential Information, such Party shall, to the extent permitted under Applicable Law, provide the other Party with prompt notice so that the other Party may seek a protective order or other appropriate remedy or waive compliance with the non-disclosure provisions of this Article VIII with respect to the information required to be disclosed. If such protective order or other remedy is not obtained, or such other Party waives compliance with the non-disclosure provisions of this Article VIII with respect to the information required to be disclosed, the first Party shall (A) furnish only that portion of such information that it is advised by counsel is legally is required to be furnished and (B) exercise reasonable efforts, at the other Party’s expense, to obtain reliable assurance that confidential treatment will be accorded such information, including, if applicable, that such information will not be made available for public inspection pursuant to Section 6110 of the Code. Either Party may, without the consent of the other Party, describe the transaction contemplated herein as required by Legal Requirements pursuant to the filing of a form 8-K, 10-K, 10-Q, or similar filing with the Securities and Exchange Commission.
(k)Buyer shall have no liability to Contractor hereunder in respect of disclosures made to a Project Party required under a Project Document or for any breach by a Project Party of the confidentiality obligations to which it is bound in the applicable Project Document or Similar Confidentiality Agreement, as the case may be, as long as Buyer uses its commercially reasonable efforts to enforce such confidentiality obligations.
Section 8.03    Press Releases. Any public announcement, press release or similar publicity with respect to this EPC and the transactions contemplated hereby will be issued at the time and in the manner mutually agreed in writing by the Buyer and the Contractor.
Section 8.04    Restricted Access.
(a)Buyer agrees that each Facility contains Contractor’s valuable trade secrets. Buyer agrees to restrict the use and access of such information to matters relating to each such Facility in accordance with this Article VIII.
(b)Contractor’s Confidential Information will not be reproduced without its prior written consent. If Buyer does not continue to own any Facility following termination of this EPC, all copies of Contractor’s Confidential Information will be returned to Contractor upon written request or shall be certified by Buyer as having been destroyed, unless otherwise agreed by the Parties. Notwithstanding the foregoing, Buyer may retain archival copies of any Confidential Information to the extent required by law, regulation, or professional standards or copies of Confidential Information created pursuant to the automatic backing-up of electronic files where the delivery or destruction of such files would cause undue hardship to Buyer, so long as (i) any such archival or electronic file back-up copies are accessible only to legal or information technology personnel and (ii) such archival or electronic file back-up copies continue to be subject to the terms of this Section 8.04.
Article IX. DEFAULTS AND REMEDIES
Section 9.01    Contractor Default. The occurrence at any time of any of the following events shall constitute a “Contractor Default”:
(a)Failure to Pay. The failure of Contractor to pay any undisputed amounts due and payable to Buyer under the terms of this EPC and such failure is not cured within ten (10) Business Days of Contractor’s receipt of notice thereof.
(b)Failure to Perform. The failure of Contractor to perform or cause to be performed any material obligation required to be performed by Contractor under this EPC (other than Section 6.06 (General Product Warranty), Section 6.10 (Infringement Warranty) or the obligations contemplated in

Section 9.01(a) (Failure to Pay)); provided, however, that if such failure by its nature can be cured, then Contractor shall have a period of thirty (30) days after receipt of written notice of such failure to cure the same and a Contractor Default shall not be deemed to exist during such period; provided, further, that if Contractor commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, said period shall be extended for sixty (60) additional days.
(c)Failure to Remedy Warranty Claims. The failure of Contractor to perform or cause to be performed its obligations under Section 6.09 (General Product Warranty) or Section 6.11(c) (Infringement Warranty); provided, however, that if such failure by its nature can be cured, then Contractor shall have a period of thirty (30) days after receipt of written notice of such failure to cure the same and a Contractor Default shall not be deemed to exist during such period; provided, further, that if Contractor commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, said period shall be extended for sixty (60) additional days.
(d)Misrepresentation. A representation and warranty made in this EPC by Contractor shall have been inaccurate in a material way when made and Contract shall have not cured such misrepresentation within thirty (30) days after receipt of written notice thereof; provided, (i) rectifying such inaccurate representation so that it is true, if possible, and Buyer has not suffered any Loss as a result thereof, or (ii) if such false representation caused a Loss, payment by Contractor of such Loss arising in connection with such inaccurate representation or warranty shall, in either case be deemed to have cured such inaccurate representation.
(e)Bankruptcy. The occurrence of a Bankruptcy Event with respect to Contractor.
(f)Breach of insurance obligations. […***…].
(g)Assignment. Contractor makes a Transfer or assignment of this EPC other than in accordance with Article XIII.
Section 9.02    Buyer’s Remedies. For a Contractor Default that has occurred and is continuing related to a given Project, Buyer may (i) terminate this EPC solely with respect to the Project for which such Contractor Default has occurred and is continuing by written notice, (ii) if such Project has not yet reached Mechanical Completion, demand a refund in accordance with Section 5.03, and (iii) assert all rights and remedies available to Buyer under Applicable Law. For a Contractor Default that has occurred and is continuing that is Portfolio-wide (in that it meets the threshold set forth in Section 12.02(a)(viii)), Buyer may, but shall not be obligated to (i) terminate this EPC in full in accordance with Section 12.02(a)(viii), (ii) cease payment of any further payments to Contractor, (iii) suspend Contractor’s Work on all Projects until such Contractor Default is cured, and/or assert all rights and remedies available to Buyer under Applicable Law.
Section 9.03    Buyer Default. The occurrence at any time of the following events with respect to Buyer shall constitute a “Buyer Default”:
(a)Failure to Pay. The failure of Buyer to pay any undisputed amounts due and payable to Contractor under the terms of this EPC and such failure is not cured within ten (10) Business Days of Buyer’s receipt of notice thereof.
(b)Failure to Perform Other Obligations. The failure of Buyer to perform or cause to be performed any material obligation required to be performed by Buyer under this EPC (other than monetary payment obligations contemplated in Section 9.03(a)); provided, however, that if such failure by its nature can be cured, then Buyer shall have a period of thirty (30) days after receipt of written notice of such failure to cure the same and a Buyer Default shall not be deemed to exist during such period; provided, further, that if Buyer commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, said period shall be extended for sixty (60) additional days.
(c)Misrepresentation. A representation and warranty made in this EPC by Buyer shall have been inaccurate in a material way when made and Buyer shall have not cured such misrepresentation within thirty (30) days after receipt of written notice thereof; provided, (i) rectifying such inaccurate representation so that it is true, if possible, and Contractor has not suffered any Loss as a result thereof, or (ii) if such false representation caused a Loss, payment by Buyer of such Loss arising in connection with such inaccurate representation or warranty shall, in either case be deemed to have cured such inaccurate representation.
(d)Change of Control. Buyer effects a Buyer Change of Control other than in accordance with Section 13.01(c).
(e)Bankruptcy. The occurrence of a Bankruptcy Event with respect to Buyer.
Section 9.04    Contractor’s Remedies. If a Buyer Default has occurred and is continuing, Contractor may:
(a)for a Buyer Default under Sections 9.03(a), (b), or (c) related to a given Project, (i) terminate this EPC with respect to such Project, (ii) retain any prior Milestone Payments made with respect to the Project, (iii) suspend the Work on all Projects until such Buyer Default is cured, (iv) for any Facility part of a Scheduled Project for which Shipment has not yet occurred, require payment of all Milestone Payments for such Facility as a condition precedent to such Shipment, and/or (v) and assert all rights and remedies available to Contractor under Applicable Law; […***…];
(b)For a Buyer Default under Section 9.03(d) or (e), Contractor may, but shall not be obligated to (i) terminate this EPC in full as to the applicable Buyer(s) without liability (ii) retain any and all prior payments made under this EPC, (iii) suspend the Work on all Projects until such Buyer Default is cured, and/or (iv) assert all rights and remedies available to Contractor under Applicable Law.
Section 9.05    Preservation of Rights. Termination of this EPC shall not affect any rights or obligations as between the Parties which may have accrued prior to such termination or which expressly or by implication are intended to survive termination whether resulting from the event giving rise to termination or otherwise.
Section 9.06    Mitigation. In exercising any of the foregoing remedies, each Party shall use reasonable efforts to mitigate its damages.
Section 9.07    Rights Cumulative. Except as expressly otherwise provided herein, the rights of each of the parties under this EPC are cumulative, may be exercised as often as any party considers appropriate and are in addition to each such party’s rights under this EPC, any of the agreements related thereto or under applicable law. Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right, unless expressly otherwise provided.
Article X.
INDEMNIFICATION
Section 10.01    General Indemnification.

(a)Contractor shall indemnify, defend, and hold harmless Buyer, its officers, directors, employees, members, Affiliates, and agents (each, an “Buyer Indemnitee”) from and against any and all Losses (other than Losses addressed elsewhere in this Article X) asserted against or suffered by any Buyer Indemnitee to the extent arising out of or in connection with (i) Contractor’s negligence, willful misconduct or fraud, (ii) a representation made by Contractor hereunder or under any other Transaction Document that was materially inaccurate or untrue at the time it was made, (iii) a breach by Contractor of its obligations or covenants hereunder or under any other Transaction Document, (iv) […***…], or (vi) […***…]; provided that Contractor shall have no obligation to indemnify Buyer under this Section 10.01 solely to the extent such Loss is caused by or arising out of (i) the negligence, willful misconduct, or fraud of Buyer or any Buyer Person, (ii) a representation made by Buyer under any Transaction Document that was inaccurate or untrue at the time it was made, (iii) a breach of any of Buyer’s obligations under any Transaction Document, or (iv) the operation or modification of the Facility or any part thereof by any Person that is not a Contractor Person.
(b)Buyer shall indemnify, defend, and hold harmless Contractor, its officers, directors, employees, shareholders, Affiliates, and agents (each, a “Contractor Indemnitee”) from and against any and all Losses asserted against or suffered by any Contractor Indemnitee to the extent arising out of or in connection with (i) Buyer’s negligence, willful misconduct, or fraud and (ii) a representation made by Buyer hereunder or under any other Transaction Document that was inaccurate or untrue at the time it was made or (iii) a breach by Buyer of its obligations or covenants hereunder or under any other Transaction Document; provided that Buyer shall have no obligation to indemnify Contractor under this Section 10.01 to the extent caused by or arising out of (x) the negligence, willful misconduct, or fraud of Contractor or any Contractor Person, (y) a representation made by Contractor under any Transaction Document that was inaccurate or untrue at the time it was made, or (z) a breach of any of Contractor’s obligations under any Transaction Document.
Section 10.02    Lien Indemnification. Except to the extent arising as a result of a Buyer’s failure to make any payment hereunder when due and payable, Contractor shall indemnify, defend, and hold harmless Buyer Indemnitees from any Loss caused by or arising out of any Lien, other than a Permitted Lien, brought against Buyer or against the Facility by Contractor or any Contractor Person in connection with the Work.
Section 10.03    Indemnity Claims Procedure.
(a)Notice. Any Indemnitee entitled to indemnification under Sections 10.01 and 10.02 will deliver written notice to the Indemnitor of any matters giving rise to a Loss; provided, the failure of any Indemnitee to provide notice shall not relieve the Indemnitor of its obligations under Sections 10.01 and 10.02 except to the extent that the Indemnitor is actually prejudiced by such failure to deliver notice.
(b)Assumption. Indemnitor shall be entitled to participate in and, unless in the reasonable judgment of the Indemnitee a conflict of interest between it and the Indemnitor may exist with respect of such matter, assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. In the event that the Indemnitor advises an Indemnitee that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle, or compromise, at its sole cost and expense, any action, proceeding, or claim (or discontinues its defense at any time after it commences such defense), then the Indemnitee may, at its option, defend, settle, or otherwise compromise or pay such action or claim. In any event, unless and until the Indemnitor elects in writing to assume and does so assume the defense of any such claim, proceeding, or action, the Indemnitee’s costs and expenses arising out of the defense, settlement, or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.
(c)Cooperation. The Indemnitee shall cooperate fully with the Indemnitor in connection with any negotiation or defense of any such action or claim by the Indemnitor and shall furnish to the Indemnitor all information reasonably available to the Indemnitee which relates to such action or claim. The Indemnitor shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnitor elects to defend any such action or claim, then the Indemnitee shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The Indemnitor shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. The Indemnitor shall not, without the Indemnitee’s prior written consent, not to be unreasonably withheld, delayed or denied, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect of such claim.
(d)Other Remedies. The rights and remedies of the Parties contained in this Article X shall be in addition to any other remedies the Parties have under this EPC.
(e)Project Documents. Notwithstanding the foregoing, if a Loss is brought against a Party by a Project Party under any Project Document and such Project Document provides in its indemnification procedures additional obligations that conflict with those in this Section 11.03, then the Indemnitor will comply with the most stringent indemnification procedures.
Section 10.04    Tax Indemnification; Payment.
(a) Contractor agrees to indemnify, defend, and hold harmless, each Buyer Indemnitee from and against any actual Tax Loss to the extent arising out of or in connection with (i) the failure of a representation made by Contractor under Section 7.01(i) (General Tax Representations), Section 7.02(c) (Facility Tax Representations) of Section 7.04(j) (General Tax Matters) to be accurate or true at the time it was made (including any time it was brought-down) with respect to a Facility and (ii) the failure of Provider to comply with Section 2.04(a) (Replacement FRUs) of the O&M with respect to a Facility.
(b)Contractor shall be responsible for all Taxes of each Buyer attributable to taxable periods (or portions thereof) ending on or before the applicable Project Company Transfer Date. Company shall notify Contractor of any such amounts due from Contractor, and Contractor shall remit such payment to Company no later than five (5) Business Days prior to the date such Tax is due. Company shall be responsible for all Taxes of each Buyer attributable to taxable periods (or portions thereof) ending after the applicable Project Company Transfer Date
(c)Straddle Periods.
(i)If a Buyer is permitted but not required under applicable federal, state, local or foreign income Tax laws to treat the applicable Project Company Transfer Date as the last day of a taxable period, then the Parties shall treat that day as the last day of a taxable period.
(ii)In the case of Taxes during a period that includes but does not end on the applicable Project Company Transfer Date, except as provided in sub-clause (iii) below, the allocation of such Taxes shall be made on the basis of an interim closing of the books as of the end of the applicable Project Company Transfer Date.

(iii)In the case of any Taxes imposed on a periodic basis (such as real property or personal property Taxes) that are payable for a taxable period that includes but does not end on the applicable Project Company Transfer Date, the portion of such Tax which relates to taxable period before the applicable Project Company Transfer Date shall be deemed to be only the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of the taxable period ending on (and including) the Effective Date and the denominator of which is the number of days in the entire taxable period.
(d)Refunds.
(i)Contractor will be entitled to any refunds (including interest received thereon) in respect of any Taxes of each Buyer attributable to a taxable period before the applicable Project Company Transfer Date. Company shall cause such refund to be paid to Contractor promptly following its receipt. Notwithstanding the foregoing, Contractor shall not be entitled to any credits or refunds attributable to, or resulting from, any federal, state or local tax credit (including the ITC).
(ii)Except as provided in clause (c) above, Company will be entitled to any credits or refunds (including any interest received thereon) in respect of any federal, state, local, foreign or other Tax liability of each Buyer.
(iii)Company and Contractor shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10.04 and any audit, litigation or other proceeding with respect to Taxes.
Section 10.05    Tax Indemnification Procedures.
(a) In the event a claim shall be made or proposed by a Governmental Authority that, if successful, would result in a Tax Loss for which the Contractor would be required to indemnify Buyer pursuant to Section 10.04 (a “Tax Claim”), Buyer hereby agrees, subject to the preservation of attorney-client and attorney work product privileges and suitable redaction to protect the confidentiality of other tax matters, to notify Contractor promptly and in writing of such claim. Buyer shall not settle or otherwise agree to resolve any such Tax Claim without the prior written consent of Contractor (which consent shall not be unreasonably withheld, conditioned or delayed) and, if so requested by Contractor within thirty (30) days after the receipt of such notice, shall in good faith contest (including by way of the appeal of any judicial determination in respect of such claim; other than an appeal to the United States Supreme Court) the validity, applicability and amount of such Tax Claim in accordance with the provisions set forth below; provided, however, that Buyer shall not be required to contest or continue to contest any such Tax Claim unless:
(i)Contractor shall have agreed to pay to Buyer all reasonable out-of-pocket costs and expenses that Buyer shall incur in contesting such Tax Claim, including, without limitation, reasonable attorney’s and accountant’s fees;
(ii)the maximum amount of indemnification payments that could be payable by Contractor to Buyer with respect to all claims raised in the same audit or other proceeding (together with the amount of all similar and logically related claims that have been or could be raised in any other audit or proceeding with respect to Buyer), determined on a lump-sum basis, equals or exceeds $50,000;

(iii)prior to taking such action Contractor shall have furnished Buyer with an opinion of Stoel Rives LLP, Milbank LLP, Norton Rose Fulbright LLP or other independent tax counsel selected by Contractor and reasonably acceptable to Buyer to the effect that Buyer is more likely than not to succeed in such Tax Contest;
(iv)in the event Buyer decides, at its sole option, (i) to contest such Tax Claim in the United States Tax Court or applicable state or local court of the state in which the applicable Project is located, and (ii) to make a cash deposit with the IRS or applicable state taxing authority of the state in which the applicable Project is located in accordance with section 6603 of the Code (or any successor provision) or analogous state or local Tax authority of the state in which the applicable Project is located to suspend the running of interest on any potential underpayment of tax with respect to such claim, then Contractor shall have advanced to Buyer on an interest-free basis sufficient funds for Buyer to make such deposit (together with any interest, penalties and additions to tax with respect to such underpayment to date) and shall agree to indemnify Buyer for any adverse tax consequences resulting from such advance;
(v)in the event that Buyer decides, at its sole option, to pay the tax claimed and sue for a refund, Contractor shall advance to Buyer on an interest-free basis sufficient funds to pay the tax and interest, penalties and additions to tax payable with respect thereto and agree to indemnify Buyer for any adverse tax consequences resulting from such advance;
(vi)Contractor has delivered to Buyer a written acknowledgement of Contractor’s liability under this Agreement for any Tax Loss that could arise from such Tax Claim and has demonstrated to Buyer’s satisfaction the ability to timely pay any such amount; provided, however, that Contractor shall not be bound by such acknowledgement of liability if the Final Determination related to such Tax Claim clearly states conclusions of fact that establish that Contractor is not liable under this Agreement with respect to such Tax Loss.
(b)Subject to the foregoing under paragraph (a) above, Buyer may forego any and all administrative appeals, proceedings, hearings and conferences with any Governmental Authority in respect of any Tax Claim and may, at its sole option, contest the Tax Claim in any permissible forum selected by Buyer after reasonably considering input from Contractor. If Contractor requests that Buyer accept a settlement of such Tax Claim offered by the IRS or the applicable state taxing authority and if such Tax Claim may be settled without prejudicing Buyer or any of its Affiliates with respect to any claims the Governmental Authority may have against Buyer with respect to matters not indemnified by Contractor, Buyer shall either accept such settlement offer or agree with Contractor that the liability of Contractor pursuant to Section 10.04 with respect to such Tax Claim shall be limited to an amount calculated on the basis of such settlement offer (increased by applicable interest, penalties and additions to tax) and that no additional liability of Contractor shall accrue with respect to such claim after fifteen (15) days following the date of such request.
Section 10.06    Limitation of Liability.
(a)No Party will be liable to the other Party under this EPC or any other Transaction Document for aggregate amounts in excess of the Maximum Liability unless such liability arises out of (A) the fraud, willful misconduct, or gross negligence of such Party, (B) either Party’s indemnification obligations with respect to third party claims under Sections 10.01, or (C) Contractor’s indemnification obligations under Section 6.11.

(b)Except with respect to (i) Losses for bodily injury or property damage, (ii) in connection with a Party’s breach of Sections 6.03(b), 8.01, or 8.04, or (iii) claims arising from a Party’s fraud or willful misconduct, in no event shall either Party (or its Subcontractors, Personnel, or Affiliates) be liable to a Contractor Indemnitee or a Buyer Indemnitee, as the case may be, for any special, incidental, indirect, consequential, exemplary, or punitive damages hereunder or under any other Transaction Document, whether (x) arising before or after the expiration or early termination of this EPC or any other Transaction Document, or (y) claimed in contract, warranty, law, equity, tort, or otherwise. This limitation shall apply irrespective of negligence, fault, duty to warn, or strict liability of contract, regardless of whether such damages were foreseeable and regardless of whether either Party was advised of the possibility of such damages. A Tax Loss is not a consequential damage.
(c)Each Party acknowledges that no adequate remedy at law exists for a breach or threatened breach of Article VIII or of the Ownership Covenant, the continuation of which un-remedied will cause the non-breaching Party to suffer irreparable harm. Accordingly, each Party shall be entitled, in addition to other remedies that may be available to such Party, to immediate injunctive relief from any breach or threatened breach of any of the provisions of Article VIII or the Ownership Covenant, and to specific performance of its rights hereunder, as well as any other remedies available at law or in equity.
(d)Any claim for Losses under this EPC or any other Transaction Document irrespective of the legal theory under which it is brought shall be reduced to the extent such Losses are recovered from the proceeds of a successful claim under a policy of insurance held by the claiming Party.
(e)The indemnification provided for in this Article X is not intended and shall not be deemed to limit, condition, reduce or supplant the primary availability of any insurance that would be available in the absence of such indemnification. The amount of any Loss or Tax Loss for which indemnification is provided under this Article X shall be net of any insurance proceeds actually received by an Indemnified Party from insurance obtained and maintained pursuant to the Transaction Documents as an offset against such Loss or Tax Loss, as applicable, after deducting any related costs and expenses, including the aggregate cost of pursuing any related insurance claims and any related increases in insurance premiums or other chargebacks.
Section 10.07    No Duplication. Neither Party may receive payment with respect to a Loss hereunder or under any other Transaction Document more than once.
Section 10.08    After-Tax Basis. Any indemnification payment made under this Article X shall be made on an After-Tax Basis, provided that, if the indemnifying Party delivers an opinion of Stoel Rives, LLP or other counsel reasonably acceptable to the Indemnified Party that the indemnification payment “should” be treated as a non-taxable return of capital for U.S. federal income tax purposes, the Parties agree to so treat the indemnification payment. If the indemnifying party delivers a requisite opinion but thereafter the indemnification payment is determined pursuant to a final determination to be taxable the indemnifying party shall pay the Indemnified Party the difference between (i) the amount originally paid to the Indemnified Party and (ii) the amount that would have been paid to such Indemnified Party had the payment been treated as taxable, grossed-up and paid on an After-Tax Basis, including any penalties and interest payable by the Indemnified Party with respect to such final determination.
Article XI.
DISPUTE RESOLUTION

Section 11.01     In General. Subject to any limitations on remedies set forth herein, all disputes arising out of or in connection with this EPC or any other Transaction Document (a “Dispute”) will be settled in accordance with the provisions of this Article XI to the extent permitted by Applicable Law.
Section 11.02    Good Faith and Fair Dealing. Whenever any Transaction Document grants to a Party the right to take action, exercise discretion, or determine whether to approve a proposal of or provide consent to any other Party, the Party possessing the right shall act in good faith and deal fairly with the other Party. Each Party will exercise its good faith in the administration of the Transaction Documents and all actions of the Parties shall be designed to facilitate the successful completion of the Work by Contractor, the Services by Provider, and to promote the effective and efficient administration of this EPC and the other Transaction Documents, in each case to achieve the objective of providing efficient, reliable, and economical long term energy production in compliance with Applicable Law. The Parties further commit to act in a timely fashion, to: (a) review all documents, (b) respond to all requests for information, (c) support all applications for Permits, Incentives, Interconnection Agreements and other similar documents, Governmental Approvals; and (d) resolve all differences and Disputes in a timely fashion.
Section 11.03    Dispute Resolution.
(a)Any Dispute arising out of or in relation to this Agreement shall be resolved by the procedures set forth in the Section 11.03.
(b)If a Dispute arises between the Parties, the Parties shall in good faith attempt to settle such Dispute in the first instance by mutual discussions between Buyer and Contractor for a period of at least thirty (30) days from the date either Party gives notice to the other of such Dispute.
(c)[Reserved].
(d)If the Dispute cannot be settled for any reason (including the non-participation of a Party) within the thirty (30) day period for mutual discussions set forth in paragraph (b) above, either Party may serve a request for arbitration upon the other and the Dispute shall be resolved by arbitration conducted by one or three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The seat of the arbitration shall be the City of New York. This agreement to arbitrate and the conduct of the arbitration shall be governed by the Federal Arbitration Act. Any Dispute concerning the propriety of the commencement of the arbitration shall be finally settled by the arbitral tribunal. The arbitration award shall be final and binding on the parties, and the parties undertake to carry out any award without delay. Judgment on the award may be entered by any court having jurisdiction of the award or having jurisdiction over the relevant party or its assets.
(e)During the conduct of dispute resolution procedures hereunder, (i) the Parties shall continue to perform their respective obligations under this EPC and the other Transaction Documents, and (ii) no Party shall exercise any other remedies hereunder arising by virtue of the matters in dispute; provided, however, that if due to the nature of the Dispute interim measures are required to preserve rights or irreparable damage may occur and money damages may not be a sufficient remedy, then the Parties shall be entitled, without the requirement of posting a bond or the other security, to seek a preliminary injunction, temporary restraining order, or other provisional relief as a remedy. In accordance with Rule 37 of the Commercial Arbitration Rules of the American Arbitration Association, a request for interim measures addressed to a judicial authority shall not be deemed incompatible with the agreement to arbitrate herein or a waiver of the right to arbitrate. Such a request for interim measures may be made at any time provided the conditions and requirements of this Section 11.03(e) are otherwise satisfied.

(f)Each Party hereby consents to the service of process at the addresses set forth in Schedule 8 either by overnight delivery by a nationally recognized courier or by certified first class mail, return receipt requested, and hereby acknowledges that service by such means shall constitute valid and lawful service of process against the Party being served.
Article XII.TERMINATION
Section 12.01    Termination. With respect to a given Project, unless earlier terminated pursuant to the terms of Section 12.02, this EPC, with respect to each Project, will automatically expire upon the expiration of the General Product Warranty under Section 6.06, except for any terms that expressly survive such termination, including, without limitation, those set forth in Section 12.03.
Section 12.02    Right to Termination.
(a)Termination Rights. This EPC may be terminated:
(i)With respect to a Project removed in accordance with Section 1.05, solely with respect to such Project;
(ii)With respect to a Project, after payment and receipt of a full refund pursuant to Section 5.03 (Refunds) for such Project;
(iii)For a Contractor Default or a Buyer Default arising in connection with a Project, solely with respect to such Project;
(iv)For the repurchase of a Facility pursuant to Section 6.11 (Infringement Claims), solely with respect to the related Project;
(v)For a Contractor Default or Buyer Default unrelated to a specific Project, in its entirety;
(vi)Upon a Bankruptcy Event of Contractor or Buyer, in its entirety;
(vii)Upon the mutual written agreement of both Parties; and
(viii)By Buyer, if a Contractor Default has occurred and is continuing with respect to more than 6.6MW of the aggregate System Capacity of all Facilities in the Portfolio as of the Commitment Expiration Date.
(b)Upon a termination of this EPC in accordance with this Section 12.02, all rights and obligations of the Parties hereto shall be terminated and discharged in full; provided, however, such termination shall not affect any rights or obligations as between the Parties which may have accrued prior to such termination or which expressly survive termination by their terms, whether resulting from the event giving rise to termination or otherwise.
Section 12.03    Survival. Without limitation to any provision hereof that may by its terms expressly survive the termination of this Agreement, the following provisions shall survive any termination of this Agreement with respect to a Project or the termination of this Agreement in its entirety: Section 3.06 (IP); Section 3.08(f); Section 4.04 (Limitation on Export); Section 4.06 (Project Document Modification) for the length of the applicable Project Document; Section 5.07 (Reimbursable Credit Support); Section 5.09 (Mechanic’s Liens); Section 6.02 (Transfer); Section 6.03 (Exceptions); Section 6.05 (Licenses);

Section 6.06 (Product Warranty) until the expiration of the first anniversary of the Facility’s COD; Section 6.07 (Warranty Exclusions); Section 6.08 (Warranty Claims); Section 6.09 (Repair of Defective Work); Sections 6.10 (Infringement Warranty) and 6.11 (Infringement Claims); Section 6.13 (Transfer); Section 6.14 (Limitation of Liability); Section 6.16 (Disclaimers); Article VII (Representations) until the expiration of the applicable statutory of limitations; Sections 8.01 (Confidential Information), 8.02 (Permitted Disclosures) and 8.03 (Press Releases) for five years from the expiration of the EPC Term; Section 8.04 (Restricted Access) forever; Section 10.01 (General Indemnification); Section 10.02 (Lien Indemnification); Section 10.03 (Indemnity Claims Procedure); Sections 10.04 (Tax Indemnification) and 10.05 (Tax Indemnification Procedures) until the expiration of the applicable statute of limitations); Section 10.06 (Limitation of Liability); Article XI (Dispute Resolutions); Article XIII (Assignment and Transfer); and Article XIV (Miscellaneous).
Article XIII.
ASSIGNMENT AND TRANSFER
Section 13.01    Buyer Transfers and Assignment.
(a)Buyer Right to Transfer the Portfolio or a Facility.
(i)Transfer of Entire Portfolio. Buyers may, upon COO of the last Project in the Portfolio to achieve COO, Transfer the entire Portfolio to a third-party without the written consent of Contractor, so long as: (A) such third-party transferee is not a Competitor, and (B) such third-party transferee takes assignment of the O&M (unless the O&M has already terminated or expired by its terms.
(ii)Transfer of Individual Facilities within the Portfolio. Buyers may Transfer one or more individual Facilities within the Portfolio (A) to a Customer pursuant to the terms of the applicable Customer Agreement; and (B) after the Facility achieves COO, to a third party, so long as such third-party transferee is not a Competitor; (C) […***…]; or (D) […***…]. Under all such circumstances the O&M will automatically terminate with respect to the Facility upon the Transfer date and the Output Warranty and Output Guarantee under the O&M will be adjusted to take into account the loss of the Facility from the Portfolio in accordance with the terms of the O&M.
(iii)Sales to Competitors. If Owner proposes to consummate the sale of any Facility or component thereof to a Competitor under paragraph (D) of Section 13.01(a)(ii) above, then, prior to Owner consummating such transaction, Owner shall give notice thereof to Contractor, which notice shall specify the price offered by such Competitor and the other material terms of such proposed transaction. Upon receipt of such notice, Contractor shall have ten (10) Business Days to notify Owner of its election, in its sole discretion, to purchase the Facility from Owner. If Contractor elects to purchase the Facility, Contractor shall pay the purchase price for such Facility within thirty (30) days. If Contractor does not elect to purchase the Facility, Owner may proceed with the sale to such Competitor at a price not less than that offered to Contractor.
(b)Unless transferred in connection with the permitted Transfer of a Project or Facility under paragraph (a) above, Buyer may not transfer any Transaction Document without the express written consent of Contractor. Any Transfer of the EPC must include a Transfer of the O&M and all other Transaction Documents. Buyer may not Transfer individual Modules or any component thereof separate from a Facility.

(c)Buyer may undergo a Change of Control without the written consent of Contractor so long as (i) none of the Person(s) controlling Buyer thereafter is a Competitor, (ii) except in the case of a Change of Control occurring as a result of a foreclosure (or transfer in lieu of foreclosure) by a lender or financing party providing financing to Buyer or any of its direct or indirect equity owners (including to any Investor), such controlling Person’s creditworthiness is at least substantially similar to or greater than that of Buyer’s existing control Person(s) and (iii) any Person surviving a merger or consolidation with regard to Buyer or the Company (if no longer the same legal entity as Buyer or the Company, as the case may be) takes assignment of the O&M (unless the O&M has already terminated or expired by its terms). […***…].
Section 13.02    Contractor Transfers and Assignment. Upon written notice to Buyer, Contractor may assign or Transfer any Transaction Document to which it is a party in connection with a financing arrangement, mergers and acquisitions, or corporate reorganization so long as, in the case of a corporate reorganization not involving or resulting from a corporate financing or merger or acquisition resulting in change in control of one hundred percent (100%) of or the majority of the equity interest in Contractor, the assignee or transferee has financial resources, legal rights and experience sufficient to allow such assignee to perform Contractor’s obligations under this EPC. Contractor may not assign its obligations under the EPC to an Affiliate without either obtaining Buyer’s prior written consent or providing Buyer a guarantee from the ultimate parent entity of the Affiliate assignee. Buyer acknowledges that any lender or financing party may under certain circumstances assume interests and rights of Contractor under such Transaction Document.
Section 13.03    Permitted Transfers. Any permitted Transfer under this Article XIII must comply with the following:
(a)With respect to the Transfer of a Facility, Buyer and such transferee will execute and deliver a Bill of Sale substantially in the same form of Exhibit D;
(b)With respect to the Transfer of a Transaction Document, Buyer and such transferee will execute and deliver an instrument of assignment pursuant to which Buyer assigns all of its rights and obligations under such Transaction Document and such third-party transferee assumes all of such rights and obligations.
(c)The third-party transferee will enter into an agreement with Contractor substantially in the form of Exhibit F.
Section 13.04    Effect of Transfer.
(a)Any purported Transfer in violation of this Article XIII is automatically null and void. If any transferee of the Facility has taken title to the Facility in violation of this Article XIII, then Contractor (in its capacity as Contractor under this EPC or as Provider under the O&M), may, in its sole discretion and without liability to Customer, turn off its remote monitoring system with respect to the Facility and terminate access to BloomConnect. Upon termination of remote monitoring of the Facility, the Facility will enter “last command” mode and operate in accordance with its embedded safety protocols (including an eventual controlled shutdown).
(b)In connection with a Transfer permitted under this Article XIII, the Parties shall use commercially reasonable efforts to execute and deliver the documents and instruments necessary to effect such Transfer. Any Transfer in accordance with the terms of this Article XIII will be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 13.05    Subcontractors. Nothing in this Article XIII will prohibit Contractor’s ability to engage a Subcontractor or subcontract any of its obligations under any Transaction Document so long as such engagement is in accordance with Section 3.03 (Subcontractors) of this EPC.
Section 13.06    Competitors.
(a)No more than once a quarter Bloom may, but will not be obligated to, propose updates to the list of potential Competitors set forth in clause (2) of the definition thereof (the “Competitors List”). Buyer will have five (5) Business Days to review such list to approve or reject each proposed additional company.
(b)In the event that Contractor and Buyer cannot agree upon a proposed addition of a company name from the Competitors List, then the parties shall settle such difference of opinion pursuant to the dispute resolution process set forth in Article XI. Pending settlement of the matter, the company will be deemed to constitute a Competitor.
(c)Any Transfer of one or more Projects in the Portfolio in accordance with this Article XIII shall have no effect on the terms and conditions of this EPC and the other Transaction Documents with respect to the Projects that remain in the Portfolio.
Article XIV.
MISCELLANEOUS
Section 14.01    Governing Law, Jurisdiction, Venue. THIS EPC SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW OR OTHER PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (NEW YORK COUNTY) AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY REQUEST FOR RELIEF IN AID OF ARBITRATION, A PRELIMINARY INJUNCTION, TEMPORARY RESTRAINING ORDER OR OTHER PROVISIONAL RELIEF AS A REMEDY. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING RELATING TO ANY SUCH DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.
Section 14.02    Notices. All notices, provisions of documentation, reports, certifications, or other documentation, and other communications hereunder shall be in writing, shall be delivered to the applicable addresses set forth on Schedule 8, and shall be deemed given when (A) received in hand if delivered personally, (B) when sent, if by electronic mail, or (C) delivered, if mailed by overnight delivery via a nationally recognized courier or registered or certified first class mail (return receipt requested), postage prepaid, to the recipient Party at its below address; provided, however, that the Parties may notify one another in writing of changes to the addresses and other recipient information in Schedule 8; such notices of changes of address and other recipient information shall be effective only upon receipt thereof. In the event the size of any attachments to a Contractor notice to Buyer prevents delivery by e-mail, Contractor may upload said attachments to the Data Room and shall give notice of any such upload to Buyer by e-mail simultaneously therewith.

Section 14.03    No Third-Party Beneficiaries. This EPC is intended solely for the benefit of the Parties, and the Parties expressly disclaim any intent to create any (i) duty, liability, or standard of care to any Person that is not a Party, (ii) rights or interest, direct or indirect to any Person that is not a Party, (iii) in any third party as a third-party beneficiary to this EPC or the services to be provided hereunder, except that Contractor is and will be third-party beneficiary to any Ownership Covenant between the transferor and transferee of a Facility in accordance with Article XIII.
Section 14.04    Principles of Construction.
(a)Entire Agreement. The Transaction Documents embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this EPC. Each Party acknowledges that, in agreeing to enter into this EPC and the other Transaction Documents, it has not relied on any representation, warranty, collateral contract or other assurance (except those in this EPC or any Transaction Document) made by or on behalf of any other Party at any time before the signature of this EPC or any other Transaction Document. Each Party waives all rights and remedies which, but for the preceding sentence, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.
(b)Interpretation. Captions or headings to Articles, Sections, clauses, sub-clauses or paragraphs of this EPC or any other Transaction Document are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this EPC or any Transaction Document.
(c)Severability. If any term or other provision of this EPC or any Transaction Document is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this EPC shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.
(d)Construction of Agreement. The terms and provisions of this EPC and the other Transaction Documents represent the results of negotiations between Buyer and Contractor, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic, or otherwise. Accordingly, the terms and provisions of this EPC and the other Transaction Documents shall be interpreted and construed in accordance with their usual and customary meanings, and Buyer and Contractor hereby waive the application in connection with the interpretation and construction of this EPC and the other Transaction Documents of any rule of law to the effect that ambiguous or conflicting terms or provisions contained herein and therein shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft.
(e)Technical or Trade Usage. When words that have a well-known technical or trade meaning are used to describe materials, equipment or services, such words will be interpreted in accordance with such meaning. Reference to standard specifications, manuals, or codes of any technical society, organization or association, or to the code of any Governmental Authority, whether such references be specific or by implication, shall mean the latest standard specification, manual or code (whether or not specifically incorporated by reference in the Transaction Documents). Prudent Industry Standards, to the degree applicable, shall conform to the standards in effect at the time of performance and may change the duties and responsibilities of Contractor or Buyer, or any of their Representatives, Subcontractors or employees from those set forth in this EPC or the other Transaction Documents.

(f)Counterparts. This EPC and the other Transaction Documents may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, portable document format or other electronic means (including, without limitation, services such as DocuSign) will be considered original signatures, and each Party shall thereafter promptly deliver original signatures to the other Party.
Section 14.05    Amendment, Modification, Waiver and Consent.
(a) Any Transaction Document may be amended, modified, or supplemented only by written agreement of all of the parties thereto.
(b)Except as otherwise provided in the Transaction Documents, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in a Transaction Document may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but any waiver of such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith or any other term or provision in the Transaction Documents.
Section 14.06    Independent Contractor. Contractor shall perform the Work and act at all times as an independent contractor. Contractor shall be solely responsible for the means, methods, techniques, sequences, and procedures employed for execution and completion of the Work. Nothing in this EPC shall be interpreted or applied so as to make the relationship of any of the Parties that of partners, joint ventures or anything other than the relationship of Customer and independent contractor. Notwithstanding Contractor’s obligation to perform on behalf of Buyer certain of Buyer’s obligations under some of the Project Documents, neither Contractor nor any Contractor Person shall be considered an employee, agent, subcontractor or Representative of, nor under the control of, Buyer under this EPC. Contractor shall at all times maintain supervision, direction and control over all applicable Customer Persons as is consistent with and necessary to preserve its independent contractor status. Contractor shall be responsible to Buyer for the acts and omissions of each such Contractor Person.
Section 14.07    Further Assurances. Each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this EPC and the transactions contemplated by this EPC. Each party will be responsible for its own costs and expenses incurred in connection with diligence and the drafting and negotiation of the Transaction Documents.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Buyer and Contractor have caused this EPC to be signed by their respective duly authorized officers as of the Effective Date.

BUYERS:
RAD 2021 Bloom ESA Fund I, LLC, a Delaware limited liability company	RAD 2021 Bloom ESA Fund II, LLC, a Delaware limited liability company

By: /s/ David Jonathan Matt	By: /s/ David Jonathan Matt
Name: David Jonathan Matt	Name: David Jonathan Matt
Title: Managing Member	Title: Managing Member

RAD 2021 Bloom ESA Fund III, LLC, a Delaware limited liability company	RAD 2021 Bloom ESA Fund IV, LLC, a Delaware limited liability company

By: /s/ David Jonathan Matt	By: /s/ David Jonathan Matt
Name: David Jonathan Matt	Name: David Jonathan Matt
Title: Managing Member	Title: Managing Member

RAD 2021 Bloom ESA Fund V, LLC, a Delaware limited liability company	CONTRACTOR: BLOOM ENERGY CORPORATION, a Delaware corporation

By: /s/ David Jonathan Matt
Name: David Jonathan Matt	By: /s/ Greg Cameron
Title: Managing Member	Name: Greg Cameron
Title: EVP and Chief Financial Officer

[Signature Page to Purchase, Engineering, Procurement and Construction Contract]

Solely for purposes of Sections 5.10, 6.01(d), 6.02(I), 7.01(d), 10.04(b), 10.04(c) and 10.04(d):
RAD BLOOM PROJECT HOLDCO LLC,
a Delaware limited liability company
By: RAD Bloom Class B Borrower LLC, its managing member

By: /s/ David Jonathan Matt
Name: David Jonathan Matt
Title: Managing Member

[Signature Page to Purchase, Engineering, Procurement and Construction Contract]

Appendix A
Definitions
(EPC and O&M)
“Actual kWh” is defined in Section 6.01(b) of the O&M.
“Adjusted EBITDA” has the meaning, for any applicable period of determination, given to such term in Provider’s most recent quarterly financial statements.
“Affected ICAs” is defined in Section 7.05 of the EPC.
“Affiliate” of any Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, provided that notwithstanding anything in this Agreement to the contrary, Contractor is not an Affiliate of Buyer and no Customer is an Affiliate of Buyer or Contractor. For purposes of this Agreement, the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity shall be deemed to constitute control. Such other relationships as in fact results in actual control over the management, business, and affairs of an entity, shall also be deemed to constitute control.
“After-Tax Basis” means, with respect to any payment to be actually or constructively received, the amount of such payment (the “base payment”) and any further payment (the “additional payment”) to such recipient so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all income taxes required to be paid by such recipient in respect of the receipt or accrual of the base payment and the additional payment, using an assumed rate equal to the Gross-up Tax Rate taking into account any income tax savings realized by the recipient as a result of the event giving rise to the payment, using an assumed rate equal to the Gross-up Tax Rate, equals the amount required to be received.
“Aggregate Actual kWh” is defined in Section 6.02(a) of the O&M.
“Aggregate Deemed kWh” is defined in Section 6.02(a) of the O&M.
“Aggregate Minimum kWh” is defined in Section 6.02(a) of the O&M.
“Aggregate Purchase Price” means, with respect to one or more Projects, the sum of all of the Purchase Prices of such Projects.
“AHJ” means with respect to a given Facility, Site, or Person, the Governmental Authority having jurisdiction over such Facility, Site, or Person.
“Ancillary Modules” means certain Modules that require additional cost. Ancillary Module may include AOMs, Batteries, Low-Pressure Gas Boosters, UPMs, and similar Modules.
“Ancillary Module Price” is defined in Schedule 7 to the EPC.
“Anti-Bribery and Anti-Corruption Laws and Regulations” means all Applicable Laws concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010.
Appendix A

“Anti-Terrorism and Money Laundering Laws and Regulations” means all Applicable Laws concerning or relating to terrorism financing or money laundering, including the USA PATRIOT Act and “know your customer” rules.
“AOM” means an auxiliary output Module. It is a type of Ancillary Module.
“Applicable Law” means, as of a given date of determination, any applicable statute, law, regulation, ordinance, rule, determination, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, requirement, or any similar form of decision of, or any provision or condition of any permit, license, or other operating authorization issued by any Governmental Authority having or asserting jurisdiction over the matter or matters in question.
“Appraisal” means the Fair Market Valuation of the Portfolio, dated as of the Effective Date, as updated from time to time pursuant to Section 5.05(c)(ii) of the EPC.
“Appraiser” means DAI Management Consultants, Inc.
“As-Built Drawings” mean a revised issued for construction drawing set, including some or all of the following, as applicable: cover sheet, work site plan (work site and general arrangement drawings), Grading and drainage plan, Soil erosion and sediment control, foundation plans and details, structural plans, details and elevation, single-line electrical diagrams, electrical schematic diagrams, functional description of operation and control of the facility, network architecture drawings, power and control wiring, grounding plans, lightning and surge protection drawings, wiring diagrams, Bloom equipment Specifications, electrical schematic diagrams, and I/O list. Drawing, created after a Project is finished. As-Built Drawings are also known as record drawings and red-line drawings.
“Assignment Agreement” means an assignment and assumption agreement substantially in the form of Exhibit B to the EPC.
“Availability Period” is defined in Section 1.03 of the EPC.
“Bankruptcy Event” means, as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Laws or like provision of law (except if such petition is contested by such Person and has been dismissed within ninety (90) days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets; commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided, that if such proceeding is commenced by another, such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within ninety (90) days.
“Bankruptcy Laws” means 11 U.S.C. Chapter 11.
“Base Case Model” means the economic model titled “Project Yosemite Base Case model 2021.06.20 (Closing),” posted to the Data Room as of the Effective Date.
“Base Rate” is defined in Section 5.01(a) of the O&M.
Appendix A

“Battery” means an energy storage Module. A Battery is a type of Ancillary Module.
“BDI” means BE Development, Inc., a Delaware corporation and a wholly owned subsidiary of Contractor.
“Bill of Sale” means a bill of sale and assignment agreement substantially in the form of Exhibit D to the EPC.
“Bloom” means Bloom Energy Corporation, a Delaware corporation.
“BloomConnect” means a web-based data portal with datasets and pointers for access to such datasets through a dashboard interface that provides (i) for a period of aggregated 15-minute intervals, full-time visibility into operational status, capacity, efficiency, fuel consumption, and generation output, which may be acquired in downloadable format, and (ii) interactive graphs and animations that illustrate the benefits of sustainability, gas consumption, and energy generation, in each case tailored to the Facility.
“BOF” means, for each Site, the balance of facility items included in and integral to each Facility including, as applicable, Electrical Interconnection Facilities, the natural gas supply facilities, the water supply facilities, the data communications facilities, a water distribution module, an electric distribution module, a telemetry cabinet, the concrete foundations, and any equipment in the Facility that is not part of a Module, required on or in the vicinity of the Site, and are necessary to achieve COO and continuous operation as required under the applicable Project Documents.
“Business Day” means a day other than a Saturday, Sunday, or other day on which banks in New York, New York, or San Francisco, California, are authorized or required to close.
“Buyer” means each of the Project Companies in its capacity as a “Buyer” under the EPC.
“Buyer-Owned Data” is defined in Section 6.02(d) of the EPC.
“Buyer Default” is defined in Section 9.03 of the EPC.
“Buyer Indemnitee” is defined in Section 10.01(a) of the EPC.
“Buyer Person” means any employee, officer, consultant, agent, contractor, Subcontractor, Representative, Supplier, vendor or other representative of Buyer or any of its Affiliates, in each case while acting as such subject to Buyer’s supervision, control or direction.
“Calendar Quarter” means each period of three months ending on March 31, June 30, September 30 and December 31 of each year.
“Cash Equity Investor” means RAD Bloom Class B Borrower LLC.
[…***…].
“Change of Control” means, with respect to a Person an event or series of events that constitute (a) a merger or consolidation of such Person with, by or into another Person; (b) any change in the ownership of more than fifty percent (50%) of the voting capital stock or equity interests of such Person in one or more related transactions; (c) the sale of all or substantially all of the assets of such Person, or (b) the transfer of management rights as to such Person.
Appendix A

“[…***…]” means:
([…***…]
“Claim Notice” is a notice substantially in the form of Exhibit A to the O&M.
“COD” means, with respect to any Project, the date on which the Facility achieves COO.
“COD Package” means a certificate substantially in the form of Exhibit E to the EPC.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means to do all of the activities set forth on Schedule 5 to the EPC.
[…***…].
“Commitment Expiration Date” means December 31, 2022.
“Company” means RAD Bloom Project Holdco LLC, a Delaware limited liability company.
“Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Effective Date, between the Investors.
“Competitor” means […***…].
“Confidential Information” is defined in Section 8.01 of the EPC.
“Construction Records” are defined in Section 3.08(d) of the EPC.
“Contractor” is defined in the preamble of the EPC.
“Contractor Default” is defined in Section 9.01 of the EPC.
“Contractor Indemnitee” is defined in 10.01(b) of the EPC.
“Contractor-Owned Data” is defined in Section 6.02(d) of the EPC.
“Contractor Person” means any employee, officer, consultant, agent, contractor, Subcontractor, Representative, Supplier, vendor or other representative of Contractor or any of its Affiliates, in each case while acting as such subject to Contractor’s supervision, control or direction.
“Contractor Safety Plan” means the Customer Installations Group (CIG) Safety Program Manual, as may be updated from time to time, issued by Bloom and uploaded to the Data Room.
“COO” is defined in Schedule 4 to the EPC.
“COO Milestone” is defined in Schedule 4 of the EPC.
“COO Milestone Payment” is defined in Section 5.02(a)(iii) of the EPC.
“COO Milestone Payment Date” means the date on which the COO Milestone Payment is made.
Appendix A

“Credit Support” means, with respect to a given Project, the deposit, performance assurance or amounts otherwise posted by Contractor in connection with any Government Approvals, Permits, Incentive Agreements or as otherwise required, listed on such Project’s Project Summary.
“Cumulative Output Warranty” is defined in Section 6.01(a) of the O&M.
“Customer” means each counter-party to a Customer Agreement.
“Customer Agreement” means collectively, an energy services agreement, power purchase agreement, or similar agreement, by and between BDI or such other Bloom Affiliate as predecessor in interest to Buyer, and a Customer, and includes any certifications required thereunder.
“Customer Agreement Day Extension” is defined in Section 1.02(b) of the O&M.
“Customer Rate” means, with respect to a given Project, the associated dollars per kilowatt rate paid by Customer in exchange for electricity generated by the related Facility.
“Customer Warranty” means, with respect to a given Project, the warranty and/or guaranty obligations made to the Customer in the Customer Agreement regarding the performance of the associated Facility. The Customer Warranties in each Project are described as “Customer Warranty” in each such Project’s Project Package.
“Customer Warranty Payment” means, with respect to a given Project, a payment owed to the applicable Customer under its Customer Agreement for the associated Facility’s failure to perform in accordance with a Customer Warranty.
“Data” is defined in Section 6.02(d) of the EPC.
“Data Room” means either (i) with respect to diligence and closing documents, the electronic data room available at https://wwwna.dfsvenue.com/, and (ii) with respect to ongoing delivery of Transaction Documents, the FTP site available at https://wwwna.dfsvenue.com/.
“Deemed kWh” is defined in Section 6.01(b) of the O&M.
“Delivery Milestone” is defined in Schedule 4 of the EPC.
“Delivery Milestone Payment” is defined in Section 5.02(a)(ii) of the EPC.
“Delivery Milestone Payment Date” means the date on which the Delivery Milestone Payment is made.
“Deposit kWs” is defined in Schedule 4 to the EPC.
“Deposit Milestone” is defined in Schedule 4 of the EPC.
“Deposit Milestone Payment” is defined in Section 5.02(a)(i) of the EPC.
“Deposit Milestone Payment Date” means the date on which the Deposit Milestone Payment is made.
“Deposit Milestone Payment Date Conditions” means the occurrence of each of the following with respect to a Project: (i) the Project is a Scheduled Project; (ii) the Buyer has received the Project Package;
Appendix A

(iii) the Buyer has executed the Project Package Response; (iv) the Buyer has received a Milestone Certificate; (v) achievement of the Deposit Milestone; and (vi) the Buyer has received a certificate from the Independent Engineer substantially in the form of Exhibit I-1 to the EPC.
“Dispute” is defined in Section 11.01 of the EPC.
“Economic Sanctions Laws and Regulations” means any and all economic and financial sanctions and trade embargoes imposed, administered or enforced by: (a) the U.S. government (including the U.S. Department of State and OFAC), (b) the United Nations Security Council, (c) the European Union or any of its member states, (d) Switzerland (including the State Secretariat for Economic Affairs), or (e) the United Kingdom (including Her Majesty’s Treasury).
“Effective Date” is defined in the preamble of the EPC and the O&M.
“Electrical Interconnection Facilities” means the equipment and facilities required to safely and reliably interconnect a Facility to the transmission system of the Transmitting Utility, including the system between each Module, transformers and all switching, metering, communications, control and safety equipment, including the facilities described in any applicable Interconnection Agreement.
“Eligible Letter of Credit” means a standby, transferable, irrevocable letter of credit in form and substance acceptable to Company and Provider that is issued by a commercial bank or trust company organized under the laws of the United States of America or a political subdivision thereof, having a Credit Rating of “A-” or higher by S&P or “A3” or higher by Moody’s.
“Energy Server” means a solid oxide fuel cell power generating system manufactured by Contractor, made up several interdependent Modules that collectively convert natural gas into electricity without combustion with a capacity of 150 to 5,000 kWac. It consists of, at a minimum, a fuel processing Module, an inverter Module and several power Modules.
“Environmental Law” means any Applicable Law which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.
“EPC” means Purchase, Engineering, Procurement, and Construction Agreement, dated as of the Effective Date, entered into by and between Contractor and Buyer.
“EPC Inputs” is defined in Section 5.05(a) of the EPC.
“EPC Term” is, with respect to a Facility, the period of time from the Effective Date until the expiration of the General Product Warranty period for that Facility under Section 6.06 of the EPC, unless the EPC is earlier terminated in accordance with its terms.
Appendix A

“Excess Electricity” is defined in Section 2.08(a) of the O&M.
“Excluded Hours” are defined in Section 6.01(b) of the O&M.
“Excluded Taxes” are defined in Section 5.01(c) of the EPC.
“Exclusions” are defined in Section 6.03 of the O&M.
“Facility” means collectively (A) one or more Energy Servers; (B) if applicable, depending on the Facility’s configuration, site requirements, and relationship to the grid, additional Modules like booster blowers, standalone inverters, load buffers in the form of ultra-capacitors, auxiliary output modules, storage modules, and uninterruptible power Modules among other things; and (C) the related BOF. A Facility is interconnected at a particular Site behind a single utility meter, sharing a single COD and thereafter operated as a unified whole. Where a Customer Agreement provides for multiple “Phases” at a Site (i.e., discrete installations of Modules to be installed behind a single Transmitting Utility meter), each “Phase” shall be understood to be a separate “Facility” for purposes of this Agreement. Each Facility shall be located in an Approved State.
“Facility Records” is defined in Section 3.04(d) of the O&M.
“Facility Termination Event” is defined in Section 7.01 of the O&M.
“Fair Market Value” means, with respect to any Facility or Project, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between an informed, willing seller and a willing and able buyer, neither of whom is under compulsion to complete the transaction.
[…***…].
“FERC” means the Federal Energy Regulatory Commission and any successor.
“Final Determination” means the final resolution of liability for any Tax Claim for any taxable period, by or as a result of (i) a final and un-appealable decision, judgment, decree or other order by any court of competent jurisdiction; (ii) a final settlement with the IRS, a closing agreement or accepted offer in compromise under section 7121 or section 7122 of the Code, or a comparable agreement under the laws of other jurisdictions, which resolves the entire Tax Claim for any taxable period; (iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the jurisdiction imposing the Tax; or (iv) any other final disposition, including by reason of the expiration of the applicable statute of limitations.
“Final PIS Date” means the last date that any Facility in the Portfolio was Placed in Service.
“Fixed Charge Cover Ratio” means, for any applicable period of determination, the ratio of (a) the Adjusted EBITDA to (b) Provider’s Fixed Charges for such period.
“Fixed Charges” means, for any applicable period of determination, the sum, without duplication, of (a) the total interest expenses on Indebtedness for such period, (b) any applicable income and other Taxes for such period, and (c) total Maintenance Capital Expenditures for such period.
“Force Majeure Event” means, with respect to a given Project or Facility, except to the extent inconsistent with the definition of “Force Majeure” or “Force Majeure Event” set forth in such Facility’s Customer
Appendix A

Agreement (in which case the definition in the applicable Customer Agreement shall take precedence to the extent of the inconsistency): any event or circumstance that (a) prevents the performance a Party from performing its obligations under the EPC or O&M, as the case may be; (b) was not (1) within the reasonable control of such Party, (2) the result of the negligence or willful misconduct of such Party, or (3) the result of a breach of a Transaction Document by such Party; and (c) such Party is unable to reasonably mitigate, delay, avoid or cause to be avoided with the exercise of due diligence such event or circumstance.
“Form 566” means FERC Form No. 556 - Certification of QF Status for Small Power Production and Cogeneration Facilities.
“Forward-Looking Information” is defined in Section 7.02(i) of the EPC.
“FRU” means a field replacement unit, a component of a fuel cell Module.
“GAAP” means United States generally accepted accounting principles consistently applied.
“General Product Warranty” is defined in Section 6.06 of the EPC.
“Governmental Approvals” means (a) any authorizations, consents, approvals, licenses, rulings, permits, tariffs, rates, certifications, variances, orders, judgments, decrees by, or with, a relevant Governmental Authority, and (b) any required notice to, any declaration of, or with, or any registration or filing by, or with, any relevant Governmental Authority.
“Governmental Authority” means with respect to a given Person, any foreign, federal, state, local, or other governmental, regulatory, or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitrating body, self-regulating regulatory authority, or other governmental authority, in each case having jurisdiction over such Person (including, if applicable, NERC, any Person to whom NERC has delegated its authority under the Federal Power Act, any Person that operates an interstate or other wholesale electric transmission system, and the Financial Industry Regulatory Authority, Inc.).
“Gross-up Tax Rate” means a composite rate equal to the sum of (i) the highest tax rate specified in Section 11 of the Code, plus (ii) the product of (I) the sum of (A) the highest state income rate applicable to corporations doing business in the state the Site is located and (B) the highest local income tax rate applicable to corporations doing business in the locality the Site is located and multiplied by (II), to the extent the Code permits the Buyer Indemnitee to deduct state and local income taxes, the rate specified in clause (i).
“Hazardous Material” means and includes those elements or compounds which are contained or regulated as a hazardous substance, toxic pollutant, pesticide, air pollutant, or as defined in any Environmental Law, order or decree of any Governmental Authority for the protection of human health, water, safety or the environment or is otherwise included in the definition of “Hazardous Materials,” “Hazardous Substance” or a similar term in an Customer Agreement or a Site License.
“Hours” is defined in Section 6.01(b) of the O&M.
“IFC Set” means, with respect to a given Facility and its Site, an issued for construction drawing set, including some or all of the following, as applicable: Cover sheet, Work site plan (work site and general arrangement drawings), Grading and drainage plan, Soil erosion and sediment control, Foundation plans
Appendix A

and details, Structural plans, details and elevation, Battery Layout, Single-line electrical diagrams, Electrical schematic diagrams, Functional Description of Operation and Control of the Facility (for energy storage and/or micro grid only), Network Architecture Drawings, Power and control wiring, Grounding plans, Lightning and surge protection drawings, Wiring Diagrams, Bloom Equipment Specifications, Electrical schematic diagrams, Battery Enclosure Drawings and, I/O list.
“Incentive Agreement” mean, with respect to a given Facility, any agreement governing the sale or transfer of System Attributes.
“Indebtedness” of a Person shall mean without duplication (a) all indebtedness of that Person for borrowed money or for the deferred purchase price of property or services, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by that Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under capital leases, (f) all obligations of that Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of that Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all obligations in respect of guaranties, reimbursement agreements and similar instruments, and (i) all indebtedness referred to above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property or other assets owned by that Person, even though that Person has not assumed or become liable for the payment of such indebtedness.
“Indemnitee” means either a Buyer Indemnitee or a Contractor Indemnitee, as applicable.
“Indemnitor” means the indemnifying Party under Article X of the EPC.
“Independent Engineer” means Leidos Engineering, LLC.
“Independent Engineer Report” means the “Independent Engineer’s Report: Distributed Generation Fuel Cell Project Yosemite, Draft No. 3” dated June 15, 2021, as such report may be updated by the Independent Engineer after the Effective Date.
“Indexed Customer Agreement” is defined in Section 2.06 of the O&M. If a Customer Agreement is an Indexed Customer Agreement, it will be identified in the related Project Package.
“Infringement Claim” is defined in Section 6.11 of the EPC with respect to the EPC.
“Infringement Warranty” is defined in Section 6.10 of the EPC.
“Insurance Consultant” means Moore-McNeil, LLC.
“Intellectual Property” shall mean any or all of the following and all rights therein, whether arising under the laws of the United States or any other jurisdiction: (i) all patents, utility models and patent applications (and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof), patent disclosures and inventions (whether patentable or
Appendix A

not); (ii) all trade secrets, know-how and confidential and proprietary information; (iii) all copyrights and copyrightable works (including Software and computer programs) and registrations and applications therefor and any renewals, modifications and extensions thereof; (iv) all moral and economic rights of authors and inventors, however denominated, throughout the world; (v) unregistered and registered design rights and any registrations and applications for registration thereof; (vi) trademarks, service marks, trade names, service names, brand names, trade dress, logos, slogans, corporate names, trade styles, domain names and other source or business identifiers, whether registered or not, together with all applications therefor and all extensions and renewals thereof and all goodwill associated therewith; (vii) semiconductor chip “mask” works, and registrations and applications for registration thereof, (viii) database rights; (ix) all other forms of intellectual property, including waivable or assignable rights of publicity or moral rights; and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.
“Interconnection Agreement” means an agreement between the Customer (or Buyer, as may be required) and the applicable Transmitting Utility granting permission to interconnect a Facility to the transmission or distribution system of such Transmitting Utility.
“Investors” means the Cash Equity Investor and the Tax Equity Investor.
[…***…].
“IRS” means the Internal Revenue Service.
“ITC” means an investment tax credit pursuant to Code Sections 38(b)(1), 46, and 48(a).
“Knowledge” means (a) as to any Person other than a natural person, the actual knowledge (including any knowledge that would have reasonably been obtained after due inquiry) of such Person and its managers, directors officers and employees who have responsibility for the transactions contemplated by this Agreement, and (b) in respect of any Person who is a natural Person, the actual knowledge (including any knowledge that would have reasonably been obtained after due inquiry) of such Person.
“kW” means kilowatt.
“kWh” means kilowatt-hour.
“Liens” means any lien, security interest, mortgage, hypothecation, encumbrance or other restriction on title or property interest.
“Low-Pressure Gas Booster” means a Module designed to increase the pressure of natural gas supplied to a Facility by the applicable local natural gas distribution company. It is a type of Ancillary Module.
“Loss” or "Losses" means any and all claims, liabilities, damages, losses, causes of action, fines, interest, awards, penalties, Taxes, litigation, lawsuits, administrative proceedings, administrative investigations, costs and expenses (including reasonable attorneys' fees, court costs and other costs of suit, arbitration, dispute resolution or other proceedings).
“Maintenance Capital Expenditures” of the Provider shall mean, for any applicable period of determination, the sum of (a) the aggregate amount of all expenditures made by the Provider and its subsidiaries for fixed or capital assets during such period which, in accordance with GAAP, would be classified as capital expenditures, minus (b) any Indebtedness incurred to finance such expenditures,
Appendix A

minus (c) capital expenditures incurred for growing capacity and/or capability of the Provider’s operations (only to the extent such capital expenditures referenced in this section (c) are supported by a company officer’s certificate certifying to the amount of such growth expenditures) and Provider shall, upon Owner’s written request and subject to Provider’s reasonable confidentiality requirements, provide details and information outlining, to a commercially reasonable standard, how the capital expenditure amounts identified in an officer’s certificate relate to growth activity.
“Material Adverse Effect” means, for any Person, Facility or Project, as applicable, any change, effect or occurrence that, individually or in the aggregate, is or could reasonably be expected to be materially adverse to (a) the performance, results of operations, property or condition (financial or otherwise) of such Person, Facility or Project, as applicable (and in respect of a Person, only to the extent such occurrence could reasonably be expected to be materially adverse to such Person’s ability to perform its obligations under any Transaction Document or any Project Document), (b) the validity or enforceability of any Transaction Document, any applicable Customer Agreement, any applicable Site License or the transactions contemplated by this Agreement, or (c) such Person’s ability to perform its obligations under any Transaction Document or any Project Document.
“Maximum Liability” means, with respect to (a) claims arising with respect to any single Project, the Purchase Price for such Project, and (b) claims arising with respect to more than one Project, the Aggregate Purchase Price of the Projects with respect to which such claim arises.
“Measurement Date” is defined in Section 6.01(b) of the O&M.
“Measurement Period” is defined in Section 6.01(b) of the O&M.
“Mechanical Completion” means the following for a given Facility:
(a)the Facility is part of a Scheduled Project;
(b)the Facility has achieved the Delivery Milestone;
(c)no portion of the Facility has been Placed in Service;
(d)the Facility is mechanically complete in accordance with its design and functionally interconnected and is physically ready for startup and commissioning; and
(e)Contractor has delivered to Buyer a Mechanical Completion Certificate.
“Mechanical Completion Certificate” means a certificate substantially in the form attached as Exhibit G.

“Mechanical Completion Deadline” means September 30, 2022.

“Milestone(s)” means each of the (i) Deposit Milestone, (ii) Delivery Milestone, and (iii) COO Milestone.
“Milestone Certificate” means a certificate substantially in the form of Exhibit C to the EPC.
“Milestone Date” means the date upon which a Project achieves a Milestone.
“Milestone Payment” is defined in Section 5.02(e) of the EPC.
“Minimum Efficiency Level” means a heat rate of […***…] British thermal units per kilowatt hour (Btu/kWh) at HHV (higher heating value).
Appendix A

“Minimum Production Insurance Policy” means […***…].
“Minimum Production Insurance Policy Provider Obligations” means […***…].
“Module” means standalone units of a Facility manufactured by Contractor that are housed in a single cabinet.
“Monthly Invoice” is defined in Section 5.02(a) of the EPC.
“Moody’s” means Moody’s Investors Service or any successor thereto.
“MW” means megawatt.
“Nameplate Capacity” means the maximum electrical output of a generator as rated by the Supplier determined at the normal operating conditions designated by the Supplier.
“NERC” means the North American Electric Reliability Corporation or any successor.
“Non-Scheduled Project” is defined in Section 1.07(a) of the EPC.
“O&M” means the Operations and Maintenance Agreement, dated as of the Effective Date, by and between Provider and Owner.
“O&M Reserve Account” is defined in Section 3.09 of the O&M.
“O&M Term” is defined in Section 1.02(a) of the O&M.
“Output Bank” is defined in Section 6.02(a) of the O&M.
“Output Guaranty” is defined in 6.01(a) of the O&M.
“Output Guaranty Payment” is defined in Section 6.05(a) of the O&M.
“Output Percentage” is defined in Section 6.01(a) of the O&M.
“Output Specification” is defined in Section 6.01(b) of the O&M.
“Output Warranties” is defined in Section 6.01(a) of the O&M.
“Owner” means RAD Bloom Project Holdco LLC, in its capacity as indirect owner of the Portfolio under the O&M.
“Owner Incentive” means, with respect to a given Project, any System Attribute listed in such Project’s Project Package as the responsibility of Buyer as counter-party to a Customer Agreement.
“Owner Financing Parties” means (a) during the EPC Term, Silicon Valley Bank, as Administrative Agent and Collateral Agent, and the other Secured Parties under and as defined in the Credit Agreement signed on or about June 2021 between RAD Bloom Class B Borrower LLC as borrower, Silicon Valley Bank as Lender, Issuing Bank, Sole Coordinating Lead Arranger and Sole Bookrunner, Administrative Agent and Collateral Agent, Wilmington Trust, National Association as Depository Bank and the Lenders and Issuing Banks referred to therein and (b) […***…].
Appendix A

“Owner Person” means any employee, officer, consultant, agent, contractor, Subcontractor, Representative, Supplier, vendor or other representative of Owner or any of its Affiliates, in each case while acting as such subject to Owner’s supervision, control or direction.
“Ownership Covenant” is defined in Section 6.03 of the EPC.
“Party” and “Parties” have the meanings set forth in the preamble of the EPC and O&M respectively.
“Payment Due Date” means, for the EPC, the date that is five (5) Business Days after Buyer’s receipt of a Monthly Invoice for such payment, and for the O&M is the date established in Section 5.02(a) of the O&M.
“Payment Dispute” is defined in Section 5.02(c) of the O&M.
“Performance Release Event” shall mean the occurrence of any of the following: (i) the Fixed Charge Cover Ratio exceeds 2.0 for two consecutive Testing Periods; (ii) the fifth anniversary of the Final PIS Date; or (iii) the Provider replaces any FRUs in the Portfolio in accordance with its obligations under the O&M.
“Performance Standards” means:
•all Applicable Law;
•Prudent Industry Standards;
•the Contractor Safety Plan;
•a Facility’s Project Documents;
•Supplier Requirements for component parts of the Facility.
“Permits” means all Governmental Approvals that are necessary under Applicable Law, the Project Documents and the Transaction Documents to have been obtained at such time in light of the stage of development of a given Project to site, construct, test, operate, maintain, repair, own, use, remove, replace or decommission the related Facility as contemplated by the Transaction Documents.
“Permitted Liens” means, with respect to a Facility and any component thereof, any (a) obligations or duties to any Governmental Authority arising in the ordinary course of business (including under licenses and Permits held by Contractor or Provider, to the extent de minimis in nature, and under Applicable Law); (b) obligations or duties under easements, leases or other property rights, in each case to the extent comprising a part of and referenced in the terms and conditions of the Site License; (c) mechanics’, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business or incident to the construction, improvement, restoration or operation or maintenance of a Facility in respect of obligations (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings so long as (x) such proceedings shall not involve any material risk of forfeiture, sale or loss of any part of such Facility and (y) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security reasonably acceptable to Buyer or Owner, as the case may be; (d) any other Liens agreed to in writing by Contractor and Buyer or by Provider and Owner; and (e) any Liens that are created by any breach or default of the Buyer under the EPC, or the Owner under the O&M.
Appendix A

“Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.
“Personnel” means, with respect to a Person, its direct and indirect employees, and agents.
“Placed in Service” means, with respect to any Facility, the completion and performance of any of the following activities: (1) acquisition of all Governmental Approvals necessary for the operation of such Facility, including permission to operate (PTO) from the applicable Transmitting Utility, (2) satisfactory completion of critical tests necessary for the proper operation of such Facility, (3) synchronization of such Facility onto the electric distribution and transmission system of the applicable Transmitting Utility, and (4) the commencement of regular, continuous, daily operation of such Facility.
“Portfolio” means, as of a given date of determination, (i) under the EPC, all of the Scheduled Projects listed in Schedule 2 of the EPC as of such date and (ii) under the O&M, all of the Scheduled Projects that have achieved COO listed in Schedule 1 of the O&M as of such date. As of the Effective Date, the Portfolio will consist of all Scheduled Projects listed on Schedule 2 to the EPC.
“Portfolio Credit Criteria” is defined in Schedule 1B to the EPC.
“Portfolio Data” is defined in Section 3.05(a) of the O&M.
“Portfolio Warranties” means the Output Guaranty, the Output Warranty, and each Customer Warranty.\
“Presentation Date” is defined in Section 1.03 of the EPC.
“Prohibited Activities” is defined in Section 6.03(a) of the EPC.
“Project” means (i) a Facility, (ii) the associated Project Documents for such Facility, (iii) the contractual access rights to the Site of such Facility, and (iv) the Customer.
“Project Company” or “Project Companies” means each of the following Delaware limited liability special purpose project companies created specifically for the purpose of owning Facilities in the Portfolio, initially wholly owned, directly or indirectly, by Bloom Energy Corporation, the membership interests of which shall be or have been sold in its entirely to the Company pursuant to the EPC: RAD 2021 Bloom ESA Fund I, LLC, RAD 2021 Bloom ESA Fund II, LLC, RAD 2021 Bloom ESA Fund III, LLC, RAD 2021 Bloom ESA Fund IV, LLC and RAD 2021 Bloom ESA Fund V, LLC, a Delaware limited liability company.
“Project Company Transfer Date” is defined in Section 6.02 of the EPC.
“Project Criteria” is defined in Schedule 1A to the EPC.
“Project Documents” means, with respect to a given Project, to the extent Buyer, as successor in interest to BDI, is a counter-party (i) the Customer Agreement, (ii) the Site License, (iii) the Interconnection Agreement (in limited jurisdictions), (iv) the Incentive Agreements, and (v) the Permits.
“Project Model” means a financial model based on the Base Case Model, updated pursuant to Section 5.05 of the EPC.
Appendix A

“Project Package” means, with respect to a given Project as of a given date of determination, an executed form substantially in the form of Exhibit A to the EPC and all associated contracts delivered in connection therewith as an attachment or by upload to the Data Room.
“Project Package Response” means Buyer’s response to a Project Package in substantially the form set out in Exhibit A to the EPC, as executed by Buyer.
“Project Party” means any counter-party to a Project Document with Buyer.
“Property Taxes” means any real or personal property Taxes related to the Site, the Project, or any material, equipment, or other property that will be incorporated into the Project.
“[…***…]” means:
[…***…].
“Provider” means Bloom Energy Corporation, a Delaware corporation, in its capacity as operations and maintenance provider under the O&M.
“Provider Person” means any employee, officer, consultant, agent, contractor, Subcontractor, Representative, Supplier, vendor or other representative of Provider or any of its Affiliates, in each case while acting as such subject to Provider’s supervision, control or direction.
“Prudent Electrical Practices” means those practices, methods, equipment, specifications, and standards of safety and performance, as the same may change from time to time, as are commonly used by a significant portion of the grid-tied fuel cell electrical generation industry operating in the United States and/or approved or recommended by the NERC as good, safe, and prudent engineering practices in connection with the design, construction, operation, maintenance, repair, and use of electrical and other equipment, facilities, and improvements of electrical generating facilities, including any applicable practices, methods, acts, guidelines, standards, and criteria of FERC and all Applicable Law.
“Prudent Industry Standards” means, at a given point in time (a) any of the practices, methods, and acts engaged in or approved by a significant portion of the United States electric power generating industry prior to such time and by constructors, operators, or maintainers of facilities similar in size and operational characteristics to the Facility, (b) with respect to electrical work specifically, Prudent Electrical Practices, or (C) any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable costs consistent with Applicable Law and the Authorizations, environmental considerations, good business practices, reliability, safety, expedition, and the Supplier’s maintenance requirements, provided that “Prudent Industry Standards” is not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be a spectrum of the acceptable practices methods or acts generally accepted in such industry having due regard for, among other things, the Supplier’s maintenance requirements, the requirements of Governmental Authorities and any applicable agreements.
“Purchase Date” is defined in Section 6.02 of the EPC.
“Purchase Price” with respect to a Project is the fair market value of the Project established in accordance with the Appraisal as the lower of the “cost” and “income” approaches.
Appendix A

“Purchase Price Adjustment” is defined in Section 5.05(b) of the EPC.
“Quarterly Output Warranty” is defined in Section 6.01(a) of the O&M.
“Quarterly Report” is defined in Section 3.05(b) of the O&M.
“Redeployment Agreement” is defined in Section 2.04 of the O&M.
“Reimbursable Work” is defined in Section 5.02(d) of the EPC.
“Remarketing Activities” is defined in Section 2.05 of the O&M.
“Removal Event” is defined in Section 1.05(a) of the EPC.
“Representatives” of a Party means such Party’s authorized representatives, including its professional and financial advisors.
“Required Amount” is defined in Section 3.09 of the O&M.
“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor thereto.
“Sanctioned Person” means any Person (a) identified on any list of designated Persons maintained pursuant to Economic Sanctions Laws and Regulations, including the Specially Designated Nationals and Blocked Persons List maintained by OFAC; (b) domiciled, organized or resident in, or any Governmental Authority of, a country or territory that is the subject of comprehensive Economic Sanctions Laws and Regulations; (c) owned 50% or more or controlled by, or acting for or on behalf of, directly or indirectly, any Person described in the foregoing clause (a) or (b); or (d) otherwise the subject or target of Economic Sanctions Laws and Regulations.
“Scheduled Projects” means all of the Projects that (i) are accepted by Buyer for addition to the Portfolio pursuant to Section 1.03 of the EPC or (ii) are listed on Schedule 2 to the EPC, as may be updated from time to time in accordance with the terms of the EPC during the Availability Period.
“Securities Act” means the Securities Act of 1933.
“Services” is defined in Section 2.01 of the O&M.
“Service Fees” is defined in Section 5.01(a) of the O&M.
[…***…].
[…***…].
[…***…].
[…***…].
[…***…].
Appendix A

“Shipment” means for each Facility, shipment of such Facility from Contractor’s manufacturing facility to the Site.
“Similar Confidentiality Agreement” means a written non-disclosure agreement between two parties with terms and conditions similar or more stringent than those set forth in Article VIII of the EPC.
“Site License” means the license or similar contractual arrangement providing Buyer, as successor in interest to BDI, with the right of access to a Site.
“Site” means the parcel of land on which the Facility is located. The Site is identified in the Project Package.
“Software” shall mean all computer software that is necessary for Buyer to purchase, own and operate the Facilities in compliance with the terms the Transaction Documents and applicable Project Documents.
“Software License” is defined in Section 6.02(c) of the EPC.
“Specifications” means, with respect to a given Project, the specifications for such Project set forth in its Project Documents, as well as the applicable product data sheets for products manufactured by Bloom Energy Corporation and published from time to time on its website at https://www.bloomenergy.com.
“Standard Adders” means the fees set forth on Schedule 4 to the O&M for Ancillary Modules.
“Standard Cost” means the “standard cost” of replacement FRUs per unit, as determined by Bloom Energy Corporation from time to time in in accordance with its standard accounting practices and procedures.
“Subcontract” means, with respect to a Subcontractor, the contract for performing any portion of the Work.
“Subcontractor” means with respect to a particular portion of the Work or Services, the contractor, other than Contractor or Provider, performing such portion of the work, including any subcontractors of such Subcontractor.
“Sub-IG” is defined in Schedule 1A to the EPC.
“Supplier Requirements” means, with respect to a given component, the recommendations, suggestions and requirements of such component’s Supplier, including Third Party Warranties, and maintenance and operating manuals, including any subsequent amendments or replacements thereof, to the extent consistent with Prudent Industry Standards.
“Supplier” shall mean a manufacturer, fabricator, supplier, distributor, materialman, or vendor having a direct contract with Contractor or with any Subcontractor to furnish materials or equipment to be incorporated in the Work by Contractor or any Subcontractor.
“System Attributes” means, with respect to a given Project, the environmental attributes, energy credits, incentives or other benefits arising in connection with the ownership and operation of the applicable Facility.
Appendix A

“System Capacity” means, with respect to a given Facility, the Nameplate Capacity of such Facility measured in kWs.
“System License” is defined in Section 6.02(b) of the EPC.
“Target IRR” is established in the Base Case Model.
“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all forms of taxation, customs, duties, imposts, charges, fees, levies, rates, penalties or other assessments whenever imposed by any Governmental Authority, including, but not limited to, transaction privileges, income, gross receipts, value added, windfall profit, severance, property, production, sales, use, license, excise, natural resources, capital, capital gains, capital transfer, inheritance, goods and services, franchise, net worth, employment, occupation, payroll, unemployment, disability, withholding, social security, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, fine, addition to tax, or additional amount attributable thereto.
“Tax Claim” is defined in Section 10.05 of the EPC.
“Tax Equity Investor” means […***…].
“Tax Loss” means any and all federal income tax detriments suffered by Buyer, determined at the prevailing federal income tax rate applicable to C corporations, and including, loss, in whole or in part, of the ITC, plus any penalties, interest or additions to tax relating thereto.
“Tax Return” means any return, report, declaration (including declarations of estimated tax), claim for refund, information return or similar statement relating to any Taxes (including any schedules or other attachments), including any IRS Form K-1 issued to members, and any amendments to any of the foregoing, submitted to (or required to be submitted to) a Governmental Authority.
“Termination Value” means, with respect to any Facility or Project, an amount equal to the greater of (A) the product of (i) the Purchase Price actually paid by Buyer for such Facility or Project and (ii) a fraction, the numerator of which is the number of calendar years remaining in the term of the applicable Customer Agreement, rounded up to the next integer and the denominator of which is the number of years in the original term of the applicable Customer Agreement and (B) its Fair Market Value. For the avoidance of doubt, the Termination Value shall be increased by one hundred percent (100%) of the Taxes, if any, which were paid by or on behalf of Buyer pursuant to Section 5.01(c) of the EPC for such Facility or the Facility comprising a Project and (to the extent paid or payable by Buyer) one hundred percent (100%) of any Taxes, if any, which are required to be paid by or on behalf of Contractor in connection with the return of a Facility or a Project.
“Testing Period” means each financial quarter of Provider, as determined by reference to its quarterly financial statements.
“Third Party Consent” means a consent required from a Project Party before a given Project Document can be tranched.
“Third Party Warranty” means, with respect to a given Facility, any express or implied warranties, indemnities, guaranties or other rights made by a Subcontractor or Supplier to Contractor in connection with the manufacture, service or delivery of a component to such Facility.
Appendix A

[…***…].
“Tolling Rate” means the rate due and payable under a Customer Agreement. The “Tolling Rate” may be referred to as a “usage fee”, “System Operations Rate”, or similar term in the Customer Agreement.
“Transaction” is defined in Section 8.02(f) of the EPC.
“Transaction Documents” means the EPC, each Assignment Agreement, each Milestone Certificate, each executed Bill of Sale, the O&M, and […***…].
“Transaction Expenses” […***…].
“Transfer” means, with respect to personal property, to sell, assign, convey, pledge, grant, or otherwise transfer an interest in and to such personal property to a third-party, either directly or by a transfer of the beneficial interest in and to such seller, assignor, conveyor, pledgor, grantor, or transferor, as the case may be.
“Transfer Agreement” means an agreement substantially in the form of Exhibit F to the EPC.
“Transmitting Utility” means, with respect to a Facility, the local electric utility company in whose territory the Facility is located.
[…***…].
“Underperforming Facility” means with respect to the Portfolio, the Facility or Facilities determined by Provider in its reasonable discretion as most responsible for causing the Portfolio to fail to satisfy the Output Warranty.
“UPM” means an uninterruptible power Module. It is a type of Ancillary Module.
“Warranty Claim” is defined in Section 6.06 of the O&M.
“Warranty Correction” means (i) the completion of the repair or replacement of a Facility in accordance with Section 6.04(a) of the O&M, (ii) the payment of a Customer Warranty Payment or an Output Guaranty Payment in accordance with Sections 6.04(b) and 6.05(a) of the O&M respectively, or (iii) the repair or replacement of a Facility in accordance with Section 6.05(b) of the O&M.
“Warranty Correction Date” means the date Provider completes a Warranty Correction.
“Work” is defined in Section 2.01 of the EPC.
Section I.01Other Definitional Provisions.
(1)All Schedules, Exhibits and Appendices attached to any given Transaction Document are incorporated therein by reference and made a part thereof for all purposes. References to Sections, Schedules, Exhibits and Appendices in a given Transaction Document are, unless otherwise indicated, references to Sections in, and Schedules, Exhibits and Appendices to such Transaction Document. References to a Section shall mean the referenced section and all sub-sections thereof. Any Schedule, Exhibit or Appendix defined or referred to in any Transaction Document (unless otherwise indicated)
Appendix A

means such Schedule, Exhibit or Appendix as from time to time amended, amended and restated, modified or supplemented.
(2)In the event of any inconsistencies between the terms and conditions of the body of a Transaction Document and any of the Schedules or Exhibits thereto, the provisions of the body of such Transaction Document shall prevail.
(3)As used in any Transaction Document and in any certificate or other documents made or delivered pursuant thereto, financial and accounting terms not defined herein or therein and financial and accounting terms partly herein or therein will have the respective meanings given to them under GAAP. To the extent that the definitions of financial and accounting terms herein or therein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein or therein will control.
(4)The words “hereof”, “herein”, “hereunder”, and words of similar import when used in this Agreement will refer to the Transaction Document such word appears in as a whole and not to any particular provision of such Transaction Document.
(5)The term “including” will mean “including without limitation”.
(6)The definitions contained herein and in the Transaction Documents are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
(7)Any agreement or instrument defined or referred to herein or in any Transaction Document, instrument or certificate delivered in connection herewith means (unless otherwise indicated herein) such agreement or instrument as from time to time amended, amended and restated, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.
(8)Any references to a Person are also to its successors and permitted assigns.
(9)References to any statute, code or statutory provision are to be construed as a reference to the same as it exists as of the Effective Date or Purchase Date, as applicable, and include references to all bylaws, instruments, orders and regulations for the time being made thereunder or deriving validity therefrom unless the context otherwise requires.
(10)Reference to days shall mean calendar days unless the term “Business Day” is used.
(11)The singular includes the plural and the plural includes the singular; and
(12)In the computation of periods of time from a specified date to a later specified date, the words “to” and “until” each mean to buy excluding and the word “through” means to and including.
Appendix A

Schedule 1

Competitors

Update Date: June 22, 2021

a.[…***…]
b.[…***…]
c.[…***…]
d.[…***…]
e.[…***…]
f.[…***…]
g.[…***…]
h.[…***…]
i.[…***…]
j.[…***…]
k.[…***…]
l.[…***…]
m.[…***…]
n.[…***…]
o.[…***…]
p.[…***…]
q.[…***…]
r.[…***…]
s.[…***…]
t.[…***…]
u.[…***…]
v.[…***…]
w.[…***…]
x.[…***…]
y.[…***…]
z.[…***…]
aa.[…***…]
ab.[…***…]
ac.[…***…]
ad.[…***…]
ae.[…***…]
af.[…***…]
ag.[…***…]
ah.[…***…]
ai.[…***…]
aj.[…***…]
ak.[…***…]

Appendix A

Schedules

Schedule 1A
Project Criteria
With respect to a given Project, the Project Criteria are as follows:
(a)the Customer for the Project meets the Credit Criteria (or if the Customer does not meet the Credit Criteria, the Portfolio continues to meet the Portfolio Credit Criteria);
(b)Either:
(i)the Customer Agreement and Site License for the Project have been executed and delivered by the parties thereto; or
(ii)the Customer Agreement and Site License for the Project are in final form and Contractor has a reasonably expectation that they will be executed by the Customer in such form;
(c)Either
(i)the Customer Agreement and Site License do not deviate materially from the standard form of Customer Agreement reviewed and approved by Buyer prior to the Effective Date; or
(ii)Buyer has reviewed and approved all material deviations in the Customer Agreement and Site License as compared to the standard form of Customer Agreement reviewed and approved by Buyer prior to the Effective Date;
(d)the Facility is eligible energy property as defined in Section 48 of the Code (except for such property expressly identified as not eligible); and
(e)the Site of the Project is located in is any United States state or commonwealth in which the Contractor originates Customer Agreements and installs Facilities.
For purposes of the Project Criteria described above:
“Credit Criteria” means the applicable Customer has a public or shadow credit rating (based on the applicable of criteria mutually-agreeable to Contractor and Buyer intended to mirror those of the rating agencies) of at least:
(i)Standard & Poor’s or Fitch: […***…]; or
(ii)Moody’s Investor Service: […***…].
.

Schedule 1A

Schedule 1B
Portfolio Credit Criteria
The Portfolio Credit Criteria are as follows:
The Concentration of Facilities in the Portfolio with Sub-IG Customers for which a Deposit Milestone Payment has been made shall not exceed the following thresholds:
(i)[…***…];
(ii)[…***…]; and
(iii)[…***…].
For purposes of the Portfolio Credit Criteria described above:
“Concentration” means the total kW of Nameplate Capacity of Facilities for which the Deposit Milestone has been invoiced by Buyers; and
“Sub-IG Customers” means Customers that have a public or shadow credit rating (based on the applicable of criteria mutually-agreeable to Contractor and Buyer intended to mirror those of the rating agencies) of less than:
(iv)Standard & Poor’s or Fitch: […***…]; or
(v)Moody’s Investor Service: […***…].
For the purposes of these Portfolio Credit Criteria, as of the Effective Date the only Sub-IG Customer in the Portfolio (including for the avoidance of doubt, both Scheduled and Non-Scheduled Projects) is […***…]. For the avoidance of doubt, if Contractor presents a Project to a Buyer pursuant to Section 1.03 that has a Customer Agreement with a new Customer (i.e. a Customer that is not a Customer in respect of a Scheduled or Non-Scheduled Project as of the Effective Date), such new Project and Customer shall be subject to the Portfolio Credit Criteria. Credit rating downgrades or changes in Customer financials following the Effective Date or the date that the Project is approved under the Section 1.03 of the EPC shall not impact whether a Customer is deemed a Sub-IG Customer.
Schedule 1B

Schedule 2
Scheduled Projects

Buyer	Site ID	Customer	Site Address	City	State
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
Schedule 2

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
Schedule 2

Schedule 3
Work
In connection with the Work, Contractor will perform the following activities:
Site Preparation
Conduct initial site visits and studies to assess site suitability, including:
1Survey of the environment around the site, soil condition and other ground conditions;
•Research with applicable AHJs and Transmitting Utilities regarding installation, permitting, interconnection and other requirements;
•Site load validation and utility locates;
•If necessary, pull title reports, test gas composition or conduct geotechnical studies.
•Perform all studies and reports and prepare and file any applications necessary for the interconnection of the Facility to the distribution and transmission facilities of the applicable Transmitting Utility;
•Produce a complete set of construction drawings, either internally or in conjunction with an external design firm, in accordance with local, state, and national codes; local electric and gas utility requirements; and site-specific and Customer requirements, if any;
•Procure all necessary permits and/or approvals as required by the applicable AHJs, necessary to design, engineer, install, commission, construct, and operate the Facility;
•Secure technical approval to interconnect with the local electric utility, and coordinate the electric interconnection agreement between the host customer and the local utility;
•Engage the local gas utility to design the gas interconnection approach, and coordinate the gas contract for gas delivery to the Facility between the host customer and the local utility;
•Secure a general contractor to build the site as designed, obtain final building department sign-off, and pass any other required inspections;
•Prepare the site, including, if required, excavation and grading and the proper disposal of all excavated materials;
Delivery
•Procure and transport all materials and Components from Suppliers necessary to conduct the Work and complete the Facility in accordance with this Contract;
Schedule 3

•Deliver to the Site the Facility;
Installation
•during the performance of the Work, keep the Site clean and free from accumulations of waste materials, rubbish and other debris resulting from the Work;
•place the Facility’s Modules on a concrete pad at the Site, ready for installation and commissioning;
•install the Facility;
•during construction, secure the portion of the Site dedicated to the installation of the Facility with all proper warning signs, lights, barricades, fences and/or all other safety protections necessary;
•engage and manage all skilled and unskilled labor, supervisory, quality assurance and support service personnel of Contractor and any Subcontractors;
•act as the interface with the Customer, securing all necessary design approvals and site access permissions, as well as coordinating construction schedules.  Ensure primary personnel responsible for interfacing with Facility are educated in safety procedures.
Commissioning
•connect the Facility the applicable natural gas source, water source, supervisory control and data acquisition, and electricity systems, including to the distribution and transmission facilities of the Transmission Utility;
•Commission the Facility;
•Ensure the Facility achieves COO; and
•perform all other activities, services and items, whether or not specifically described above, if such performance, provision or procurement is necessary for the installation of a complete and operable Facility.
Post-COD
•after the Facility has achieved COO, promptly remove all waste materials and rubbish from and around the Site as well as all tools, construction equipment, machinery, and surplus materials as reasonably necessary to restore the Site to the condition required by the applicable Project Documents.
Delayed Module Commissioning
•if the Facility’s Project Documents provide that one or more Modules may be installed and commissioned after such Facility’s COD, using commercially reasonable efforts, complete such installation and commissioning in accordance with such Project Documents.
Schedule 3

Schedule 4
Milestones
“Deposit Milestone” means, for a given number of kWs planned to be part of the aggregate System Capacity of the Facilities in the Portfolio (“Deposit kWs”) the following has occurred:
(1)Buyer has acquired from Contractor the Customer Agreement and Site License allowing Buyer to install a Facility at the Customer’s Site and to sell power from such Facility to the Customer;
(2)Contractor has delivered to Buyer one or more preliminary design sets, including site plans and single-line drawings, for Facilities planned for Scheduled Projects, that will have an aggregate Nameplate Capacity equal to or greater than the Deposit kWs, which shall have been approved by the applicable Customer(s);
(3)All necessary third-party approvals (i.e., landlord consents and Customer notice-to-proceed, if applicable) have been obtained for Facilities planned for Scheduled Projects, that will have an aggregate Nameplate Capacity equal to or greater than the Deposit kWs;
(4)All local, state and federal permits necessary to commence physical construction have been obtained for Facilities planned for Scheduled Projects, that will have an aggregate Nameplate Capacity equal to or greater than the Deposit kWs; and
(5)Contractor has in inventory all necessary raw materials, equipment and components necessary for the commencement of fabrication and manufacture of Facilities with aggregate Nameplate Capacity equal to or greater than the Deposit kWs, and reasonably expects to receive any remaining raw materials, equipment and components necessary for the completion of fabrication and manufacture of such Facilities within 90 days.
“Delivery Milestone” or “Purchase Date” means the following for a given Facility;
(1)the Facility is part of a Scheduled Project;
(2)no portion of the Facility was Placed In Service;
(3)the Facility is reasonably expected to achieve the COO Milestone within ninety (90) days;
(4)the Energy Servers, and BOF for the Facility have been physically delivered to the applicable Site for such Facility and rigging of such Energy Servers to the concrete pad for the Project has been completed;
(5)The applicable Buyer […***…] has received an updated Site-level schedule dated prior to the Purchase Date confirming the fair market value and the inputs to and the analysis of the cost approach and income approach otherwise provided for in the Appraisal, provided that, if the fair market value, inputs or analysis on the have changed, the applicable Buyer […***…] have received an updated Appraisal reflecting the adjusted values, inputs and/or analysis for the Projects; and
(6)The applicable Buyer […***…] have received a legal opinion of Stoel Rives LLP, or such other law firm as is acceptable to Contractor, with respect to federal energy regulatory matters, in each case in form and substance reasonably satisfactory to each Investor.

“COO Milestone” or “COO” means the following for a given Facility:
(1)The Facility has achieved Mechanical Completion;
(2)the Facility has achieved all of the criteria identified in the definition of ‘Placed in Service’;
Schedule 4

(3)The Facility has satisfactorily completed all necessary inspections on Permits necessary for commissioning and commercial operations; and
(4)the Facility is (i) interconnected to the Customer facility in accordance with the requirements of the applicable Transmitting Utility, (ii) has successfully produced power at 100% of the System Capacity, as measured by the revenue meter, and (iii) is operating at or above the Minimum Efficiency Level, as measured at the time the Minimum Efficiency Level was tested.

Schedule 4

Schedule 5
Commissioning Procedures
Contractor will commission each Facility as set forth below:
•Serial number verification
•Safety check of all gas line connections
•Verify utility gas line pressure
•Measure utility gas line moisture content
•Check for gas train leaks using a combustible gas detector
•Check of phase and rotation on grid connection
•Verify circuit breaker settings
•Verify circuit breakers are labeled correctly for the piece of equipment they operate
•Megger isolation test of all bussing/cabling as appropriate
•Check wired and wireless telemetry connections
•Check water system pressures and check for leakage
•Check water system anti-freezing measures if applicable
•Measure water supply conductivity, verify DI system output conductivity
•Apply any software updates to operating system
•Test controller UPS system
•Verify all cabinet door switches are reporting correctly
•Verify fuel flow control valve calibration
•Ensure proper installation of all electrical safety covers
•Certify system is ready for operation to Service Director
Schedule 5

Schedule 6
Insurance
Insurance.  At all times during the Term, without cost to Buyer, Contractor shall maintain in force and effect the following insurance, which insurance shall not be subject to cancellation, termination or other material adverse changes unless the insurer delivers to Buyer written notice of the cancellation, termination or change at least thirty (30) days in advance of the effective date of the cancellation, termination or material adverse change or if notice from the insurer to Buyer of material adverse change is not available on commercially reasonable terms then Contractor shall provide Buyer with such notice as soon as reasonably possible after becoming aware of such change; provided, that, unless otherwise indicated herein, following COO for a Facility, the insurance required hereunder shall only pertain to Contractor’s Facility Services (including, for clarity, any warranty work or removal or restoration services provided by Contractor):
(a)Worker’s Compensation Insurance as required by the laws of the state in which Contractor’s employees are performing EPC Services or Facility Services;
(b)Employer’s liability insurance with limits at policy inception not less than One Million Dollars ($1,000,000.00) per occurrence;
(c)Commercial General Liability Insurance, including bodily injury and property damage liability (arising from premises, operations, contractual liability endorsements, products liability, or completed operations) with limits not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) annual aggregate limit at policy inception, and […***…];
(d)If there is exposure, automobile liability insurance in accordance with prudent industry practice with a limit of not less than One Million Dollars ($1,000,000.00), combined single limit per occurrence;
(e)Umbrella liability insurance acting in excess of underlying employer’s liability, commercial general liability and automobile liability policies with […***…] per occurrence, except that any first-tier subcontractors shall be required to maintain such insurance with limits of not less than […***…];
(f)Professional errors and omission insurance with a limit of not less than One Million Dollars ($1,000,000.00) per occurrence;
(g)Environmental/pollution liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) per claim;
(h)Builder’s Risk/Installation Coverage for each Facility covering replacement costs of the Systems (for avoidance of doubt, this requirement is only applicable, with respect to each Facility; and
(i)Marine Cargo - Transit coverage (including air, land and ocean cargo, as applicable) on an “all-risk” basis and a “warehouse to warehouse” basis with a per occurrence limit equal to not less than 100% of the value including transit and insurance of such shipment involving the Facility at all times for which the Contractor bears or has accepted risk of loss or has responsibility for providing insurance.  Coverage shall include loading, unloading and temporary storage (as applicable). Coverage shall be maintained in accordance with prudent industry practice. For avoidance of doubt, this requirement is only applicable during installation and is not required to be maintained with respect to any Facility after the transfer of title to such Facility to Buyer.
Schedule 6

(j)Contractor shall cause Buyer and its Financing Parties to be included as additional insured to all insurance policies required in accordance with the provisions of this Agreement except for worker’s compensation and professional errors and omission insurance.  The required insurance must be written as a primary policy not contributing to or in excess of any policies carried by Buyer, and each must contain a waiver of subrogation, in form and substance reasonably satisfactory to Buyer, in favor of Buyer and its Financing Parties. The Contractor, the Buyer and its Financing Parties shall be loss payees under Section 6 (h) Builder’s Risk/Installation Coverage as respects its interest with a BFU 438 or its equivalent.
The insurances contemplated in this clause are primary.  The Parties acknowledge that, if a claim is made under any of the insurances contemplated in this Agreement, it is their intention that the insurer cannot require the Party first to exhaust indemnities referred to in this Agreement before the insurer’s obligation to perform is mature, subject to the insurer’s later pursuing subrogation, in which event any recovery will be credited by such insurer pro tanto in favor of the policyholder.  Where applicable, each of these insurances will:
(a)    be effected with an insurer reasonably acceptable to Buyer;
(b)contain a waiver of subrogation in favor of Buyer;
(c)include a provision that such insurance is primary insurance with respect to the interests of Buyer and Contractor and that any other insurance maintained by Buyer is excess and not contributory insurance with the insurances required under this Agreement; and
(d)provide for notification to the Buyer and its Financing Parties if there are material changes to the coverage but in particular should the primary or excess liability insurer […***…]. If the insurer cannot provide notice then the Contractor shall be obligated to provide for notification within 30 days of material change to the coverage. The Contractor shall provide information to the Buyer and its Financing Parties that coverage required is not commercially available and its reasons for not being commercially available which shall be satisfactory to the Buyer and its Financing Parties.
Contractor shall provide Buyer with certificates of insurance to evidence compliance with these insurance requirements when requested by Buyer from time to time on a reasonable basis. Upon Buyer’s reasonable request, Contractor shall provide for its review specific policy language concerning additional insured endorsements and exclusions from coverage.

Schedule 6

Schedule 7
Ancillary Module Prices

Upfront Pricing		$
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
Schedule 7

Schedule 8
Notice Information

Contractor

Bloom Energy Corporation
4353 North 1st Street, 4th Floor
San Jose, CA 95134
Attn: General Counsel
E-mail:
Phone:

Buyer/Owner

[RAD Bloom Project Holdco LLC/ RAD 2021 Bloom ESA Fund [I-V], LLC]
c/o RAD Energy Solutions, LLC
226 West 37th Street, 3rd Floor
New York, NY 10018Attn: […***…]
E-mail: […***…]
Phone: […***…]
Schedule 8

Schedule 9
Non-Scheduled Projects

Buyer	Site ID	Customer	Site Address	City	State
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Schedule 10

Schedule 10

[…***…]

Schedule 10

Schedule 10

Exhibits

Exhibit A
Form of Project Package (Site ID:[######]
This Project Package, dated ________, 20__, is delivered pursuant to Section 1.03(a) of the Purchase, Engineering, Procurement and Construction Agreement, by and between Bloom Energy Corporation, a Delaware corporation (the “Contractor”) and RAD 2021 Bloom ESA Fund I, LLC, a Delaware limited liability company, RAD 2021 Bloom ESA Fund II, LLC, a Delaware limited liability company, RAD 2021 Bloom ESA Fund III, LLC, a Delaware limited liability company, RAD 2021 Bloom ESA Fund IV, LLC, a Delaware limited liability company, and RAD 2021 Bloom ESA Fund V, LLC, a Delaware limited liability company (each a “Buyer” and collectively, the “Buyers”), dated as of June [__], 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “EPC”).
Capitalized terms used herein but undefined shall have the meanings set forth in the EPC.
The material details of the Project are set forth below.

Description
Site ID:
Customer Name
Credit	[Credit Rating]/[Not Rated]
Site	[Address of Site]
System Capacity	[__] kWs
Select Modules
Project Documents
Customer Agreement
Site License (if separate from Customer Agreement)
Other Project Documents (if any)
Other Agreements
Incentive Agreements
Interconnection Agreements	[if signed by “Supplier” under the Customer Agreement]
Consents
Third Party Consents	Consent of [Project Party] pursuant to Section [__] of [Project Document]
Other Information
Exhibit A

System Attributes	Attribute Recipient System Attribute Customer [none]/[____] Buyer [none]/[____] Contractor [none]/[____]
Customer Warranties	Warranty
%
Period of Measurement
Measurement Frequency
Remedies

Standard

Efficiency
[__]%
[Annual]/ [Cumulative]
[Quarterly]/[Annual]
[Repair, Replace]/ [Bank]

Efficiency
[__]%
[Annual]/[Cumulative]
[Quarterly]/[Annual]
[Repair, Replace]/ [Bank]

Other

Output
[__]%
[Annual]/[Cumulative]
[Quarterly]/ [Annually]
[Repair, Replace]/ [Bank]

Output
[__]%
[Annual]/[Cumulative]
[Quarterly]/ [Annually]
[Repair, Replace]/ [Bank]
Exhibit A

Credit Support	[None] / [______]
Other	☐ Indexed Customer Agreement ☐ Remarketing Obligation ☐ Other: [____]
The executed version or near final form of the following available as of the date hereof have been uploaded to the Data Room:

Customer Agreement	[Draft]/[Executed Copy]
Site License (if separate from Customer Agreement)	[Draft]/[Executed Copy]
Incentive Agreements (if any)	[Draft]/[Executed Copy]
Other Project Documents (if any)	[Draft]/[Executed Copy]
Customer Economics	MS Excel filename “__”
Output Specification [1]

1To reflect Project-specific output commitment (95% for most Facilities and 93% for any that require gas boosters as an ancillary piece of equipment – will roll up to Portfolio-level output specification, which is a weighted average of all Sites.
Exhibit A

Contractor:
BLOOM ENERGY CORPORATION, a Delaware corporation

By: ____________________________
Name:
Title:

Exhibit A

PROJECT PACKAGE RESPONSE
By its signature below, Buyer has determined that (check appropriate box) regarding the Proposed Project (Site ID:[######]):

The Proposed Project is accepted and will be deemed to be a Scheduled Project.
The Proposed Project is rejected.

Buyer:
[BUYER], a Delaware limited liability company

By: ____________________________
Name:
Title:

Exhibit A

Exhibit B
Form of Assignment Agreement
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is made and entered into on [_______ __, 20__] (“Purchase Date”), by and between [BE Development, Inc., a Delaware corporation][Bloom Project Company] (“Assignor”) and [Buyer], a Delaware limited liability company (“Assignee”). The Assignor and the Assignee are referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS:
WHEREAS, Assignee is a party to the Purchase, Engineering, Procurement, and Construction Agreement, dated as of June [__], 2021 (the “EPC”), with Bloom Energy Corporation, a Delaware corporation (“Contractor”);
WHEREAS, capitalized terms used herein but undefined have the definitions in the EPC;
WHEREAS, Assignor is party to the Project Documents listed on the attached Schedule 1 (the “Project Documents”) for each Project identified therein by a site identification number (each, a “Purchased Project” and collectively, the “Purchased Projects”);
WHEREAS, Assignor now wishes to assign to Assignee, and Assignee wishes to assume from Assignor, all of Assignor’s rights, title, interest, duties, obligations and liabilities under the Project Documents; and
WHEREAS, Assignor and Assignee now desire to enter into this Assignment to evidence the transfer of the Project Documents.
NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.
Section 1Assignment and Assumption. As of the Purchase Date, with respect to each Purchased Project, Assignor assigns to Assignee all of its right, title and interest in and to the Project Documents, solely to the extent such Project Documents relate to such Purchased Project and Assignee both (a) assumes all of the duties, obligations and liabilities of the Assignor arising under and in connection with the Project Documents and (b) is bound by the terms and the conditions of such Project Documents, in each case solely to the extent such Project Documents relate to such Purchased Project (the “Assignment”). Upon effecting the Assignment, Assignor shall be relieved of all of its duties, obligations and liabilities under the Project Documents, solely to the extent such Project Documents relate to such Purchased Project; provided that Assignor shall in no event be released from any such duty, obligation or liability arising or relating to any event occurring prior to the Purchase Date or any Project contemplated by the Project Documents that is not a Purchased Project.
Section 2Representations and Warranties regarding the Project. As of the Purchase Date, Assignor represents and warranties with respect to each Purchased Project the following:
(a)the Purchased Project is a Scheduled Project;
Exhibit B

(b)Contractor has delivered to Assignee a copy of each Project Document for the Purchased Project and each such copy is true, complete and correct in all material respects;
(c)No Project Document for the Purchased Project has been amended, assigned, revised, terminated or otherwise modified except as described on Schedule 1;
(d)Each Project Document and each Third Party Consent for the Purchased Project has been duly authorized and executed by and is a legal, valid and binding obligation of Assignor, is in full force and effect, and is enforceable against Assignor, in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws affecting enforcement of creditors’ rights and remedies generally and to general principles of equity;
(e)To the knowledge of Assignor, the obligations of the Project Parties to the Project Documents for such Purchased Project are not claimed to be, nor are subject to any material claims, defenses, counterclaims or setoffs against or by Assignor. There are no outstanding indemnification claims against Assignor owed to a counterparty under any such Project Document;
(f)Contractor has not granted any Lien or similar interest in or to any Project Document for the Purchased Project; and
(g)Contractor has obtained and delivered to Assignee a copy of every Third Party Consent required to sell to Assignee such Purchased Project, executed by the parties thereto.
Section 3Representations and Warranties of the Parties. Each Party represents and warrants to the other Party that, as the Purchase Date:
(a)Organization and Good Standing. Such Party is an entity duly formed or incorporated, as applicable, validly existing and in good standing under the laws of the State of Delaware and has all limited liability company or corporate, as applicable, power and authority to perform the Assignment.
(b)No Violation
. The execution and delivery by such Party of this Assignment and the performance by such Party of this Assignment will not (a) violate any applicable law to which such Party is subject, (b) conflict with or cause a breach of any provision in the organizational documents of such Party, or (c) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which any such Party is a party.
(c)Compliance with Applicable Laws. Such Party is in compliance with all applicable laws required to perform the Assignment.
Section 4 Applicable Law; Disputes; Jurisdiction. This Assignment and any actions arising out of or relating to this Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of New York and the United States of America without regard to the conflict of law provisions thereof other than Section 5-1401 and Section 5-1402 of the General Obligations Law. All
Exhibit B

disputes arising out of or in relation to this Assignment shall be resolved by arbitration conducted by one or three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The seat of the arbitration shall be the City of New York. This agreement to arbitrate and the conduct of the arbitration shall be governed by the Federal Arbitration Act. Any Dispute concerning the propriety of the commencement of the arbitration shall be finally settled by the arbitral tribunal. The arbitration award shall be final and binding on the parties, and the parties undertake to carry out any award without delay. Judgment on the award may be entered by any court having jurisdiction of the award or having jurisdiction over the relevant party or its assets. In accordance with Rule 37 of the Commercial Arbitration Rules of the American Arbitration Association, a request for interim measures addressed to a judicial authority shall not be deemed incompatible with the agreement to arbitrate herein or a waiver of the right to arbitrate. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (NEW YORK COUNTY) AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY REQUEST FOR RELIEF IN AID OF ARBITRATION, A PRELIMINARY INJUNCTION, TEMPORARY RESTRAINING ORDER OR OTHER PROVISIONAL RELIEF AS A REMEDY. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING RELATING TO ANY SUCH DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.
Section 5Headings. The paragraph headings of this Assignment are for convenience of reference only and do not form a part of the terms and conditions of this Assignment or give full notice thereof.
Section 6Counterparts. This Assignment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.
[signatures on following page]

Exhibit B

IN WITNESS WHEREOF, the undersigned have caused this Assignment and Assumption Agreement to be signed by their respective duly authorized officers.

ASSIGNOR:
[BE Development, Inc., a Delaware corporation]

By: ____________________________
Name:
Title:

ASSIGNEE:
[BUYER], a Delaware limited liability company

By: ____________________________
Name:
Title:

Exhibit B

Schedule 1 to
Assignment and Assumption Agreement
Purchased Projects and Project Documents

Project Documents [list Project Documents for each Customer and Sites relating to each Purchased Project]:
Energy Services Agreement, dated as of [________], by and between [Supplier entity] and [Customer]

Site Identification Number	Site Address
ABC001.0	1 Main Street, Home Town, ST, 10000
ABC007.A	2 Center Lane, Home City, ST, 20000
ABC007.B	2 Center Lane, Home City, ST 20000
**

Project Documents [list Project Documents for each Customer and Sites relating to each Purchased Project]: [Customer Agreement] [Site License]
Site Identification Number (for each Purchased Project)	Site Address
[######.#]	[Address]
[######.#]	[Address]
[######.#]	[Address]

Exhibit B

Exhibit C
Form of Milestone Certificate
To:     [Buyer], a [Delaware limited liability company] (the “Buyer”)
This Milestone Certificate, dated ________, 20__, is given pursuant to Section 5.02(c) of that certain Purchase, Engineering, Procurement and Construction Agreement by and between the Bloom Energy Corporation, a Delaware corporation (the “Contractor”) and Buyer, dated as of June [__], 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “EPC Agreement”). Capitalized terms used herein but undefined shall have the meanings set forth in the EPC Agreement.
Contractor hereby certifies that:
(1)With respect to amounts invoiced for the Deposit Milestone on Attachment 1 to this Milestone Certificate:.
a.Such amounts are invoiced for [__] kWs (“Deposit kWs”);
b.Contractor has satisfied each of the criteria set forth in the definition of “Deposit Milestone”; and
(2)attached as Attachment 1 to this Milestone Certificate is a true and accurate list of each Facility that has achieved the Delivery Milestone or the COO Milestone since the date the last Milestone Certificate was executed and delivered.
(3)each Facility listed on Attachment 1 to this Milestone Certificate is part of a Scheduled Project;
(4)With respect to each Facility that has reached the Delivery Milestone:
a.such Facility meets the criteria set forth in the definition of “Delivery Milestone”; and
b.Contractor reasonably expected that COO will occur within three (3) months from the applicable Purchase Date or, if such date is earlier, not later than the Commitment Expiration Date;
c.Each of the representations and warranties of Contractor in Sections 7.01 and 7.02 for the applicable Project is true and correct in all material respects as of the date of this Certificate (or if such representation and warranty relates solely to earlier date, as of such earlier date), except for any representation and warranty qualified by materiality (or similarly qualified), which representation or warranty is true and correct in all respects as of the date of this Certificate (or if such representation and warranty relates solely to earlier date, as of such earlier date.
d.Contractor represents and warrants that, as of the date of this Certificate, (A) there are no judgments or lawsuits, pending or, to Contractor’s Knowledge, threatened in writing, against any of the Contractor, Company or the applicable Buyer, and (B) to Contractor’s
Exhibit C

Knowledge, there are no judgments or lawsuits, pending or threatened in writing, against the applicable Customer, in each case of clause (A) or (B) hereof, that could reasonably be expected to materially impede the construction or operation of the applicable Project in accordance with any of its Project Documents or any of the Transaction Documents;
e.Contractor represents and warrants that, as of the date of this Certificate, (A) to Contractor’s Knowledge, the applicable Customer has not materially breached the applicable Customer Agreement where such breach remains uncured, and (B) all required financial security required to be provided under such Customer Agreement as of the date of this Certificate has been delivered in accordance with such Customer Agreement;
f.Contractor represents and warrants that, as of the date of this Certificate that the applicable Buyer’s title to the applicable Project is free and clear of all Liens other than Permitted Liens; and
g.Contractor represents and warrants that, as of the date of this Certificate, no undisputed breach of the Output Warranties exists with respect to the applicable Facility.
(5)With respect to each Facility that has reached the COO Milestone:
a.such Facility meets the criteria set forth in the definition of “COO Milestone”;
b.Contractor represents and warrants that no Material Adverse Effect with respect to the Contractor, the Company, the applicable Buyer or the applicable Project has occurred and is continuing;
c.Contractor represents and warrants that, (A) to Contractor’s Knowledge, the applicable Customer has not materially breached the applicable Customer Agreement where such breach remains uncured, and (B) delivery of energy under such Customer Agreement has begun;
d.Contractor represents and warrants that no condemnation of any portion of the applicable Project has occurred or, to Contractor’s Knowledge, is pending, no unrepaired casualty exists with respect to such Project and no force majeure event has occurred and is continuing with respect to such Project;
e.Contractor represents and warrants that applicable Project is free and clear of all Liens other than Permitted Liens;
f.Contractor represents and warrants that all due and payable payment obligations incurred in connection with the development and construction of the applicable Project have been paid in full;
Exhibit C

g.Contractor represents and warrants that no undisputed breach of the Output Warranties exists with respect to the applicable Facility; and
h.Contractor represents and warrants the applicable Facility is eligible to claim the full amount of state incentives reflected in the Project Model with respect to such Project.
The Payment Due Date is [____] (subject to (i) in the case of any Deposit Milestone Payment, satisfaction of each of the Deposit Milestone Payment Date Conditions, (ii) in the case of any Delivery Milestone Payment, satisfaction of each of the conditions precedent set forth in Section 6.01(b) of the EPC Agreement and (iii) in the case of any COO Milestone Payment, satisfaction of each of the conditions precedent set forth in Section 6.01(c) of the EPC Agreement)

CONTRACTOR:
Bloom Energy Corporation a Delaware corporation

By: ____________________________
Name:
Title:

Exhibit C

Exhibit D
Form of Bill of Sale and Assignment
This BILL OF SALE AND ASSIGNMENT, dated as of __________ __, 20__ is made by BLOOM ENERGY CORPORATION, a Delaware corporation (“Contractor”), to [Buyer] [LLC, a Delaware limited liability company] (“Buyer”), and is delivered pursuant to Section 6.03 of the Purchase, Engineering, Procurement and Construction Agreement, by and between Buyer and Contractor, dated as of June [__], 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “EPC”), in connection with the transfer of the assets described on Attachment A attached hereto (each a “Project”). Capitalized terms used herein but undefined shall have the meanings in the EPC.
With respect to each Project, Contractor hereby assigns, conveys, sells, delivers, sets over and transfers to Buyer, for the consideration and on the terms and conditions set forth in the EPC, (i) all of Contractor’s rights, title and interest in, to and under the Facility associated with such Project, (ii) to the extent assignable, any Third Party Warranties related to such Facility or any Components comprising part thereof, (iii) the System License and Software License applicable to such Facility, and (iii) all System Attributes arising in connection with the ownership or operation of such Facility, unless expressly noted in Attachment 1 (each, a “Project”).
Subject to Article XIII of the EPC, this Bill of Sale shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Any transfer not in compliance with the foregoing shall be void.
This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature Page Follows]

Exhibit D

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale and Assignment to be signed by their respective duly authorized officers as of the date first written above.
CONTRACTOR:
BLOOM ENERGY CORPORATION

By: __________________________
Name:
Title:

Exhibit D

Attachment 1 to Bill of Sale and Assignment

Purchase Date	Customer	Site Identification Number	Site	Facility
[##/##/####]	[Name]	[######.#]	[Address]

Exhibit D

Exhibit E
Form of COD Package
To:    [Buyer], a Delaware limited liability company (the “Buyer”)
This COD Package, dated ________, 202_, is given pursuant to Section 3.08(b) of the Purchase, Engineering, Procurement and Construction Agreement, by and between the Bloom Energy Corporation, a Delaware corporation (the “Contractor”) and Buyer, dated as of June [__], 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “EPC”). Capitalized terms used herein but undefined have the meanings set forth in the EPC. Delivery of the materials described below may be pursuant to Section 15.02 (Notices) of the EPC.

Customer:	[_______]
Site Identification Number:	[######.#]
Site:
Contractor hereby certifies that
(1)the As-Built for the above described Facility have either been delivered to Buyer or are attached to this COD Package; and
(2)attached to this COD Package for the Facility described above, or delivered in connection herewith, is the following:
(A)IFC Set, unless previously delivered;
(B)Third party vendor drawings, if any;
(C)Quality Documentation for Construction activities (if applicable);
(D)As-built drawings;
(E)Permitting documentation;
(F)Inspection cards (if applicable);
(G)Final waivers and releases of Liens from Contractor as general contractor; and
(H)Final waivers and releases of Liens from each Subcontractor providing services or equipment in excess of […***…], comprised of either:
a.A final, unconditional Lien waiver; or
b.A final, conditional Lien waiver and proof of payment by Contractor; or
c.A bond from a surety acceptable to Buyer in the outstanding amount due to the applicable Subcontractor.
(3)attached to this COD Package for the Facility described above, or delivered in connection herewith, is the executed Interconnection Agreement, if available as of the date of this COD Package. If the executed Interconnection Agreement in unavailable as of the date of this COD Package, Contractor certifies that it is diligently seeking a copy of such Interconnection Agreement and will deliver same to Buyer promptly upon receipt.
Exhibit E

IN WITNESS WHEREOF, the parties hereto have caused this COD Package to be signed by their respective duly authorized officers as of the date first written above.
CONTRACTOR:
BLOOM ENERGY CORPORATION
By: __________________________
Name:
Title:
Exhibit E

Exhibit F
Form of Transfer Agreement
THIS TRANSFER AGREEMENT (this “Agreement”) is made and entered into on [_______ __, 20__] (“Transfer Date”), by and between [Buyer], a [Delaware limited liability company] (“Transferor”), [Company] (“Transferee”) and Bloom Energy Corporation, a Delaware corporation (“Bloom”). The Transferor and the Transferee are referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS:
WHEREAS, Transferor is a party to (i) the Purchase, Engineering, Procurement, and Construction Agreement, dated as of [DATE] (the “EPC”), with Bloom as contractor and (ii) the Operations and Maintenance Agreement, dated as of the same (the “O&M”), with Bloom as provider;
WHEREAS, capitalized terms used herein but undefined have the definitions in the EPC;
WHEREAS, Transferor wishes to [assign/sell] to Transferee and Transferee wishes to [take assignment/ purchase] all of Transferor’s rights, title, interest, duties, obligations and liabilities under [the Transaction Documents (the “Transferred Documents”)/Transferor’s Membership Interests/ and/or the Facilities (the “Transferred Facilities”)] listed on the attached Schedule 1] (collectively, the “Transferred Assets”);
WHEREAS, it is a condition precedent to any Transfer under the EPC and O&M that such Transfer comply with the requirements of Article XIII of the EPC;
WHEREAS, both Parties desire to enter into this Agreement to comply with such requirements.
NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.
Section 1Representations and Warranties. Each of Transferor and Transferee represent and warrant to Bloom as of the Transfer Date:
(a)Transferee is not a Competitor of Bloom;
(b) [If the EPC has not yet expired,] the EPC [and O&M is/are] Transferred Assets and both have been assigned in full from Transferor to Transferee and assumed in full from Transferee to Transferor;
(c)[If one or more Facilities are being sold]:
(i)simultaneously with the purchase of the Facilities listed on Schedule 1, Transferee has [taken assignment of the O&M]/[entered into an agreement substantially similar to the O&M with Bloom] for the operations and maintenance of the Facilities that are part of the Transferred Assets;
Exhibit F

(ii)Transferee has not engaged any third party to provide any operations and maintenance services with respect to the Transferred Facilities except Bloom;
(iii)The Transferred Facilities are entire Facilities and Transferor is not conveying any individual Modules separate from the Facility.
Section 2Ownership Covenant. Transferee covenants that it will not, nor will any Transferee Person:
(a)     open any Module, remove the covering of any Module, access the interior, reverse engineer, or cause or knowingly allow any third party to open, access the interior, or reverse engineer any Module, Facility, or Software (subject to the last sentence of Section 6.03(a) of the EPC, which shall apply to this Section 2(a));
(b) modify, network, rent, lease, loan, sell, distribute, or create derivative works based upon Contractor’s Intellectual Property in whole or part, or cause or knowingly allow any third party to do so;
(c) Transfer any of the Transferred Assets except in compliance with the terms of Article XIII of the EPC.
Section 3Acknowledgement. Transferee acknowledges that:
(a) the Transfer and the Transferred Facilities do not convey any license, expressly or by implication, to manufacture, reverse engineer, duplicate, or otherwise copy or reproduce any part of the Facility or Software without Contractor’s express advance written consent;
(b)Bloom retains all right, title, and ownership of any and all (i) Intellectual Property, (ii) any Software (including any Intellectual Property contained therein), and (iii) Data, in each case licensed by Contractor to Transferor and its permitted assignees under the EPC;
(c)No right, title, or interest in any Intellectual Property, Software, or Data of Bloom is granted, transferred, or otherwise conveyed to Transferor pursuant to the Transfer except as set forth in the System License and Software License, and as otherwise expressly set forth therein;
(d)Transferee is bound by the terms and provision of Article XIII of the EPC.
Section 4Representations and Warranties of the Parties. Each Party represents and warrants to the other Party that, as the Transfer Date:
(a)Such Party is a corporation, limited liability company or partnership duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all organizational power and authority to execute this Agreement.
(b)The execution and delivery by such Party of this Agreement and the performance by such Party of this Agreement will not (a) violate any applicable law to which such Party is subject, (b) conflict with or cause a breach of any provision in the organizational documents of such Party, or (c) cause a breach of, constitute a default under, cause the
Exhibit F

acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which any such Party is a party.
(c)Such Party is in compliance with all applicable laws required to execute this Agreement.
Section 5Indemnity. (a) Transferor will indemnify, defend, and hold harmless Bloom, its officers, directors, employees, members, Affiliates, and agents (each, a “Bloom Indemnitee”) from any Losses to the extent arising out of or in connection with a representation made by Transferor under this Agreement that was inaccurate or untrue at the time it was made. (b) Transferee will indemnify, defend, and hold harmless each Bloom Indemnitee from any Losses to the extent arising out of or in connection with (i) a representation made by Transferee under this Agreement that was inaccurate or untrue at the time it was made, or (ii) a breach by Transferee of its obligations under this Agreement. Neither Transferor nor Transferee shall have an obligation to indemnify any Bloom Indemnitee under this Section 5 to the extent the loss is caused by or arising out of the negligence, willful misconduct, or fraud of Bloom.
Section 6Miscellaneous.
(a)This Agreement and any actions arising out of or relating to this Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of New York and the United States of America without regard to the conflict of law provisions thereof other than Section 5-1401 and Section 5-1402 of the General Obligations Law.
(b)All disputes arising out of or in relation to this Agreement shall be resolved by arbitration conducted by one or three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The seat of the arbitration shall be the City of New York. This agreement to arbitrate and the conduct of the arbitration shall be governed by the Federal Arbitration Act. Any Dispute concerning the propriety of the commencement of the arbitration shall be finally settled by the arbitral tribunal. The arbitration award shall be final and binding on the parties, and the parties undertake to carry out any award without delay. Judgment on the award may be entered by any court having jurisdiction of the award or having jurisdiction over the relevant party or its assets. In accordance with Rule 37 of the Commercial Arbitration Rules of the American Arbitration Association, a request for interim measures addressed to a judicial authority shall not be deemed incompatible with the agreement to arbitrate herein or a waiver of the right to arbitrate.
(c) THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (NEW YORK COUNTY) AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY REQUEST FOR RELIEF IN AID OF ARBITRATION, A PRELIMINARY INJUNCTION, TEMPORARY RESTRAINING ORDER OR OTHER PROVISIONAL RELIEF AS A REMEDY. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING RELATING TO ANY SUCH DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.
Exhibit F

(d)The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.
(e)This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.
[signatures on following page]
Exhibit F

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective duly authorized officers.

TRANSFEROR:
[Company]
By: ____________________________
Name:
Title:

TRANSFEREE:
[Company]
By: ____________________________
Name:
Title:

BLOOM:
Bloom Energy Corporation
By: ____________________________
Name:
Title:

Appendix A

Schedule 1
To Transfer Agreement
Transferred Assets
Exhibit G

Exhibit G
Form of Mechanical Completion Certificate

To:     [Buyer], a [Delaware limited liability company] (the “Buyer”)
This Mechanical Completion Certificate, dated ________, 20__, is given pursuant to Section 5.02(a) of that certain Purchase, Engineering, Procurement and Construction Agreement by and between the Bloom Energy Corporation, a Delaware corporation (the “Contractor”) and Buyer, dated as of June [__], 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “EPC Agreement”). Capitalized terms used herein but undefined shall have the meanings set forth in the EPC Agreement.
In respect of the Facilities identified in Attachment 1 to this Certificate, Contractor hereby certifies:
(a)the Facility is part of a Scheduled Project;
(b)the Facility has achieved the Delivery Milestone;
(c)no portion of the Facility has been Placed in Service; and
(d)the Facility is mechanically complete in accordance with its design and functionally interconnected and is physically ready for startup and commissioning.

CONTRACTOR:
Bloom Energy Corporation a Delaware corporation

By: ____________________________
Name:
Title:

Exhibit G

Attachment 1 to Mechanical Completion Certificate

[insert]
Exhibit G

Exhibit H
Form of Resignation and Release

June [__], 2021
Bloom Energy Corporation, in its capacity as Sole Member of each Buyer
4353 N. 1st Street
San Jose, CA 95134

To Whom It May Concern:
Effective as of June [__], 2021,
1.    I hereby resign from each manager, officer or other similar position I may hold with each of the following entities (each, a “Buyer” and together, the “Buyers”):
•RAD 2021 Bloom ESA Fund I, LLC
•RAD 2021 Bloom ESA Fund II, LLC
•RAD 2021 Bloom ESA Fund III, LLC
•RAD 2021 Bloom ESA Fund IV, LLC
•RAD 2021 Bloom ESA Fund V, LLC
For the avoidance of doubt, such resignation shall be effective as of the date mentioned above, at which time such resignation shall take effect without any further action by any party.
2.    I hereby waive, release and forever discharge each Buyer, and its respective affiliates, shareholders, members, officers, directors, managers, employees, consultants, representatives, predecessors, successors and assigns (collectively, the “Buyer Parties”) from any and all causes of action, suits, debts, claims, damages, expenses, penalties, losses, liabilities and demands whatsoever at law, in equity or otherwise, whether known or unknown (“Claims”) that I may have against one or more of the Buyer Parties relating to such Buyer, including, but not limited to, any Claims relating to (i) any rights to indemnification or reimbursement from such Buyer, whether pursuant to its organizational documents, contract or otherwise, (ii) any past conduct of such Buyer’s business or any past action taken by such Buyer or any officer, manager, member, director or employee of such Buyer, and (iii) any duties owed to me as a manager or officer of such Buyer.
Sincerely,

[___________]

Exhibit H

Exhibit I-1
Form of Independent Engineer Certificate (Deposit Milestone)

FORM OF INDEPENDENT ENGINEER’S CERTIFICATE
[DATE]

RAD Bloom Class B Borrower, LLC
[…***…]

[…***…]

Silicon Valley Bank
387 Park Ave S 2nd Floor
New York, NY 10016
Attention: […***…]
Email: […***…]

Subject:    Form of Independent Engineer’s Deposit Milestone Certificate
Project Yosemite

Ladies and Gentlemen:
This certificate (“Certificate”) is being delivered to Silicon Valley Bank, RAD Bloom Class B Borrower LLC, and […***…] (each a “Financing Party” and collectively, the “Financing Parties”), on behalf of Leidos Engineering, LLC (the “Independent Engineer”) as required by clause (d) of Section 5.02 of the Purchase, Engineering, Procurement and Construction Contract (as amended, amended and restated, supplemented or otherwise modified from time to time, the “EPC Agreement”), dated as of June 25, 2021, between RAD 2021 BLOOM ESA FUND I, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND II, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND III, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND IV, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND V, LLC, a Delaware limited liability company, and RAD BLOOM PROJECT HOLDCO LLC (each a “Buyer” and collectively, the “Buyers”), and Bloom Energy Corporation, a Delaware corporation (the “Contractor”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the EPC Agreement.
This Certificate was prepared with the understanding and assumption that the information provided to the Independent Engineer as to the matters covered by this Certificate is true, correct and complete, provided, however, that the Independent Engineer is not aware of any inaccuracies, misstatements or errors in the information provided. Our review and observations were performed pursuant to the scope of services under the Master Professional Services Agreement and the associated Task Authorization, both dated as of May 5, 2021, and the Task Authorization Amendment No. 1 dated June 16, 2021 (the “PSA”) with the Contractor, and with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on like projects. The Independent Engineer makes no representations or warranties to the Financing Parties regarding compliance with any other standard
338472_Bloom_Yosemite IE Cert Deposit 01_Final_062421.docx

except as expressly set forth in the PSA or herein. The Financing Parties entered into reliance agreements with the Independent Engineer on June 25, 2021 outlining, among other things, the terms and conditions of the Financing Parties’ use of this Certificate.
As of the date of this Certificate, the Independent Engineer is of the opinion that the following conditions of the Deposit Milestone have been achieved for each Facility listed in Table 1 on Attachment A, attached hereto:
1.One or more preliminary design sets, including site plans and single-line drawings have been provided to the Buyers by the Contractor;
2.Third-party approvals, as identified by the Contractor (i.e., landlord consents and the Customer noticeto-proceed, if applicable), have been obtained; and
3.The local, state and federal permits identified by the Contractor to commence physical construction have been obtained.
This Certificate is solely for the information of, and assistance to, the signatories to the PSA and/or reliance agreement in conducting and documenting its investigation of the matters in connection with the applicable Facility and is not to be used, circulated, quoted, or otherwise referred to for any other purpose. The Independent Engineer disclaims any obligation to update this Certificate. This Certificate is not intended to, and may not, be relied upon by any party other than the signatories to the PSA and/or reliance agreement.
IN WITNESS WHEREOF, the Independent Engineer has caused this Certificate to be executed on its behalf by the undersigned on and as of the date first set forth above.

LEIDOS ENGINEERING, LLC

Name:
Title:

Name:
Title:

338472_Bloom_Yosemite IE Cert Deposit 01_Final_062421.docx

338472_Bloom_Yosemite IE Cert Deposit 01_Final_062421.docx

ATTACHMENT A
Facility List for Deposit Milestone

Facility Identification	Host	Street	City	State	Capacity (kW-AC)	Deposit Date

Exhibit I-1

Exhibit I-2
Form of Independent Engineer Certificate (Delivery Milestone)

FORM OF INDEPENDENT ENGINEER’S CERTIFICATE
[DATE]
RAD Bloom Class B Borrower, LLC
[…***…]

[…***…]

Silicon Valley Bank
387 Park Ave S 2nd Floor
New York, NY 10016
Attention: […***…]
Email: […***…]

Subject:    Form of Independent Engineer’s Delivery Milestone Certificate
Project Yosemite

Ladies and Gentlemen:
This certificate (“Certificate”) is being delivered to Silicon Valley Bank, RAD Bloom Class B Borrower LLC, and […***…] (each a “Financing Party” and collectively, the “Financing Parties”), on behalf of Leidos Engineering, LLC (the “Independent Engineer”) as required by clause (d) of Section 5.02 of the Purchase, Engineering, Procurement and Construction Contract (as amended, amended and restated, supplemented or otherwise modified from time to time, the “EPC Agreement”), dated as of June 25, 2021, between RAD 2021 BLOOM ESA FUND I, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND II, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND III, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND IV, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND V, LLC, a Delaware limited liability company, and RAD BLOOM PROJECT HOLDCO LLC (each a “Buyer” and collectively, the “Buyers”), and Bloom Energy Corporation, a Delaware corporation (the “Contractor”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the EPC Agreement.
This Certificate was prepared with the understanding and assumption that the information provided to the Independent Engineer as to the matters covered by this Certificate is true, correct and complete, provided, however, that the Independent Engineer is not aware of any inaccuracies, misstatements or errors in the information provided. Our review and observations were performed pursuant to the scope of services under the Master Professional Services Agreement and the associated Task Authorization, both dated as of May 5, 2021, and the Task Authorization Amendment No. 1 dated June 16, 2021 (the “PSA”) with the Contractor, and with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on like projects. The Independent Engineer makes no representations or warranties to the Financing Parties regarding compliance with any other standard except as expressly set forth in the PSA or herein. Financing Parties entered into reliance agreements
Exhibit I-2

with the Independent Engineer on June 25, 2021 outlining, among other things, the terms and conditions of the Financing Parties’ use of this Certificate.
We have not visited the Facilities to verify the representations made herein and have relied solely upon photographic and other evidence, including documentation and discussions with the Contractor, provided by others, to confirm status of those Facilities.
As of the date of this Certificate, the Independent Engineer is of the opinion that the following conditions of the Delivery Milestone have been achieved for each Facility listed in Table 1 on Attachment A, attached hereto:
1.The Energy Servers and BOF have been physically delivered to the site for each Facility, and rigging of the associated Energy Servers to the concrete pads have been completed.
Additionally, the design of the Facilities that have a capacity that is larger than 1,000 kilowatts alternating current (“kW-AC”) conforms to the type of equipment and standard design approach reviewed in the Independent Engineer’s Technical Review, Revision 1, dated June 1, 2021.
This Certificate is solely for the information of, and assistance to, the signatories to the PSA and/or reliance agreement in conducting and documenting its investigation of the matters in connection with the applicable Facility and is not to be used, circulated, quoted, or otherwise referred to for any other purpose. The Independent Engineer disclaims any obligation to update this Certificate. This Certificate is not intended to, and may not, be relied upon by any party other than the signatories to the PSA and/or reliance agreement.
IN WITNESS WHEREOF, the Independent Engineer has caused this Certificate to be executed on its behalf by the undersigned on and as of the date first set forth above.

LEIDOS ENGINEERING, LLC

Name:
Title:

Name:
Title:

Exhibit I-2

    ATTACHMENT A
Facility List for Delivery Milestone

Facility Identification	Host	Street	City	State	Capacity (kW-AC)	Delivery Date

Exhibit I-2

Exhibit I-3
Form of Independent Engineer Certificate (COO Milestone)

FORM OF INDEPENDENT ENGINEER’S CERTIFICATE
[DATE]

RAD Bloom Class B Borrower, LLC
[…***…]

[…***…]

Silicon Valley Bank
387 Park Ave S 2nd Floor
New York, NY 10016
Attention: […***…]
Email: […***…]

Subject:    Form of Independent Engineer’s COO Milestone Certificate
Project Yosemite

Ladies and Gentlemen:
This certificate (“Certificate”) is being delivered to Silicon Valley Bank, RAD Bloom Class B Borrower LLC, and […***…] (each a “Financing Party” and collectively, the “Financing Parties”), on behalf of Leidos Engineering, LLC (the “Independent Engineer”) as required by clause (d) of Section 5.02 of the Purchase, Engineering, Procurement and Construction Contract (as amended, amended and restated, supplemented or otherwise modified from time to time, the “EPC Agreement”), dated as of June 25, 2021, between RAD 2021 BLOOM ESA FUND I, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND II, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND III, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND IV, LLC, a Delaware limited liability company, RAD 2021 BLOOM ESA FUND V, LLC, a Delaware limited liability company, and RAD BLOOM PROJECT HOLDCO LLC (each a “Buyer” and collectively, the “Buyers”), and Bloom Energy Corporation, a Delaware corporation (the “Contractor”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the EPC Agreement.
This Certificate was prepared with the understanding and assumption that the information provided to the Independent Engineer as to the matters covered by this Certificate is true, correct and complete, provided, however, that the Independent Engineer is not aware of any inaccuracies, misstatements or errors in the information provided. Our review and observations were performed pursuant to the scope of services under the Master Professional Services Agreement and the associated Task Authorization, both dated as of May 5, 2021, and the Task Authorization Amendment No. 1 dated June 16, 2021 (the “PSA”) with the Contractor, and with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on like projects. The Independent Engineer makes no representations or warranties to the Financing Parties regarding compliance with any other standard
Exhibit I-3

except as expressly set forth in the PSA or herein. Financing Parties entered into reliance agreements with the Independent Engineer on June 25, 2021 outlining, among other things, the terms and conditions of the Financing Parties’ use of this Certificate.
We have not visited the Facilities to verify the representations made herein and have relied solely upon photographic and other evidence, including documentation and discussions with the Contractor, provided by others, to confirm status of those Facilities.
As of the date of this Certificate, the Independent Engineer is of the opinion that the following conditions of COO Milestone have been achieved for each Facility listed in Table 1 on Attachment A, attached hereto:
2.The Facility is mechanically complete in accordance with its design and functionally interconnected and is physically ready for startup and commissioning.
3.The Facility has been placed in service meaning that:
a)Permission to operate has been received from the applicable Transmitting Utility;
b)As evidenced by the permission to operate, we understand that the applicable Transmitting Utility has been satisfied with the testing performed to allow for proper operation of the Facility;
c)The Facility has been interconnected and synchronized to the applicable Transmitting Utility’s electric distribution and transmission system; and
d)The commencement of regular, continuous, daily operations has occurred which means that the Facility achieved power output at 100 percent of the rated capacity.
4.The inspection requirements for commissioning and commercial operations in connection with the Facility’s permits, as identified by the Contractor, have been completed; and
5.Power has been produced at 100 percent of the rated capacity, as measured by the Contractor’s meter, and is operating in compliance with the Minimum Efficiency Level defined as 7,554 British thermal units per kilowatt hour (“Bty/kWh”) on a higher heat value (“HHV”) basis.
This Certificate is solely for the information of, and assistance to, the signatories to the PSA and/or reliance agreement in conducting and documenting its investigation of the matters in connection with the applicable Facility and is not to be used, circulated, quoted, or otherwise referred to for any other purpose. The Independent Engineer disclaims any obligation to update this Certificate. This Certificate is not intended to, and may not, be relied upon by any party other than the signatories to the PSA and/or reliance agreement.
IN WITNESS WHEREOF, the Independent Engineer has caused this Certificate to be executed on its behalf by the undersigned on and as of the date first set forth above.

Exhibit I-3

LEIDOS ENGINEERING, LLC

Name:
Title:

Name:
Title:

ATTACHMENT A
Facility List for COO Milestone

Facility Identification	Host	Street	City	State	Capacity (kW-AC)	COO Date

Exhibit I-3

Exhibit J
Form of Customer Estoppel Certificate

ESTOPPEL CERTIFICATE
[DATE]
Reference is made to the [__], dated as of [__][, as amended by [__]] ([as amended,] the “Agreement”), between [__], a [__] (“Customer”) and [__], a Delaware limited liability company (“Supplier”). Each capitalized term used but not otherwise defined herein has the meaning assigned to such term in the Agreement.
Supplier has informed Customer that […***…], a Delaware limited liability company (together with its successors and assignees, “Tax Equity Investor”) and [__], a [__] (together with its successors and assignees, “Cash Equity Investor”) are relying on this certificate (this “Certificate”) in connection with their respective obligations to make capital contributions to the direct owner of Supplier.
Customer hereby represents and warrants to Tax Equity Investor, Cash Equity Investor and Supplier as follows as of the date hereof:
a.The Agreement is in full force and effect, has not been amended, supplemented or modified in any way, and constitutes the entire agreement between Customer and Supplier relating to the [Systems].
b.Customer has not transferred, assigned or pledged any interest in the Agreement and has no notice of, and has not consented to, any previous transfer, assignment or pledge by Supplier of any of Supplier’s rights under the Agreement.
c.Neither Customer nor, to Customer’s knowledge, Supplier, is in default under the Agreement or has breached the Agreement, and to Customer’s knowledge, no facts or circumstances exist which, with the passage of time or the giving of notice or both, would constitute a default or breach by either Customer or Supplier under the Agreement or would allow Customer to terminate or suspend its performance under the Agreement.
d.There are no disputes or proceedings between Customer and Supplier and there exist no proceedings (including actions under the bankruptcy or similar laws of the United States or any state) pending or threatened in writing against or affecting Customer in any court or by or before any governmental authority or arbitration board or tribunal that could reasonably be expected to have a material adverse effect on the ability of Customer to perform its obligations under the Agreement.
e.Customer is not aware of any event, act, circumstance or condition constituting a [Force Majeure Event] under the Agreement.
f.Supplier does not owe any indemnity payments or any liquidated damages to Customer and Customer has no existing counterclaims, offsets or defenses against Supplier under the Agreement. Neither Customer nor Supplier has made any indemnity claim or claim for liquidated damages under the Agreement.
g.All payments, costs and expenses that are due, owing or payable by Supplier to Customer under the Agreement on or before the date hereof have been made or paid.

h.Each of the representations made by Customer in the Agreement is true and correct as of the date hereof (except to the extent any such representation expressly relates to a prior date, in which case such representation was true and correct as of such prior date).
i.Customer has the power to execute and deliver this Certificate, has taken all necessary action to authorize such execution and delivery, and has duly executed and delivered this Certificate. Such execution and delivery do not violate or conflict with any law applicable to Customer, any provisions of Customer’s constitutional documents, any order or judgment of any court or other agency of governmental applicable to Customer or any of its assets or any contractual restriction binding on or affecting Customer or any of its assets.
[Signature Page Follows]